                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary proxy statement

[ ]  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                           COLE NATIONAL CORPORATION
                (Name of Registrant as Specified in Its Charter)

                                      N/A
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          Common stock, par value $0.001 per share, of Cole National Corporation ("Cole common stock")
        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          16,670,399 shares of Cole common stock, options to purchase 2,559,264 shares of Cole common stock, 58,726 restricted stock units, 46,286 share equivalents under the Non-employee Director Equity and Deferred Compensation Plan and rights to purchase an estimated 11,017 shares under the 1999 Amended and Restated Employee Stock Purchase Plan, all as of February 12, 2004
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

          $22.50 per share of Cole common stock and per restricted stock unit

          $22.50 minus weighted average exercise price of outstanding options of $13.46 per share subject to an option

          $22.50 minus an estimated purchase price of $17.01 per share estimated to be purchasable under the 1999 Amended and Restated Employee Stock Purchase Plan based on maximum contributions under the plan.

          $513,524.60 in the aggregate with respect to the per share equivalents under the Non-employee Director Equity and Deferred Compensation Plan based on $22.50 times the number of share equivalents minus $527,910.40 in deferred fees.
        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
          $400,115,085.89
        ------------------------------------------------------------------------

     (5)  Total fee paid:

          $50,694.58
        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
Amount Previously Paid:

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                    SUBJECT TO COMPLETION, FEBRUARY 20, 2004

                        [COLE NATIONAL CORPORATION LOGO]

                            1925 ENTERPRISE PARKWAY
                             TWINSBURG, OHIO 44087

                               [          ], 2004

TO OUR STOCKHOLDERS:

     You are cordially invited to attend a special meeting of stockholders of
Cole National Corporation to be held on [          ], 2004, at [          ],
local time, in [          ].

     At the special meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of January 23, 2004, by and among Luxottica Group S.p.A., Colorado Acquisition Corp. and Cole National Corporation. If the merger is completed, Cole National will become a subsidiary of Luxottica, and you will receive $22.50 in cash for each of your shares of Cole common stock.

     The Cole National board of directors has determined that the merger is advisable, fair to and in the best interests of Cole National and its stockholders. ACCORDINGLY, THE COLE NATIONAL BOARD HAS APPROVED AND ADOPTED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AT THE SPECIAL MEETING.

     We cannot complete the merger unless holders of a majority of the outstanding shares of Cole common stock vote to approve it. Whether or not you plan to be present at the special meeting, please sign and return your proxy as soon as possible in the enclosed self-addressed envelope so that your vote will be recorded. Your vote is very important.

     We encourage you to read the accompanying proxy statement carefully because it explains the proposed merger, the documents related to the merger and other related matters. You can also obtain other information about Cole National from documents that we have filed with the Securities and Exchange Commission.

                                                     /s/ [          ]
                                                      Larry Pollock
                                          President and Chief Executive Officer

     This proxy statement is dated [          ], 2004 and is first being mailed
to stockholders on or about [          ], 2004.

                           COLE NATIONAL CORPORATION
                            1925 ENTERPRISE PARKWAY
                             TWINSBURG, OHIO 44087

                -----------------------------------------------

                           NOTICE OF SPECIAL MEETING

                -----------------------------------------------

     A special meeting of the stockholders of Cole National Corporation will be
held at [          ] a.m. on [          ], 2004, at [          ]. The purpose of
the meeting will be:

          1. to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of January 23, 2004, by and among Luxottica Group S.p.A., Colorado Acquisition Corp. and Cole National Corporation; and

          2. to transact any other business that may properly come before the meeting of stockholders or any adjournment thereof, including to consider any procedural matters incident to the conduct of the special meeting, such as adjournment or postponement of the special meeting.

     Only those persons who were holders of record of Cole common stock at the
close of business on [          ], 2004, will be entitled to notice of, and to
vote at, the special meeting and any adjournment or postponement of the special meeting. Each stockholder is entitled to one vote for each share of Cole common stock held on the record date. If you own shares through a broker or other nominee and you want to have your vote counted, you must instruct your broker or nominee to vote.

     The Cole National board of directors unanimously recommends that stockholders vote FOR the approval and adoption of the merger agreement at the special meeting.

                                          By Order of the Board of Directors,

                                            /s/ [          ]

                                             Leslie D. Dunn
                                               Secretary

Twinsburg, Ohio
[          ], 2004

                             YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED FORM OF PROXY. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF YOU HOLD YOUR SHARES THROUGH A BROKER OR OTHER NOMINEE, YOU MAY BE ABLE TO VOTE THROUGH THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS YOUR BROKER OR NOMINEE PROVIDES. RETURNING A SIGNED PROXY WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON, IF YOU WISH TO DO SO.

YOU SHOULD NOT SEND YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE
  MERGER....................................................  iii
FORWARD-LOOKING STATEMENTS..................................    v
SUMMARY.....................................................    1
THE SPECIAL MEETING.........................................    5
  General...................................................    5
  Matters to be Considered..................................    5
  Record Date and Voting....................................    5
  Required Vote.............................................    5
  Voting by Proxy; Revocability of Proxy....................    6
  Effect of Abstentions and Broker Non-Votes................    6
  Shares Owned by Cole National Directors and Executive
     Officers...............................................    7
  Solicitation of Proxies...................................    7
ADOPTION AND APPROVAL OF THE MERGER AGREEMENT...............    7
  Introduction..............................................    7
  The Companies.............................................    7
  Background of the Merger..................................    8
  Cole National's Reasons for the Merger; Recommendation of
     the Cole National Board of Directors...................   15
  Opinion of Cole National's Financial Advisor..............   17
  Financial Projections.....................................   23
  Certain Material Federal Income Tax Consequences..........   25
  Governmental and Regulatory Approvals.....................   27
  Interests of Certain Persons in the Merger................   27
  Other Agreements; Amendment to Cole National Rights
     Agreement..............................................   31
  Appraisal Rights..........................................   32
THE MERGER AGREEMENT........................................   34
  Structure and Effective Time..............................   34
  Merger Consideration......................................   34
  Payment Procedures........................................   34
  Treatment of Cole National Stock Options, Stock-Based
     Awards and Employee Stock Purchase Plan................   35
  Certificate of Incorporation and By-Laws..................   35
  Directors and Officers....................................   35
  Representations and Warranties............................   35
  Covenants; Conduct of the Business of Cole National Prior
     to the Merger..........................................   37
  No Solicitation of Acquisition Proposals..................   39
  Employee Benefits.........................................   41
  Best Efforts; Antitrust Matters...........................   42
  Indemnification...........................................   42
  Conditions to the Merger..................................   43
  Termination...............................................   44

                                                              PAGE
                                                              ----
  Termination Fees..........................................   45
  Expenses..................................................   46
  Amendment.................................................   46
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL
  OWNERS....................................................   46
SUBMISSION OF STOCKHOLDER PROPOSALS.........................   49
OTHER MATTERS...............................................   49
WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION.................   49

APPENDICES
Appendix A - Agreement and Plan of Merger, dated as of
             January 23, 2004, by and among Luxottica Group
             S.p.A., Colorado Acquisition Corp. and Cole
             National Corporation...........................  A-1
Appendix B - Opinion of Lehman Brothers Inc.................  B-1
Appendix C - Section 262 of the Delaware General Corporation
             Law............................................  C-1

         QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

     The following questions and answers are intended to address briefly some commonly asked questions regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a Cole National stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the documents referred to in this proxy statement.

THE SPECIAL MEETING

Q. WHAT MATTERS WILL BE VOTED ON AT THE SPECIAL MEETING?

A. You are being asked to vote on whether to approve and adopt the merger agreement.

Q. WHAT VOTE IS REQUIRED FOR THE STOCKHOLDERS TO APPROVE THE MERGER?

A. In order for the merger to be approved, holders of a majority of the outstanding shares of Cole common stock must vote FOR the merger. Each share of Cole common stock is entitled to one vote.

Q. WHO IS ENTITLED TO VOTE AT THE SPECIAL MEETING?

A. Holders of record of Cole common stock as of the close of business on [ ], 2004 are entitled to vote at the special meeting.

Q. WHAT DO I NEED TO DO NOW?

A. After carefully reading and considering the information contained in this proxy statement, please vote your shares of Cole common stock as soon as possible. You may vote your shares by returning the enclosed proxy. In addition, if you hold your shares through a broker or other nominee, you may be able to vote through the Internet or by telephone in accordance with instructions your broker or nominee provides. Your proxy materials include detailed information on how to vote.

THE MERGER

Q. WHAT IS THE PROPOSED TRANSACTION?

A. Luxottica will acquire Cole National through a cash merger by merging a subsidiary of Luxottica into Cole National.

Q. IF THE MERGER IS COMPLETED, WHAT WILL I RECEIVE FOR MY COMMON STOCK?

A. You will receive $22.50 in cash, without interest, for each share of Cole common stock you own.

Q. IF THE MERGER IS COMPLETED, WHAT WILL I RECEIVE FOR MY STOCK OPTIONS?

A. You will receive the excess, if any, of $22.50 over the exercise price of the stock option, for each share of Cole common stock subject to the stock option.

Q. WHY IS THE COLE NATIONAL BOARD OF DIRECTORS RECOMMENDING THE MERGER?

A. Our board believes that the merger is fair to and in the best interests of Cole National and its stockholders. To review our board's reasons for recommending the merger, see pages 15 through 17.

Q. WILL I HAVE THE RIGHT TO HAVE MY SHARES APPRAISED IF I DISSENT FROM THE
   MERGER?

A. Yes, you will have appraisal rights. If you wish to exercise your appraisal rights, you must not vote in favor of the merger and you must strictly follow the other requirements of Delaware law. A summary describing the requirements you must meet in order to exercise your appraisal rights is in the section entitled "Appraisal Rights" on pages 32 through 34 of this proxy statement.

Q. WHEN IS THE MERGER EXPECTED TO BE COMPLETED?

A. We are working towards completing the merger as quickly as possible. We expect to close the merger in the second half of 2004. The merger cannot be completed until a number of conditions are satisfied. The most important conditions are approval by Cole National stockholders at the special meeting and compliance with United States federal antitrust laws. On February [ ], 2004, we and Luxottica filed premerger notifications with the United States antitrust authorities pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Q. SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A. No. After the merger is completed, Luxottica will send you written instructions for exchanging your Cole National stock certificates. You must return your Cole National stock certificates as described in the instructions. You will receive your cash payment as soon as practicable after Luxottica receives your stock certificates, together with the documents requested in the instructions.

Q. WILL I OWE TAXES AS A RESULT OF THE MERGER?

A. The merger will be a taxable transaction for all holders of Cole common stock. As a result, the cash you receive in the merger for your shares of Cole common stock will be subject to United States federal income tax and also may be taxed under applicable state, local, and other tax laws. In general, you will recognize gain or loss equal to the difference between (1) the amount of cash you receive and (2) the adjusted tax basis of your shares of Cole common stock. Refer to the section entitled "Certain Material Federal Income Tax Consequences" on pages 25 through 26 of this proxy statement for a more detailed explanation of the tax consequences of the merger. You should consult your tax advisor on how specific tax consequences of the merger apply to you.

Q. WHERE CAN I FIND MORE INFORMATION ABOUT COLE NATIONAL AND LUXOTTICA?

A. We and Luxottica each file periodic reports and other information with the Securities and Exchange Commission. This information is available at the Securities and Exchange Commission's public reference facilities, the Internet site maintained by the Securities and Exchange Commission at http://www.sec.gov and at the offices of the New York Stock Exchange. For a more detailed description of the information available, please see the section entitled "Where You Can Obtain Additional Information" on pages 49 through 50.

Q. WHO CAN HELP ANSWER MY QUESTIONS?

A. If you have questions about the special meeting or the merger after reading this proxy statement, you should call Morrow & Co., Inc., our proxy solicitation agent, at (800) 607-0088.

                           FORWARD-LOOKING STATEMENTS

     This proxy statement may contain "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties and other factors that could cause actual results to differ materially from those which are anticipated. These risks and uncertainties include, but are not limited to:

     - risks that the merger will not be completed;

     - risks that regulatory or stockholder approval may not be obtained;

     - legislative or regulatory developments that could have the effect of delaying or preventing the merger;

     - fluctuations in exchange rates;

     - economic and weather factors affecting consumer spending;

     - the ability to successfully introduce and market new products;

     - the ability to successfully launch initiatives to increase sales and reduce costs;

     - the availability of correction alternatives to prescription eyeglasses;

     - risks associated with potential adverse consequences of last year's restatement of our financial statements, including those resulting from litigation or government investigations;

     - restrictions or curtailment of our credit facility and other credit situations;

     - costs and other effects associated with the California litigation;

     - the expiration, amendment or renewal of our agreement with Target Corporation;

     - the seasonality of our business, including the results of Things Remembered, which is highly dependent on the fourth quarter holiday season;

     - our relationships with host stores and franchisees; and

     - other political, economic and technological factors and other risks referred to in our filings with the Securities and Exchange Commission.

     Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. We do not undertake any obligation to update the forward-looking statements contained or incorporated in this proxy statement to reflect actual results, changes in assumptions, or changes in other factors affecting these forward-looking statements.

     All information contained in this proxy statement specifically relating to Luxottica and Colorado Acquisition Corp. has been supplied by Luxottica.

                                    SUMMARY

     This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you as a Cole National stockholder. Accordingly, we encourage you to carefully read this entire document and the documents to which we have referred you.

                             THE COMPANIES (PAGE 7)

COLE NATIONAL CORPORATION
1925 Enterprise Parkway
Twinsburg, Ohio, 44087
(330) 486-3100

     We, through our subsidiaries, are a leading provider of vision care products and services, including managed vision care programs, and of personalized gifts with approximately 2,944 retail locations in 50 states, Canada and the Caribbean. Our retail vision locations do business primarily under the names "Pearle Vision", "Sears Optical", "BJ's Optical" and "Target Optical" and our managed vision care programs are offered primarily through Cole Managed Vision. Personalized gifts are offered through retail locations, e-commerce and catalogs by Things Remembered.

LUXOTTICA GROUP S.P.A.
Via C. Cantu 2
20123 Milan, Italy
011-39-02-863341

     Luxottica Group S.p.A. is the world leader in the design, manufacturing and distribution of prescription frames and sunglasses in the mid- and premium-priced categories. Luxottica sells its products in approximately 120 countries through an extensive wholesale and retail network, the latter mainly in North America through LensCrafters and Sunglass Hut International.

COLORADO ACQUISITION CORP.
44 Harbor Park Drive
Port Washington, New York 11050
(516) 484-3800

     Colorado Acquisition Corp. is a wholly-owned subsidiary of Luxottica formed solely for the purpose of merging into Cole National.

                              THE SPECIAL MEETING

DATE, TIME AND PLACE (PAGE 5)

     The special meeting will be held on [          ] 2004, at [     ] a.m.,
local time at [          ].

MATTERS TO BE CONSIDERED (PAGE 5)

     You will be asked to consider and vote upon a proposal to approve and adopt the merger agreement and to consider any other matters that properly come before the meeting of stockholders, including any procedural matters in connection with the special meeting.

RECORD DATE AND VOTING (PAGE 5)

     If you owned shares of Cole common stock at the close of business on
[          ], 2004, the record date for the special meeting, you are entitled to vote at the special meeting. You have one vote for each share of Cole common
stock owned on the record date. There are [          ] shares of Cole common
stock entitled to be voted.

REQUIRED VOTE (PAGE 5)

     Approval of the merger requires the affirmative vote of the holders of a majority of the outstanding shares of Cole common stock.

VOTING BY PROXY (PAGE 6)

     You may vote by returning the enclosed proxy. If you hold your shares through a broker or other nominee, you may also be able to vote through the Internet or by telephone in accordance with instructions your broker or nominee provides.

REVOCABILITY OF PROXY (PAGE 6)

     You may revoke your proxy at any time before it is voted. If you have not voted through your broker, you may revoke your proxy by:

     - submitting to the Secretary of Cole National prior to the voting of your proxy, a written notice of revocation which is dated a later date than your proxy;

     - sending a later-dated proxy; or

     - voting in person at the special meeting.

     Simply attending the special meeting will not constitute revocation of a proxy. If your shares are held in street name, you should follow the instructions of your broker or nominee regarding revocation of proxies. If your broker or nominee allows you to vote by telephone or the Internet, you may be able to change your vote by voting again by the telephone or the Internet.

SHARES OWNED BY COLE NATIONAL DIRECTORS AND EXECUTIVE OFFICERS (PAGE 7)

     As of February 11, 2004, our directors and executive officers owned approximately 7.5% of the outstanding shares of Cole common stock excluding options. Each of them has advised us that he or she intends to vote all of their shares in favor of approval of the merger agreement. In addition, at Luxottica's request, Larry Pollock, President and Chief Executive Officer of Cole National, has entered into a voting agreement with Luxottica to vote his shares,
constituting [     ]% of the shares entitled to vote at the special meeting, in favor of the merger agreement.

COLE NATIONAL BOARD'S RECOMMENDATION TO STOCKHOLDERS REGARDING THE MERGER (PAGE
15)

     Our board of directors has approved the merger agreement, and determined that the merger is advisable, fair to and in the best interests of Cole National and its stockholders. Our board recommends that stockholders vote FOR approval and adoption of the merger agreement at the special meeting.

                                   THE MERGER

STRUCTURE OF THE MERGER (PAGE 34)

     Upon the terms and subject to the conditions of the merger agreement, Colorado Acquisition Corp., a subsidiary of Luxottica, will be merged with and into Cole National. As a result of the merger, we will become an indirect, wholly-owned subsidiary of Luxottica.

MERGER CONSIDERATION (PAGE 34)

     In the merger, you will receive $22.50 in cash for each share of Cole common stock you hold immediately prior to the merger. Cole National stock options and other stock-based awards will become vested and cashed out at the time of the merger for an amount equal to the excess, if any, of $22.50 over the exercise price (if applicable).

CONDITIONS TO THE MERGER (PAGE 43)

     Before the merger can be completed, a number of conditions must be satisfied. These include:

     - approval of the merger agreement by holders of a majority of the outstanding shares of Cole common stock;

     - expiration or early termination of applicable time periods under United States federal antitrust laws;

     - the absence of any legal prohibitions against the merger; and

     - material compliance with our representations and agreements under the merger agreement.

     We expect to merge shortly after all of the conditions to the merger have been satisfied or waived. We expect to complete the merger in the second half of 2004, but we cannot be certain when or if the conditions will be satisfied or waived.

OPINION OF COLE NATIONAL'S FINANCIAL ADVISOR (PAGE 17 AND APPENDIX B)

     Lehman Brothers has delivered its opinion, dated January 23, 2004, to the Cole National board of directors and special committee of the board of directors that as of such date, and based upon and subject to certain matters stated therein, from a financial point of view, the consideration to be offered to Cole National's stockholders in the merger was fair to such stockholders. A copy of the opinion is attached to this proxy statement as Appendix B. Stockholders are urged to read the Lehman Brothers opinion in its entirety. Lehman Brothers provided its opinion for the information and assistance of Cole National's board of directors and special committee of the board of directors in connection with their consideration of the merger. The Lehman Brothers opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the merger agreement.

TERMINATION OF THE MERGER AGREEMENT (PAGE 44)

     We and Luxottica may agree in writing to terminate the merger agreement at any time without completing the merger, even after our stockholders have approved it. The merger agreement may also be terminated at any time prior to the effective time of the merger under specified circumstances, including:

     - if the merger is not completed by October 23, 2004, which date will be automatically extended to January 23, 2005 if, on October 23, 2004, all conditions to the merger have been satisfied other than those relating to antitrust matters;

     - if any court or governmental agency issues a final order preventing the merger;

     - if the other party to the merger agreement materially breaches its representations or agreements and fails to cure its breach in 30 days;

     - if our board of directors changes its recommendation of the merger agreement or approves a superior acquisition proposal or we enter into an agreement relating to another acquisition proposal;

     - if our stockholders fail to approve the merger at the special meeting; or

     - if our board recommends or does not reject a third party tender or exchange offer for Cole common stock.

TERMINATION FEES IF THE MERGER IS NOT COMPLETED (PAGE 45)

     We must pay Luxottica a termination fee of $12 million if the merger agreement is terminated because:

     - our board of directors changes or withdraws its recommendation, or we enter into an agreement with respect to, or complete a transaction with respect to, another acquisition proposal;

     - our board recommends acceptance or of a third party tender or exchange offer relating to Cole common stock; or

     - we do not obtain stockholder approval at the special meeting or our board does not reject a tender or exchange offer and, after January 23, 2004 but prior to the date of the special meeting, an acquisition proposal is made by, or an intention to make an acquisition proposal is publicly announced by, another party and within twelve months following the termination of the merger agreement, we enter into an agreement with respect to or complete a transaction with respect to specified proposals.

     Luxottica has agreed to pay to us a $30 million termination fee if the merger agreement is terminated (1) because the merger is not completed by October 23, 2004 or January 23, 2005, as the case may be, or (2) because the merger is prohibited by a final order or ruling of a governmental authority relating to an alleged antitrust violation, and, in either case, at the time of termination all conditions to complete the merger, other than conditions relating to antitrust matters, have been satisfied.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGE 27)

     Our executive officers and directors have interests in the merger that are different from, or in addition to, their interests as Cole National stockholders. These interests include:

     - vesting and cash-out of all unvested stock options to acquire Cole common stock and restricted shares, including those held by our executive officers and directors, based on the same $22.50 per share price being paid to all Cole National stockholders, which based on holdings as of February 11, 2004 would result in an aggregate cash payment of $5,277,574;

     - vesting of the Cole National Supplemental Retirement Benefit Plan and the Deferred Compensation Plan for Executives and Other Senior Management, in which some of our executive officers and directors are participants;

     - retention agreements with two of our executive officers, that provide for payments in an aggregate amount of $113,640 within 90 days following completion (or termination) of the merger or, if earlier, upon termination of their employment;

- agreements with our executive officers that provide for change in control severance benefits, that provide for an estimated aggregate cash severance benefit of approximately $6,811,226, assuming a termination date of June 15, 2004, together with certain supplemental retirement benefits and tax gross-up payments to the extent applicable, if their employment is terminated under specified circumstances within specified periods in connection with the merger; and

     - Luxottica's agreement to cause the surviving corporation to maintain our current officers' and directors' liability insurance, subject to specified limitations, and the surviving corporation's agreement to continue our obligation to indemnify our executive officers and directors.

     HAL International, N.V., a 19.2% stockholder of Cole National, may also have interests in the merger different from other Cole National stockholders, including with respect to Pearle Europe B.V., approximately 79% of which is currently owned by an affiliate of HAL, 21% by us and less than 1% by Pearle Europe management, arising from the following:

     - Pursuant to an amendment to the articles of association of Pearle Europe adopted (over our objection) at an Extraordinary General Meeting of Pearle Europe shareholders on August 7, 2003, the consummation of the merger may require us to sell our shares of Pearle Europe to the other Pearle Europe shareholders at a price that may be determined by a third party.

     - In October 2003, Melchert Groot, who was Chief Executive Officer of Pearle Europe and a representative of HAL on our board, resigned as a director of Cole National because of the conflicts he believed were developing between his duties as a director of Cole National and his duties as a representative of HAL and Pearle Europe.

REGULATORY MATTERS (PAGE 27)

     Under the provisions of the Hart-Scott-Rodino Act of 1976, as amended, the merger may not be completed until we and Luxottica have made certain filings with the Federal Trade Commission and the United States Department of Justice and the applicable waiting period has expired or been terminated. On February
[ ], 2004, we and Luxottica filed notification reports under the Hart-Scott-Rodino Act with the Federal Trade Commission and the Department of Justice. Accordingly, the waiting period will expire on March [ ], 2004, unless a request is made for additional information or documentary material. We cannot assure you that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, of the result. Under the merger agreement, Luxottica has agreed to use its best efforts to avoid or eliminate impediments under any antitrust laws asserted by any governmental entity, subject to specific limitations on the maximum level of divestitures that it could be required to make.

CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES (PAGE 25)

     The merger will be a taxable transaction to Cole National stockholders. For United States federal income tax purposes, you will generally recognize gain or loss from the merger in an amount determined by the difference between the cash you receive and the adjusted tax basis in your Cole common stock.

APPRAISAL RIGHTS (PAGE 32 AND APPENDIX C)

     Under Delaware law, if you do not vote for approval of the merger and comply with the other statutory requirements of the Delaware General Corporation Law, you may elect to receive, in cash, the judicially determined fair value of your shares of stock in lieu of the $22.50 merger consideration.

                              THE SPECIAL MEETING

GENERAL

     This proxy statement is being furnished to Cole National stockholders as part of the solicitation of proxies by the Cole National board of directors for
use at the special meeting to be held at [     ] a.m. on [          ], 2004, at
[     ].

MATTERS TO BE CONSIDERED

     The purpose of the special meeting will be:

          1. to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of January 23, 2004, by and among Luxottica Group S.p.A., Colorado Acquisition Corp. and Cole National Corporation; and

          2. to transact any other business that may properly come before the meeting of stockholders or any adjournment thereof, including to consider any procedural matters incident to the conduct of the special meeting, such as adjournment or postponement of the special meeting.

RECORD DATE AND VOTING

     The holders of record of Cole common stock as of the close of business on
[          ], 2004 are entitled to receive notice of, and to vote at, the
special meeting. On the record date, there were [     ] shares of Cole common
stock outstanding.

     The holders of a majority of the outstanding shares of Cole common stock on
[          ], 2004, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Any shares of Cole common stock held in treasury by Cole National or by any of its subsidiaries are not considered to be outstanding for purposes of determining a quorum. Abstentions and "broker non-votes" will be treated as present for purposes of determining the presence of a quorum. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment or postponement of the special meeting, unless the holder is present solely to object to the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established.

REQUIRED VOTE

     Each outstanding share of Cole common stock on [          ], 2004 entitles
the holder to one vote at the special meeting. Completion of the merger requires the approval and adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of Cole common stock. In order for your shares of Cole common stock to be included in the vote, you must vote your shares by returning the enclosed proxy or by voting in person at the special meeting. If you hold your shares through a broker or other nominee, you may receive separate voting instructions with the proxy statement. Your broker or nominee may provide voting through the Internet or by telephone. Please contact your broker to determine how to vote.

     BECAUSE THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COLE COMMON STOCK ENTITLED TO VOTE AT THE SPECIAL MEETING IS NEEDED TO APPROVE THE MERGER AGREEMENT, THE FAILURE TO VOTE BY PROXY OR IN PERSON WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT. ABSTENTIONS AND BROKER NON-VOTES ALSO WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER. ACCORDINGLY, THE COLE NATIONAL BOARD OF DIRECTORS URGES STOCKHOLDERS TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD OR, IF AVAILABLE, TO VOTE BY THE INTERNET OR TELEPHONE.

VOTING BY PROXY; REVOCABILITY OF PROXY

     Each copy of this document mailed to Cole National stockholders is accompanied by a form of proxy and a self-addressed envelope. You should complete and return the proxy card accompanying this document, or, if your broker or nominee provides such an option, vote by the Internet or telephone to ensure that your vote is counted at the special meeting, or at any adjournment or postponement thereof, regardless of whether you plan to attend the special meeting.

     You can revoke your proxy at any time before the vote is taken at the special meeting. If you have not voted through your broker, you may revoke your proxy by:

     - submitting written notice of revocation to the Secretary of Cole National prior to the voting of the proxy, which is dated a later date than the proxy,

     - submitting a properly executed later-dated proxy, or

     - voting in person at the special meeting; however, simply attending the special meeting without voting will not revoke an earlier proxy.

Written notices of revocation and other communications about revoking your proxy should be addressed to:

                           Cole National Corporation
                            1925 Enterprise Parkway
                             Twinsburg, Ohio, 44087
                      Attention: Leslie D. Dunn, Secretary

If your shares are held in street name, you should follow the instructions of your broker or nominee regarding the revocation of proxies. If your broker or nominee allows you to vote by telephone or the Internet, you may be able to change your vote by voting again by the telephone or the Internet.

     All shares represented by valid proxies we receive through this solicitation, and not revoked, will be voted in accordance with your instructions on the proxy card. If you vote your shares of Cole common stock through the telephone or the Internet, your shares will be voted at the special meeting as instructed.

     If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted "FOR" approval and adoption of the merger agreement. The Cole National board of directors is presently unaware of any other matters that may be presented for action at the special meeting. If other matters do properly come before the special meeting, or at any adjournment or postponement thereof, we intend that shares represented by properly submitted proxies will be voted, or not voted, by and at the discretion of the persons named as proxies on the proxy card. In addition, the grant of a proxy will confer discretionary authority on the persons named as proxies on the proxy card to vote in accordance with their best judgment on procedural matters incident to the conduct of the special meeting, such as a motion to adjourn in the absence of a quorum or a motion to adjourn for other reasons, including to solicit additional votes in favor of adoption of the merger agreement. However, proxies that indicate a vote against approval and adoption of the merger agreement will not be voted in favor of any adjournment of the special meeting for the purpose of soliciting additional votes in favor of the adoption of the merger agreement.

     STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. If the merger is completed, stockholders will be mailed a transmittal form promptly following the completion of the merger with instructions on how to exchange their Cole National stock certificates.

EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

     Absent specific instructions from the beneficial owner of shares, brokers may not vote the shares with respect to the approval and adoption of the merger agreement. For purposes of determining approval and adoption of the merger agreement, abstentions and broker non-votes will have the same effect as a vote against the merger agreement.

SHARES OWNED BY COLE NATIONAL DIRECTORS AND EXECUTIVE OFFICERS

     As of February 11, 2004, the directors and executive officers of Cole National owned, in the aggregate, 1,250,844 shares of Cole common stock (excluding options), or approximately 7.5% of the outstanding shares of Cole common stock. The directors and executive officers have informed Cole National that they intend to vote all of their shares of Cole common stock for the merger
proposal. At Luxottica's request, Larry Pollock, who owned approximately [   ]%
of the outstanding shares of Cole common stock on the record date, has entered into a voting agreement with Luxottica that generally obligates him to vote his shares for the merger. See "Adoption and Approval of the Merger
Agreement -- Other Agreements; Amendment to Cole National Rights
Agreement -- Pollock Voting Agreement."

SOLICITATION OF PROXIES

     Cole National will pay for the costs associated with printing and filing this proxy statement and soliciting proxies for the special meeting. Officers and employees of Cole National may solicit proxies by telephone or in person. However, they will not be paid for soliciting proxies. Cole National also will request that persons and entities holding shares in their names or in the names of their nominees that are beneficially owned by others send proxy materials to and obtain proxies from those beneficial owners, and will reimburse those holders for their reasonable expenses in performing those services. Cole National has retained Morrow & Co., Inc. to assist it in the solicitation of proxies, using the means referred to above, at an anticipated cost of $6,500, plus reimbursement of out-of-pocket expenses.

                 ADOPTION AND APPROVAL OF THE MERGER AGREEMENT

INTRODUCTION

     Cole National is seeking approval of its stockholders for the merger agreement by and among Luxottica Group S.p.A., Colorado Acquisition Corp. and Cole National Corporation. In connection with the merger, Cole National stockholders would receive $22.50 in cash per share of Cole common stock outstanding immediately prior to the merger.

THE COMPANIES

  COLE NATIONAL CORPORATION

     Cole National Corporation, through its subsidiaries, is a leading provider of vision care products and services, including managed vision care programs, and of personalized gifts with approximately 2,944 retail locations in 50 states, Canada and the Caribbean. Cole National's retail vision locations do business primarily under the names "PearleVision", "Sears Optical", "BJ's Optical" and "Target Optical" and its managed vision care programs are offered primarily through Cole Managed Vision. Personalized gifts are offered through retail locations, e-commerce and catalogs by Things Remembered. Cole National also holds an approximately 21% interest in Pearle Europe B.V., which operates retail optical locations in the Netherlands, Belgium, Germany, Austria, Italy, Poland, Portugal, Estonia, Sweden, Finland and Russia. Cole National's executive offices are located at 1925 Enterprise Parkway, Twinsburg, Ohio, 44087, telephone (330) 486-3100.

  LUXOTTICA GROUP S.P.A.

     Luxottica Group S.p.A. is the world leader in the design, manufacturing and distribution of prescription frames and sunglasses in the mid- and premium-priced categories. Luxottica sells its products in approximately 120 countries through an extensive wholesale and retail network, the latter mainly in North America through LensCrafters and Sunglass Hut International. Luxottica's executive offices are located at Via C. Cantu 2, 20123 Milan, Italy, telephone 011-39-02-863341.

  COLORADO ACQUISITION CORP.

     Colorado Acquisition Corp. ("Merger Sub") is a wholly-owned subsidiary of Luxottica formed solely for the purpose of merging into Cole National. The mailing address of Merger Sub's principal executive offices is 44 Harbor Park Drive, Port Washington, New York 11050, telephone (516) 484-3800.

BACKGROUND OF THE MERGER

     Prior to 1999, HAL International, N.V. acquired 14.1% of Cole National's outstanding shares. On November 22, 1999, HAL and Cole National entered into a standstill agreement that permitted HAL to increase its share ownership to an aggregate of 25% of the outstanding common shares. As a condition to Cole National granting this permission, HAL agreed to a five year standstill on certain activities, which included restrictions on acquiring more shares or publicly proposing to do so; acting with other parties for the purpose of acquiring, holding or voting Cole common stock; and engaging in negotiations with, providing information to, inducing or encouraging other persons in furtherance of a change of control. Under the standstill agreement, HAL became entitled to nominate a director to the Cole National board if it beneficially owns at least 20% of the outstanding Cole common stock. When HAL became a beneficial owner of more than 20% of the outstanding Cole common stock in June 2001, the Cole National board was increased by one and HAL's nominee to the board, Melchert Groot, was elected as a director. Pursuant to the standstill agreement, Cole National redeemed its preferred share purchase rights and adopted a new rights agreement that permitted HAL to increase its ownership above the 15% threshold to 25%. Affiliates of HAL own a majority of the outstanding equity interest of Pearle Europe B.V., in which Cole National holds an approximate 21% equity ownership interest. Mr. Groot was the Chief Executive Officer of Pearle Europe until October 2003, and is a member of the Supervisory Board of Directors of Pearle Europe and a member of the executive board of a HAL affiliate. Jeffrey Cole, who was the Chief Executive Officer and Chairman of Cole National until June 25, 2003 and is a director of Cole National, has been a member of the Supervisory Board of Directors of Pearle Europe since it was formed in 1996.

     From time to time over the last several years, management of Cole National had preliminary discussions with several parties regarding various strategic alternatives. In mid-May 2003, Leonardo Del Vecchio, the Chairman of Luxottica, called Mr. Cole to request a meeting to discuss the optical industry and Luxottica's strategy. Mr. Cole called Mr. Groot to discuss whether he should meet with Mr. Del Vecchio, and then arranged to meet with Mr. Del Vecchio on June 1 in Cincinnati, Ohio. Ms. Sabina Grossi, Director of Investor Relations of Luxottica, also attended the meeting. At the meeting, Messrs. Cole and Del Vecchio discussed the optical industry and their respective companies' strategies. Mr. Del Vecchio asked about agreements between Cole National and HAL, and Mr. Cole offered to try to set up a meeting between Mr. Groot and Mr. Del Vecchio. Mr. Cole subsequently called Mr. Groot to discuss the June 1 meeting. Although Mr. Groot initially suggested several possible dates for a meeting with Mr. Del Vecchio, he subsequently advised Mr. Cole that he was not prepared to meet with Mr. Del Vecchio, and Mr. Cole informed Mr. Del Vecchio that he could not set up a meeting at that time.

     Effective at Cole National's annual meeting of stockholders on June 25, 2003, Larry Pollock became President and Chief Executive Officer of Cole National and Walter Salmon became non-executive Chairman of the Board. Mr. Cole continued to serve as a director. On July 10, 2003, Mr. Pollock received a fax from Mr. Del Vecchio with a non-binding proposal to acquire Cole National at $19.65 per share in cash. The Cole National board met telephonically on July 14, 2003 to generally discuss Luxottica's proposal and to discuss a process for retaining financial and legal advisors. At this meeting, Mr. Groot informed the board that HAL, as controlling shareholder of Pearle Europe, was calling an Extraordinary General Meeting of Shareholders of Pearle Europe to be held on August 7, 2003. The purpose of the shareholders meeting was to consider an amendment to the Pearle Europe articles of association that would obligate a Pearle Europe shareholder, upon a change of control of that shareholder, to offer to sell its Pearle Europe shares to the other Pearle Europe shareholders.

     On July 24, 2003, Enrico Cavatorta, the Chief Financial Offer of Luxottica, and representatives of Goldman, Sachs & Co., financial advisors to Luxottica, called Mr. Pollock to follow-up on the Luxottica proposal, and Messrs. Pollock and Cavatorta and Goldman Sachs agreed to a later conference call to discuss the anticipated time frame for Cole National's response. On July 25, 2003, members of the Cole National board and Cole National management interviewed five investment banking firms as potential financial advisors and Cole National retained Wachtell, Lipton, Rosen & Katz as legal advisor after interviewing several firms.

     On July 28, 2003, the Cole National board discussed Cole National's takeover preparedness, Luxottica's proposal and the proposed amendment to Pearle Europe's articles of association. The Cole National board formed a special committee of independent directors, chaired by Mr. Salmon, to review, consider, investigate and evaluate Cole National's strategic alternatives, including Luxottica's proposal. The Cole National board also retained Lehman Brothers Inc. as financial advisor to the Special Committee and the board.

     On July 30, 2003, Mr. Pollock and Lawrence Hyatt, Chief Financial Officer of Cole National, called Messrs. Del Vecchio and Cavatorta and representatives of Goldman Sachs to update Luxottica on Cole National's process in reviewing Luxottica's proposal. On the same day, Mr. Pollock sent a letter to Mr. Groot proposing to resolve the dispute over HAL pursuing the amendment to Pearle Europe's articles by having HAL and Cole enter into a mutual put and call arrangement relating to Cole National's shares of Pearle Europe. Under the proposal, HAL would have the option to buy from Cole National, and Cole National would have the option to sell to HAL, at any time prior to April 30, 2004, Cole National's shares of Pearle Europe at a fixed price to be agreed upon.

     On July 31, 2003, the Special Committee met telephonically to review Messrs. Pollock and Hyatt's conference call with Luxottica and the next steps in considering Luxottica's proposal, including a financial analysis of Cole National's strategic alternatives. The Special Committee also discussed whether HAL had a potential interest in acquiring Cole National, as well as a proposal submitted by HAL that day that it would agree to a put and call on Cole National's shares of Pearle Europe at a price of Euro 4,190 per share (or an aggregate of $109 million based upon the then current exchange rate of 1
Euro = $1.14), representing the valuation performed earlier that year based on 2002 financial information. Mr. Groot stated, however, that HAL would proceed with the proposed amendment to Pearle Europe's articles of association on August 7, 2003. The Special Committee requested Lehman Brothers, on behalf of Cole National, to seek business and financial information from HAL relating to the current fair market value of the Pearle Europe shares. The Special Committee also instructed management to vote against the proposed amendment to Pearle Europe's articles of association. Cole National subsequently submitted to Pearle Europe a proxy voting against the proposed amendment and informed HAL and Pearle Europe of its belief that, on the basis of various shareholder agreements with respect to Pearle Europe that had previously been in place, as well as under Dutch company law in general, the proposed amendment to Pearle Europe's articles of association could not be validly enacted without Cole National's consent.

     On August 1, 2003, Cole National received a draft confidentiality agreement and due diligence request list from Luxottica, but advised Luxottica's representatives that it did not expect to respond until after Cole National's August board meeting. On August 6, 2003, the Special Committee met to discuss Cole National's business plan and financial projections and was given an update on discussions with HAL, among other matters.

     During the first half of August, Cole National's advisors had several calls with Mr. Groot and his legal advisors to discuss the Special Committee process, Mr. Groot's participation in Cole National board meetings and HAL's potential interest in a transaction with Cole National. HAL expressed its concerns with Luxottica becoming a minority shareholder in Pearle Europe through an acquisition of Cole National. Mr. Groot requested that HAL be released from its standstill agreement with Cole National to engage in discussions with possible financing sources to consider a potential acquisition proposal for Cole National by HAL.

     On August 12, 2003, the Special Committee met in New York and discussed, among others matters, Cole National's business plan, including financial projections; a preliminary review of Cole National's strategic alternatives; HAL's potential interest in a transaction; the situation with respect to Pearle Europe, including that the amendment to Pearle Europe's articles of association had been approved over Cole National's dissent;

potential issues with respect to a transaction with Luxottica; next steps with respect to discussions with Luxottica; and Mr. Groot's recusal from the portions of Cole National board meetings where the Luxottica proposal or other strategic alternatives would be discussed.

     On August 14, 2003, the Cole National board met in New York and, among other actions, reviewed Cole National's business plan, including financial projections, and a preliminary valuation of various strategic alternatives; discussed engaging in further discussions with Luxottica; discussed the Pearle Europe situation; and approved change-in-control severance arrangements for seven members of management who did not currently have such agreements. Mr. Groot proposed that the Cole National board consider a restructuring alternative involving the sale of Cole National's Pearle Europe shares to HAL, the sale of Things Remembered to a third party, and the use of the proceeds to pay down debt, to make a $5 per share dividend and to buy back shares. Mr. Groot estimated the value of that restructuring alternative at $25 per share of Cole common stock. Mr. Groot urged the Cole National board to enter into a put and call arrangement with HAL for Cole National's Pearle Europe shares promptly. He requested that Cole National give HAL the same access to confidential information as it may provide to Luxottica and sufficient time to enable HAL to arrange financing for a possible proposal. Mr. Groot was recused from substantial portions of the meeting. After the meeting, Mr. Salmon met with Mr. Groot to inform him of the board's decision to continue to explore strategic alternatives, including engaging in further discussions with Luxottica regarding its proposal, and to encourage HAL to consider making its own proposal. Mr. Salmon advised Mr. Groot that the board did not know enough about the fair value of Pearle Europe or the impact of a sale of the Pearle Europe shares on Luxottica's interest in Cole National to be able to agree on any put and call arrangement at that time. He noted that HAL did not provide Lehman Brothers with the information relating to Pearle Europe that it had requested on behalf of the Special Committee.

     On August 15, 2003, Mr. Pollock, Mr. Cavatorta and their respective advisors had a conference call in which Mr. Pollock communicated that price and certainty of closing a transaction were very important to the Special Committee and that the Special Committee wanted Luxottica to sign a standstill agreement before being permitted to conduct due diligence on Cole National. Mr. Pollock also offered to meet with Messrs. Del Vecchio and Cavatorta to discuss a potential transaction. They subsequently agreed to meet in Milan in early September.

     On August 23, 2003, the Special Committee met telephonically and discussed, among other matters, an update on the status of discussions with Luxottica, proposed topics for the upcoming meeting with Luxottica and HAL's potential interest in a transaction.

     Under pre-existing agreements between HAL, Cole National and management shareholders of Pearle Europe, HAL and Cole National had agreed to periodically offer to purchase Pearle Europe shares held by members of Pearle Europe management, with the first offer required to be made by September 3, 2003. HAL and Cole National were obligated to fund the purchase of any shares on a pro rata basis based on their respective ownership interests. On August 25, 2003, Mr. Groot proposed to Cole National that HAL and Cole National offer Euro 5,412 per share based upon updated financial information for Pearle Europe. Cole National permitted HAL to make such an offer on their joint behalf. On September 12, 2003, following the responses from Pearle Europe management to the offer price, HAL proposed to Cole National that they increase the offer. In response to Cole National's request, HAL agreed to assume Cole National's purchase obligation with respect to this offer and purchase 100% of the shares offered by Pearle Europe management. HAL subsequently increased its offer price to Euro 5,768 per share and acquired substantially all of the management's shares to increase its ownership interest in Pearle Europe from 68% to 79%.

     On September 2, 2003, in connection with the upcoming meeting in Milan, Cole National and Luxottica executed a confidentiality agreement, which did not include a standstill provision. On September 4, 2003, Messrs. Pollock, Del Vecchio and Cavatorta and Ms. Grossi met in Milan to discuss the background of the two companies, terms of the potential transaction, Pearle Europe and a potential standstill agreement. Additional meetings took place in Milan on September 4 and 5 among representatives of Cole National and Luxottica and their respective legal and financial advisors discussing the same topics.

     On September 10, 2003, the Special Committee met to discuss, among other matters: the Milan meetings with Luxottica; next steps with respect to Luxottica and HAL; entering into a standstill agreement with Luxottica; and granting a limited waiver to HAL from its standstill agreement to enable it to contact potential financing sources for a possible proposal to acquire Cole National. The Cole National board was also updated on and discussed these matters at its meeting on September 11, 2003. After the board meeting, Messrs. Salmon and Pollock, together with a representative from Lehman Brothers, met with Mr. Groot (who had been excused for a portion of the board meeting) to brief him on the meeting with Luxottica in Milan, to encourage HAL to participate in the bidding process and to discuss a waiver of HAL's standstill agreement. On September 18, 2003, Mr. Salmon sent a letter to Mr. Groot reiterating the Special Committee's invitation to HAL to participate as a potential bidder for Cole National. Mr. Salmon advised Mr. Groot that the Special Committee would agree to waive HAL's standstill to permit it to engage in discussions with specified financing sources, but would not agree to his separate request for a waiver to permit discussions between HAL and Luxottica.

     On September 18, 2003, the confidentiality agreement between Cole National and Luxottica was amended and restated to include a standstill provision through November 30, 2003, and Luxottica was permitted to commence a due diligence investigation of Cole National.

     On September 24, 2003, Cole National executed a limited waiver to HAL's standstill agreement to enable HAL to discuss a potential transaction with specified other parties, and on September 30, 2003, Cole National entered into a confidentiality agreement with HAL. From time to time, the waiver was supplemented to allow HAL to speak to specified additional parties, but not Luxottica.

     Beginning with the week of September 15, 2003, representatives of Lehman Brothers contacted various potential financial buyers and companies in the optical industry to explore their respective interests in a transaction with Cole National. During the entire process, Lehman Brothers contacted or was in contact with thirteen parties (including Luxottica, HAL, and Moulin International Holdings Limited, a Hong Kong based eyewear company which contacted Cole National in November, as described below) with respect to interest in acquiring all or a part of Cole National. Cole National executed confidentiality agreements with respect to eight of the parties, and seven of those parties conducted due diligence at a data room. Cole National made presentations on its business in September and early October to two of these parties (excluding Luxottica, Moulin and HAL) that expressed interest in a transaction. Each of those two parties eventually decided that it could not independently pursue a transaction for Cole National, and Cole National agreed to allow them to engage in discussions with HAL regarding possible joint proposals. During the following weeks, HAL engaged in discussions with those parties to discuss the possibility of a joint proposal.

     On October 1, 2003, Cole National, Luxottica and their representatives met in person in New York and by videoconference for additional business discussions, including a presentation by Cole National's management of its business.

     On October 3, 2003, Mr. Groot informed Mr. Pollock that he would resign as a director of Cole National because of the conflicts he believed were developing between his duties as a director of Cole National and his duties as a representative of HAL and Pearle Europe. The Special Committee met the same day by teleconference and, among other matters, discussed a financial analysis of the restructuring alternative that Mr. Groot had proposed earlier in the week; Mr. Groot's proposed resignation; and the status of Luxottica's proposal. After a series of telephone conversations among Cole National management and directors, Mr. Groot and their respective advisors, Mr. Groot confirmed on October 7, 2003 that his decision to resign from the Cole National board was final. On October 8, 2003, Cole National issued a press release announcing Mr. Groot's resignation and the existence and price of Luxottica's non-binding proposal, without identifying Luxottica. On October 9, 2003, the Special Committee met by teleconference and, among other matters, discussed the reaction to Cole National's press release and was updated on the status of the discussions with Luxottica and other potential bidders.

     From the week of October 6th through the week of November 10th, 2003, Cole National's and Luxottica's legal advisors engaged in negotiations on a merger agreement. On October 15, 2003, representa-tives of Lehman Brothers and Goldman Sachs had a teleconference call to discuss Luxottica's perspective on the value of Cole National following its due diligence investigation.

     On November 3, 2003, Lehman Brothers, on behalf of Cole National, sent letters to five parties (including Luxottica and HAL) requesting final proposals, including a negotiated merger agreement, by November 17, 2003. During the following weeks, Cole National management and its advisors met with several parties to furnish information in connection with the deadline for submitting proposals. On November 6, 2003, Moulin first contacted Cole National to express its interest in submitting a proposal and to seek permission to enter into discussions with HAL, which was subsequently granted. On November 17, 2003, Cole National received proposals from Luxottica, Moulin (with support from HAL and another co-bidder) and another party. Luxottica submitted a proposal at the same $19.65 per share price it had proposed in July, and had the most complete proposal, as it had completed its due diligence and submitted the draft merger agreement that it had substantially negotiated with Cole National. Another party submitted a proposal at $21.50 per share, included an initial draft of a merger agreement and was continuing to conduct its due diligence. Moulin submitted a proposal, with support from HAL and another co-bidder, at $25.00 per share, but it did not include a draft merger agreement or any financing commitments. Furthermore, Moulin had just started due diligence. The Moulin proposal contemplated that Moulin would acquire Cole National, with proposed financing from third parties and HAL, and then split up the business between it and HAL, with Moulin ultimately retaining only the licensed brands division consisting of Sears Optical, Target Optical and B.J.'s Optical.

     On November 19, 2003, the Special Committee met and discussed, among other things, the status and issues with respect to the three proposals that Cole National received. The Special Committee then discussed next steps it should take with each of the parties and suggested that the advisors inform the parties of the Special Committee's concerns with their respective proposals. The Cole National board was given an update on Cole National's exploration of strategic alternatives at its meeting the following day.

     After the Special Committee meeting and early during the week of November 24, 2003, the advisors contacted each of the bidders and conveyed the Special Committee's concerns. The legal and financial advisors of Cole National and Luxottica met to discuss the issues of price and certainty of closing of the merger. Cole National was advised that while Luxottica might be able to make a small increase in price, it was not prepared to make changes to its proposed level of antitrust commitment. Representatives of Lehman Brothers, on behalf of Cole National, contacted HAL and Moulin to request that they submit a revised proposal by December 4th, including a draft merger agreement, and provide details regarding financial commitments. The third bidder withdrew its proposal on November 26, 2003. On November 26, 2003, the Special Committee met by teleconference and was updated on the status with respect to each of the bidders and discussed, among other matters, the expiration of Luxottica's standstill on November 30, 2003.

     During the week of November 29, 2003, representatives of Lehman Brothers informed representatives of Goldman Sachs that there would be no purpose in continuing discussions that would lead only to a small increase in price and would not address Cole National's concerns on the certainty of closing the transaction. In addition, during that week, Moulin and HAL continued with their due diligence and advised Lehman Brothers that they were planning to submit a revised proposal on December 9th.

     On December 12, 2003, the Special Committee met by teleconference and was updated with respect to the status of the Moulin proposal and the general status of the process of exploring Cole National's strategic alternatives. Moulin submitted a proposal on December 15, 2003, which included a draft merger agreement but did not contain any financing commitments. The draft merger agreement was highly conditional and reflected that Moulin was continuing to have negotiations with HAL on structuring the transaction. During the weeks of December 15, 2003 through the week of January 5, 2004, the legal advisors of Cole National and Moulin engaged in discussions on the merger agreement, including the structure of the transaction and HAL's involvement, financing, Moulin's antitrust obligation, and the non-solicitation and termination provisions. During this period, Mr. Pollock and Mr. Groot and their respective advisors had various telephone conversations expressing Cole National's concerns about the lack of progress on the Moulin/HAL proposal, particularly the absence of financing commitments.

     On December 16, 2003, Cole National announced its operating results for the quarter ended November 1, 2003. In addition, Cole National stated that the Special Committee's evaluation of strategic alternatives was continuing.

     On December 17, 2003, Luxottica sent to the Cole National board of directors a letter indicating that it was willing to increase its price and to discuss its antitrust commitment and requesting a meeting with Cole National and its advisors. Later that day, the Special Committee met by teleconference and discussed the Moulin/HAL proposal and Luxottica's letter and decided to continue discussions with both parties. On December 22, 2003, the financial and legal advisors of Luxottica and Cole National met in New York. Luxottica's advisors stated that Luxottica was prepared to increase its price to $21.65 per share and to clarify its antitrust obligation to provide for specific divestiture caps. Cole National's advisors responded that the Special Committee would review Luxottica's revised proposal and reply in the first week of January.

     On January 8, 2004, the Special Committee met by teleconference and was updated with respect to Luxottica's revised proposal and the status of the Moulin/HAL proposal. The Special Committee directed its advisors to inform Moulin and HAL that they should have a firm proposal by January 22, 2004 for review by the Special Committee and the Cole National board. With respect to Luxottica's revised proposal, the Special Committee requested its advisors to set up a meeting with Luxottica to discuss obtaining a further increase in price and improved protection against the risk of non-consummation of the merger by increasing the proposed $22 million antitrust break-up fee and strengthening the proposed retention plan for key Cole National employees who did not have employment agreements. On January 9, 2004, Cole National's advisors met with Luxottica's advisors to inform them of the Special Committee's concerns with Luxottica's revised proposal and proposed a meeting the following week with Messrs. Pollock and Cavatorta to seek to resolve the remaining issues. Cole National's advisors noted the increased value of Cole National's interest in Pearle Europe based on the Euro 5,768 price per Pearle Europe share paid by HAL to members of Pearle Europe management and the then current Euro to U.S. dollar exchange rate and noted that, on such basis, Cole National's Pearle Europe interest would be valued at approximately $170 million (or an estimated after-tax value of $113 million assuming a sale of such shares) compared to the $103 million pre-tax value reported in Cole National's 10-K for the fiscal year ended February 1, 2003.

     On January 13, 2004, on a conference call between Cole National and Moulin and their respective advisors, Moulin informed Cole National that it would not be able to attempt to secure the necessary committed financing for its proposal or enter into a definitive acquisition agreement until after Cole National prepared separate audited financial statements for Cole National's licensed brands business for the year ending January 31, 2004. Cole National's advisors informed Moulin's and HAL's advisors that Cole National was not prepared to pursue discussions with Moulin and HAL on that basis, since it would be several months before such financial statements could be prepared. HAL's advisors said they would try to restructure their proposal to have Moulin retain the Things Remembered business, which might make their proposal easier to finance.

     On January 15 and 16, 2004, Mr. Pollock, Mr. Cavatorta, other members of Cole National and Luxottica management and their respective legal and financial advisors met in New York to engage in further negotiations. During these negotiations, Luxottica offered to raise the merger price to $22.50 per share, to increase its proposed antitrust break-up fee from $22 million to $30 million and to double the size of the proposed retention program. In addition, Luxottica agreed that it would only require Mr. Pollock, and not Mr. Cole as well, to enter into an agreement to vote his shares in favor of the merger.

     During the early part of the week of January 19, 2004, Moulin advised Cole National that the financial institution that it had been working with to provide a substantial financing commitment for a restructured proposal had advised Moulin it would be unable to provide such commitment. Moulin's advisors requested that Cole National give permission for Moulin to provide Cole National's confidential information to a large number of other potential financial investors to determine whether they had an interest in beginning due diligence to consider financing a Moulin transaction. In view of the Cole National board's consideration of the Luxottica transaction later that week, the substantial time it would take for Moulin to seek to arrange financing for and negotiate any transaction, and the substantial uncertainty whether Moulin would ever be able to obtain financing for its proposal, Cole National decided not to pursue the Moulin proposal until its board had considered Cole National's other strategic alternatives.

     On January 22, 2004, the Cole National board of directors met to review and discuss the proposed Luxottica transaction and Cole National's strategic alternatives. Management presented updated financial projections for Cole National for fiscal years 2003 through 2006. The Cole National board also reviewed with representatives of Wachtell, Lipton, Rosen & Katz the legal and fiduciary standards applicable to its decision. Mr. Pollock and representatives of Lehman Brothers described the background of the process of Cole National's exploration of strategic alternatives since July 10, 2003. Representatives of Lehman Brothers reviewed the financial terms of the Luxottica transaction and stand-alone restructuring alternatives. Representatives of Wachtell, Lipton, Rosen & Katz also discussed a proposed waiver of the HAL standstill agreement that would permit HAL to make a competing offer, Luxottica's proposed antitrust commitment and other related issues. Representatives of Wachtell, Lipton, Rosen & Katz and Jones Day discussed the Hart-Scott-Rodino premerger notification process and antitrust issues. The Cole National board discussed a number of the qualitative factors with respect to the transaction proposal set forth under "-- Cole National's Reasons for the Merger; Recommendation of the Cole National Board of Directors."

     Later that afternoon, the Special Committee met to discuss the proposed merger and to recommend that the Cole National board approve the Luxottica merger agreement. Based upon the review of the strategic alternatives conducted by the Special Committee since July 2003, the discussions between the Special Committee and the Cole National board and their advisors over this period, and the factors set forth under "-- Cole National's Reasons for the Merger; Recommendation of the Cole National Board of Directors," the Special Committee unanimously determined that the merger was advisable for, fair to and in the best interests of Cole National and its stockholders and recommended that the Cole National board approve and adopt the merger agreement and the transactions contemplated by the merger agreement; and that the Cole National board approve the HAL standstill waiver and Mr. Pollock's voting agreement.

     On January 23, 2004, the Cole National board of directors met again to discuss the merger and the proposed transaction agreements. Representatives of Wachtell, Lipton, Rosen & Katz reviewed the terms of the merger agreement and the other transaction documents with the Cole National board of directors. Lehman Brothers then delivered its oral opinion (later confirmed in writing) that, based on and subject to the assumptions, qualifications and limitations set forth in its opinion, Lehman Brothers was of the opinion that, as of that date, from a financial point of view, the consideration to be offered to Cole National stockholders in the merger was fair to such stockholders. The full text of the Lehman Brothers opinion is attached as Appendix B. At the meeting, the Special Committee also gave its recommendation to the Cole National board. The Cole National board discussed a number of the qualitative factors with respect to the transaction proposal set forth under "-- Cole National's Reasons for the Merger; Recommendation of the Cole National Board of Directors." The Cole National board then discussed other matters on its agenda not related to the merger.

     Later that afternoon, the Cole National board of directors reconvened to approve the merger and the merger agreement. The Cole National board of directors unanimously determined that the merger was advisable for, fair to and in the best interests of Cole National and its stockholders; approved and adopted the merger agreement and the transactions contemplated by the merger agreement; recommended that the Cole National stockholders approve and adopt the merger agreement; and approved the HAL standstill waiver, Mr. Pollock's voting agreement and the amendment to Cole National's rights agreement. Luxottica advised Cole National that the board of directors of Luxottica had also approved the merger agreement at a meeting on January 23, 2004.

     On January 23, 2004, following approvals by both boards of directors, Cole National, Luxottica and Merger Sub executed the merger agreement. In addition, Cole National and National City Bank executed an amendment to the rights agreement, Mr. Pollock executed a voting agreement with Merger Sub, Cole National executed a waiver to HAL's standstill agreement and Luxottica U.S. Holdings executed a guarantee of Merger Sub's obligation to pay the antitrust termination fee. On January 26, 2004, Cole National and Luxottica announced the transaction by a joint press release before the beginning of trading on the Milan Stock Exchange and the New York Stock Exchange, respectively.

COLE NATIONAL'S REASONS FOR THE MERGER; RECOMMENDATION OF THE COLE NATIONAL BOARD OF DIRECTORS

     At a meeting on January 23, 2004, the Cole National board of directors unanimously determined that the merger is advisable, fair to, and in the best interests of Cole National and its stockholders and approved the merger agreement. Accordingly, the Cole National board recommends that Cole National stockholders vote FOR approval and adoption of the merger agreement at the special meeting.

     In reaching its decision to approve the merger agreement and to recommend that Cole National stockholders vote to approve the merger agreement, the Cole National board considered a number of factors, including the following material factors:

     - the Cole National board's familiarity with, and presentations by Cole National's management and financial advisors regarding, the business, operations, properties and assets, financial condition, business strategy, and prospects of Cole National (as well as the risks involved in achieving those prospects), the nature of the optical industry in which Cole National competes, and industry, economic and market conditions, both on a historical and on a prospective basis;

     - the recommendation of the Special Committee, taking into account the thorough process undertaken by the Special Committee and its advisors over the prior six months, including the extensive negotiations conducted on behalf of the Special Committee with various interested parties;

     - the absence of any definitive bid other than from Luxottica, notwithstanding that Cole National had publicly disclosed on October 8, 2003 that it was evaluating its strategic alternatives, including a possible merger or sale of the company, a corporate restructuring or other alternatives, and that Lehman Brothers had contacted various parties in the optical industry and financial parties to solicit interest in a potential transaction with Cole National;

     - the inability of Moulin to obtain financing for its proposal despite its efforts over the preceding two months, and the substantial uncertainty whether it would ever be able to obtain such financing;

     - the potential stockholder value that could be expected to be generated from the various strategic alternatives available to Cole National, including the alternatives of remaining independent or other restructuring alternatives involving the sale of certain assets and subsidiaries and additional investments, as well as the risks and uncertainties associated with those alternatives (particularly in view of Cole National's existing leverage);

     - the presentation by Lehman Brothers on January 22, 2004 and its opinion that, as of January 23, 2004, and based on and subject to the matters set forth in its opinion, from a financial point of view, the consideration to be offered to Cole National stockholders in the merger was fair to such stockholders (see "-- Opinion of Cole National's Financial Advisor");

     - the current and historical market prices of Cole common stock relative to those of other industry participants and general market indices, and the fact that the $22.50 merger consideration represents a 10.6% premium over the closing price of Cole common stock on the last trading day prior to the public announcement of the merger agreement, a 81.6% premium over the closing price of Cole common stock on the last trading day prior to Cole National's public announcement on October 8, 2003 that it had received an acquisition proposal, and a 14.5% premium over the highest trading price of Cole common stock at any time during the three-year period preceding Cole National's October 8th announcement;

     - the fact that the merger consideration is all cash and not subject to a financing condition;

     - the terms of the merger agreement, as reviewed by the Cole National board with its legal advisors, including that the conditions to closing the merger are limited to Cole National stockholder approval, antitrust clearance and other customary conditions (see "The Merger Agreement");

- the obligation of Luxottica to use its best efforts to obtain antitrust clearance, including agreeing to divest assets or businesses comprising up to $110 million of the combined Cole National/Luxottica consolidated net revenue (up to $55 million of which could comprise Luxottica net revenue), and

       Luxottica's agreement to pay a $30 million fee to Cole National if the merger agreement is not consummated as a result of the failure to obtain U.S. antitrust clearance;

     - the likelihood of the merger being approved by the appropriate regulatory authorities (see "-- Governmental and Regulatory Approvals");

     - the terms of the merger agreement which provide that under certain circumstances, and subject to certain conditions more fully described under "The Merger Agreement -- No Solicitation of Acquisition Proposals," "The Merger Agreement -- Termination" and "The Merger
       Agreement -- Termination Fees," Cole National can furnish information to and conduct negotiations with a third party, terminate the merger agreement, and enter into an agreement relating to a superior proposal, and the release of HAL from selected provisions of its standstill agreement to enable HAL to make a competitive offer if it wishes to do so;

     - the belief that the $12 million termination fee that would be payable in connection with the termination of the Luxottica merger agreement to enter into a superior proposal (representing approximately 3% of the aggregate equity value of Luxottica's proposal) was reasonable in the context of break-up fees that were payable in other transactions and would not preclude another party from making a competing proposal;

     - the fact that Luxottica's standstill agreement expired on November 30, 2003, that Luxottica had previously engaged in an unsolicited tender offer with respect to its acquisition of The United States Shoe Corporation (which owned LensCrafters) and the possibility that if Cole National did not enter into the merger agreement with Luxottica, Luxottica could commence a hostile offer and proxy fight to acquire Cole National at a price less than $22.50 per share and without an obligation to pay Cole National a $30 million break-up fee if antitrust clearance were not obtained;

     - the effects of the merger on Cole National's associates, and the terms of the merger agreement relating to those matters;

     - the belief that Luxottica is an excellent partner for Cole National's associates, franchisees, hosts and affiliated doctors of optometry; and

     - the belief that the combination will provide increased financial strength, greater resources to grow Cole National's brands and new opportunities to build managed care relationships.

     The Cole National board also considered potential drawbacks or risks relating to the merger, including the following material risks and factors:

     - the possibility that the Department of Justice or Federal Trade Commission may seek to impose conditions on or enjoin or otherwise prevent or delay the merger, or that the closing may not occur for up to 12 months or at all;

     - the risks and costs to Cole National if the merger does not close, including the diversion of management and employee attention, employee attrition and the effect on business relationships, although the board also considered that those risks and costs could also be incurred if Luxottica commenced a hostile offer and that Luxottica is obligated to pay Cole National a $30 million break-up fee if antitrust clearance was not obtained;

     - the interests of Cole National's officers and directors in the merger described under "-- Interests of Certain Persons in the Merger;"

     - the customary restrictions on the conduct of Cole National's business prior to the consummation of the merger, requiring Cole National to conduct its business in the ordinary course, subject to specific limitations, which may delay or prevent Cole National from undertaking extraordinary business opportunities that may arise over the next year so long as the merger agreement remains in effect; and

     - the possibility that the $12 million termination fee payable under specified circumstances may discourage a competing proposal to acquire Cole National.

     The foregoing discussion addresses the material information and factors considered by the Cole National board of directors in its consideration of the merger. In view of the variety of factors and the amount of information considered, the Cole National board did not find it practicable to, and did not make specific assessments of, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. The determination was made after consideration of all of the factors as a whole. In addition, individual members of the Cole National board may have given different weights to different factors.

OPINION OF COLE NATIONAL'S FINANCIAL ADVISOR

     On July 29, 2003, Cole National formally engaged Lehman Brothers as its financial advisor with respect to evaluating and advising Cole National in connection with proposals for a potential acquisition of Cole National. Lehman Brothers has been providing financial advisory services to Cole National since that time and assisting Cole National in exploring its strategic alternatives. On January 23, 2004, Lehman Brothers rendered its oral opinion (later confirmed in writing) to the Cole National board of directors and the Special Committee that as of such date, and based upon and subject to certain matters stated therein, from a financial point of view, the consideration to be offered to the stockholders of Cole National in the merger was fair to such stockholders.

     The full text of Lehman Brothers' opinion, dated January 23, 2004, is attached as Appendix B to this proxy statement. Stockholders may read such opinion for a discussion of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Lehman Brothers in rendering its opinion. The following is a summary of the Lehman Brothers opinion and the methodology that Lehman Brothers used to render its fairness opinion.

     Lehman Brothers' advisory services and opinion were provided for the use and benefit of the Cole National board of directors and the Special Committee in connection with their consideration of the merger. The Lehman Brothers opinion is not intended to be and does not constitute a recommendation to any stockholder of Cole National as to how such stockholder should vote with respect to the merger. Lehman Brothers was not requested to opine as to, and the Lehman Brothers opinion does not in any manner address, Cole National's underlying business decision to proceed with or effect the merger or any other transaction.

     In arriving at its opinion, Lehman Brothers reviewed and analyzed:

     - the Agreement and Plan of Merger and the specific terms of the proposed merger, including (1) the letter, dated January 23, 2004, from Cole National to HAL waiving certain provisions of the Standstill Agreement, dated as of November 22, 1999, by and between Cole National and HAL, (2) the Voting Agreement, dated January 23, 2004, by and between Merger Sub and Larry Pollock and (3) Amendment No. 1 to Rights Agreement, dated as of January 23, 2004, between Cole National and National City Bank;

     - publicly available information concerning Cole National that Lehman Brothers believed to be relevant to its analysis, including Cole National's Annual Report on Form 10-K for the fiscal year ended February 1, 2003 and Cole National's Quarterly Reports on Form 10-Q for the quarters ended May 3, 2003, August 2, 2003 and November 1, 2003;

     - published estimates of third party research analysts with respect to the future financial performance of Cole National;

     - financial and operating information with respect to the business, operations and prospects of Cole National furnished to Lehman Brothers by Cole National, including financial projections of Cole National prepared by the management of Cole National;

     - the trading history of Cole National's common stock from January 15, 1999 to January 16, 2004 and a comparison of that trading history with certain market indices, including the Standard & Poor's 500 index and the Standard & Poor's Specialty Stores Index;

     - a comparison of the historical financial results and present financial condition of Cole National with those of other companies that Lehman Brothers deemed relevant;

     - a comparison of the financial terms of the merger with the financial terms of certain other transactions that Lehman Brothers deemed relevant;

     - the results of Lehman Brothers' efforts to solicit indications of interest and definitive proposals from third parties with respect to an acquisition of Cole National, including the terms and conditions of a proposal by a third party to acquire Cole National and the ability of such third party to finance such acquisition; and

     - strategic alternatives available to Cole National, including, without limitation, divesting certain businesses and undertaking a restructuring of Cole National.

     In addition, Lehman Brothers had discussions with the management of Cole National concerning its business, operations, assets, financial condition and prospects and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

     In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by Lehman Brothers without assuming any responsibility for independent verification of such information. Lehman Brothers further relied upon the assurances of the management of Cole National that they were not aware of any facts or circumstances that would make such information that was provided by Cole National inaccurate or misleading. With respect to the financial projections of Cole National, upon advice of Cole National Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Cole National as to the future financial performance of Cole National and, with Cole National's consent, Lehman Brothers relied upon such projections in performing its analysis.

     In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of Cole National and did not make or obtain any evaluations or appraisals of the assets or liabilities of Cole National. The Lehman Brothers opinion necessarily is based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of such opinion.

     In connection with rendering its opinion, Lehman Brothers performed certain financial, comparative and other analyses as described below. In arriving at its opinion, Lehman Brothers did not ascribe a specific range of value to Cole National, but rather made its determination as to the fairness, from a financial point of view, to the Cole National stockholders of the consideration to be offered to such stockholders in the merger on the basis of these financial and comparative analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.

     In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Cole National. None of Cole National, Lehman Brothers or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

The following is a summary of the material financial analyses used by Lehman Brothers in connection with providing its opinion to the Cole National board of directors and the Special Committee. Certain of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Lehman Brothers, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Accordingly, the analyses listed in the tables and described below must be considered as a whole. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Lehman Brothers opinion.

     With respect to Cole National, Lehman Brothers performed the following analyses:

  STOCK TRADING HISTORY

     Lehman Brothers considered historical data with regard to the trading prices of Cole National's common stock for the period from January 15, 1999 to January 16, 2004. This analysis indicated a range of equity values per share for Cole National of $7.45 to $22.80 over the last twelve months. Since January 15, 1999, Cole National's equity value per share never exceeded $19.65 until October 8, 2003, the day Cole National issued a press release disclosing the receipt of a proposal to acquire Cole National at $19.65 per share. Lehman Brothers noted that the merger consideration of $22.50 exceeds the market valuation for over three years prior to the October 8, 2003 press release.

  COMPARABLE COMPANY ANALYSIS

     In order to assess how the public market values shares of non-controlled, fully distributed publicly traded companies, with similar operating characteristics as Cole National, Lehman Brothers reviewed and compared specific financial and operating data relating to Cole National with selected companies that Lehman Brothers deemed comparable to Cole National. Lehman Brothers chose the companies used in the Comparable Company Analysis based on their general similarity to Cole National in the mix and characteristics of their businesses, growth and returns. For Cole National, Lehman Brothers included in its review of comparable companies the following companies:

     - De Rigo S.p.A.

     - Fielmann;

     - GrandVision SA;

     - Luxottica Group S.p.A.;

     - Moulin International; and

     - Oakley Inc.

     Using publicly available information, Lehman Brothers calculated and analyzed the multiples of each company's equity market value to certain historical and projected financial statistics such as Latest Twelve Months, or LTM, net income and 2003 and 2004 calendar year expected net income, each company's enterprise value (equity market value plus financial debt minus cash on hand) to certain historical financial statistics such as LTM revenues, LTM earnings before interest, taxes, depreciation and amortization, or EBITDA, and LTM earnings before interest and taxes, or EBIT, and each company's adjusted enterprise value (equity market value plus financial debt and capitalized leases minus cash on hand) to its LTM earnings before interest, taxes, depreciation, amortization and rents, or EBITDAR.

     The analysis indicated the following multiples as of January 16, 2004:

                                                    COMPARABLE COMPANIES
                                               ------------------------------
                                               HIGH    MEAN    MEDIAN    LOW    COLE NATIONAL
                                               -----   -----   ------   -----   --------------
Equity Market Value as a Multiple of:
  LTM Net Income.............................  28.4x   19.7x   19.1x    12.2x   Not Meaningful
  2003E Net Income...........................  25.7x   17.0x   15.5x    10.3x   Not Meaningful
  2004E Net Income...........................  22.1x   15.9x   16.1x    9.0x        21.6x
Enterprise Value as a Multiple of:
  LTM Revenues...............................  2.85x   1.65x   1.50x    0.47x       0.53x
  LTM EBITDA.................................  13.5x   9.5x    9.9x     5.3x         8.4x
  LTM EBIT...................................  27.4x   16.5x   14.7x    12.3x       17.5x
Adj. Enterprise Value as a Multiple of:
  LTM EBITDAR................................  11.9x   9.3x    9.8x     6.2x         8.2x

     Due to the inherent differences between the business, operations and prospects of Cole National and the business, operations and prospects of each of the companies included in the comparable companies, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the Comparable Company Analysis and accordingly also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of Cole National and the companies included in the Comparable Company Analysis that would affect the public trading values of each. Accordingly, using the mean and median multiples as a general guide, Lehman Brothers selected certain multiples that it believed reflected the theoretical trading multiples for Cole National on a non-controlled fully distributed basis. Based on those multiples and assuming approximately 17.7 million fully diluted shares outstanding for Cole National, based on the treasury method, at the January 16, 2004 price per share of $20.54, Lehman Brothers calculated a range of equity values per share on a non-controlled fully distributed basis, including an assumed value of Cole National's equity interest in Pearle Europe of $163.6 million on a pre-tax basis (or $101.0 million on an after-tax basis), representing approximately $5.71 per share of Cole National after-tax, and a note receivable payable by Pearle Europe valued at approximately $0.97 per share of Cole National. This analysis indicated a range of equity values per share for Cole National of $19.32 to $25.65. Lehman Brothers noted that the merger consideration of $22.50 per share falls within this range.

  COMPARABLE TRANSACTIONS ANALYSIS

     Using publicly available information, Lehman Brothers reviewed and compared the purchase prices and multiples paid in 14 acquisitions of companies that Lehman Brothers deemed relevant to arriving at its opinion. Lehman Brothers chose the transactions used in the Comparable Transaction Analysis based on the general similarity of the target companies in the transactions to Cole National in the mix and characteristics of their businesses, growth and returns. Lehman Brothers included the following transactions:

     - September 9, 2003 -- Acquisition of GrandVision SA by HAL Investments (only acquired 33% of GrandVision SA stock);

     - July 22, 2003 -- Proposed acquisition of GrandVision SA by PAI Partners (incomplete);

     - June 6, 2003 -- Acquisition of Optique Carrefour by Alain Afflelou SA;

     - April 30, 2003 -- Acquisition of OPSM Group Ltd.  by Luxottica Group
       S.p.A.;

     - September 19, 2002 -- Acquisition of Instrumentarium Corp. by Pearle Europe BV;

     - May 14, 2002 -- Acquisition of US Vision, Inc. by Palisade Capital;

     - June 19, 2001 -- Acquisition of Safilo S.p.A. by DLJ Merchant Banking;

     - February 23, 2001 -- Acquisition of Creative Optics by Marcolin S.p.A.;

     - February 22, 2001 -- Acquisition of Sunglass Hut International by Luxottica Group S.p.A.;

     - July 14, 2000 -- Acquisition of Serengeti Eyewear Inc. by Bushnell Performance Optics;

     - February 2, 2000 -- Acquisition of General Optica by De Rigo S.p.A.;

     - November 26, 1999 -- Acquisition of Bolle Inc. by Bushnell Performance Optics;

     - April 28, 1999 -- Acquisition of Bausch & Lomb (sunglass division) by Luxottica Group S.p.A.; and

     - March 9, 1998 -- Acquisition of Eye Care Centers of America by Thomas H. Lee Partners and investors.

     Lehman Brothers considered the transaction values as multiples of LTM net sales, LTM EBITDA and LTM EBIT. The analysis indicated the following multiples:

                                              COMPARABLE TRANSACTIONS
                                           ------------------------------   COLE NATIONAL
                                           HIGH    MEAN    MEDIAN    LOW      AT $22.50
                                           -----   -----   ------   -----   -------------
Transaction Value as a Multiple of:
  LTM Net Sales..........................  2.53x   1.26x   1.31x    0.36x       0.56x
  LTM EBITDA.............................  10.4x    8.2x    8.3x     6.1x        8.9x
  LTM EBIT...............................  16.8x   12.8x   12.4x    10.2x       18.6x

     Because the reasons for and the circumstances surrounding each of the transactions analyzed were so diverse and because of the inherent differences in the businesses, operations, financial conditions and prospects of Cole National, and the businesses, operations and financial conditions of the companies included in the Comparable Transaction Analysis, Lehman Brothers believed that a purely quantitative comparable transaction analysis would not be particularly meaningful in the context of the merger. Lehman Brothers believed that the appropriate use of a Comparable Transaction Analysis in this instance involves qualitative judgments concerning the differences between the characteristics of these transactions and the merger which would affect the acquisition values of the acquired companies and Cole National. Using mean and median multiples as a general guide, Lehman Brothers selected certain multiples that it believed reflected the theoretical transaction multiples for Cole National on a full change in control basis. Based on those multiples and assuming approximately
17.7 million fully diluted shares outstanding for Cole National, based on the treasury method, at the January 16, 2004 price per share of $20.54, this analysis indicates a range of equity values per share of $19.32 to $29.87 (including the above-mentioned value per share of Cole National's equity interest in Pearle Europe and the note receivable). Lehman Brothers noted that the merger consideration of $22.50 per share falls within this range.

  DISCOUNTED CASH FLOW ANALYSIS

     Lehman Brothers performed a discounted cash flow analysis on the projected financial information of Cole National based upon the projections provided by Cole National for the fiscal years 2003 through 2008. Over this period, Cole National's projections for EBITDA margins increased from 6.2% in 2003 to 9.9% in 2008, reflecting significant assumed operational improvement in the optical business. Lehman Brothers discounted to present (February 1, 2004) value the projected EBITDA for the fiscal years 2004 through 2008. To estimate the residual value of Cole National at the end of the forecast period, or terminal value, Lehman Brothers applied a range of EBITDA exit multiples of 6.0x to 7.0x to projected fiscal year 2008 EBITDA. Lehman Brothers used an after-tax discount rate of 12.0%.

     Based on this discount rate and a selected range of terminal values, Lehman Brothers calculated the implied equity value per share at approximately $31.92 to $37.06 (including the above-mentioned value per share of Cole National's equity interest in Pearle Europe and the note receivable).

Lehman Brothers performed the same discounted cash flow analysis on the projected financial information for Cole National based upon the projections provided by Cole National for the fiscal years 2003 through 2008. Lehman Brothers used the same methodology as discussed above. However, to estimate the value of Cole National at the end of the forecast period, or terminal value, Lehman Brothers applied a range of 3.0% to

4.0% perpetuity growth rates to projected fiscal 2008 EBITDA. As in the discounted cash flow analysis discussed above, Lehman Brothers used an after-tax discount rate of 12.0%. This analysis resulted in an implied equity value per share at approximately $22.83 to $25.79 (including the above-mentioned value per share of Cole National's equity interest in Pearle Europe and the note receivable).

     Lehman Brothers noted that the merger consideration of $22.50 per share is lower than both ranges of the discounted cash flow analyses.

  PREMIUMS PAID ANALYSIS

     Lehman Brothers reviewed the premiums paid for four selected transactions in the optical retailing industry since July 2000. Lehman Brothers reviewed information regarding the premiums paid to the targets' closing share prices one day before, seven days before and 30 days before announcement of the transaction. This analysis indicated the following mean and median premiums paid:

                                                           PERIOD PRIOR TO ANNOUNCEMENT
                                                          ------------------------------
                                                          ONE DAY   SEVEN DAYS   30 DAYS
                                                          -------   ----------   -------
Mean premiums paid......................................   30.8%      44.6%       34.2%
Median premiums paid....................................   31.7%      30.9%       28.2%
Cole National Transaction premiums paid.................   81.6%      82.3%      100.9%

     Lehman Brothers applied the relevant mean and median premiums paid to Cole National's share price 1 day before, 7 days before and 30 days before October 8, 2003, the day Cole National issued a press release disclosing certain facts that signified the possibility of a potential strategic transaction.

  PURCHASE PRICE RATIO ANALYSIS

     Lehman Brothers performed a Purchase Price Ratio Analysis based upon certain Cole National projected financial statistics. This analysis provides equity value and adjusted enterprise value multiples of key operating statistics for the implied transaction valuations based on (1) the $12.91 closing price of Cole National's common stock on July 10, 2003 (the day Cole National received the non-binding bid letter offering to purchase Cole National for $19.65 per share), (2) the $20.54 closing price of Cole National's common stock on January 16, 2004 and (3) the $22.50 price for Cole National's common stock being offered by Luxottica in the merger. Based on each of these stock prices, Lehman Brothers calculated the ratio of Cole National's equity value to its projected annual net income for the fiscal years 2003 and 2004. Lehman Brothers also calculated the ratio of Cole National's adjusted enterprise value to its projected annual revenue, EBITDA and EBIT for the fiscal years 2003 and 2004. Lehman Brothers calculated the adjusted enterprise value of Cole National by subtracting the value of the Pearle Europe stake net of related tax upon a sale and the value of certain notes receivable from Cole National's total enterprise value.

     The range of prices per share from $12.91 to $22.50 represented a range of (discounts)/premiums from (37.1%) to 9.5% to the share price of $20.54 on January 16, 2004. Cole National's implied equity value, based on $20.54 price per share as of January 16, 2004, represented multiples of 66.1x over projected 2003 net income and 19.4x over projected 2004 net income. The corresponding multiples based on the $22.50 price per share were 72.4x for 2003 net income and 21.2x for 2004 net income.

     The Purchase Price Ratio Analysis enabled Lehman Brothers to compare the multiples implied by the merger consideration of $22.50 per share with (1) the pre-announcement trading level of Cole National's common stock, (2) the current trading levels of companies that Lehman Brothers deemed comparable to Cole National, as described in "Comparable Company Analysis," and (3) the multiples of those metrics paid in similar transactions, as detailed in "Comparable Transaction Analysis."

  FULLY RESTRUCTURED BUSINESS ANALYSIS

     As a baseline against which to compare other alternatives, Lehman Brothers analyzed a stand alone scenario in which Cole National (1) sold Pearle Europe in a fully taxable transaction, (2) exited the Target optical business and (3) sold Things Remembered in a fully taxable transaction. Lehman Brothers further assumed that the proceeds from these transactions would be used for investment in retained core businesses and to retire certain existing indebtedness. Assuming approximately 17.7 million fully diluted shares outstanding for Cole National, based on the treasury method, at the January 16, 2004 price per share of $20.54, this analysis indicates a range of after-tax equity values per share of $18.42 to $22.55. Lehman Brothers noted that the merger consideration of $22.50 per share falls within this range.

     Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Cole National selected Lehman Brothers because of its expertise, reputation and familiarity with Cole National and because its investment banking professionals have substantial experience in transactions comparable to the proposed merger.

     Pursuant to the terms of Cole National's engagement letter with Lehman Brothers, Cole National has agreed to pay Lehman Brothers for its financial advisory services, including (1) aggregate retainer fees equal to $500,000, (2) an opinion fee equal to $1,000,000 and (3) a transaction fee, based on the number of outstanding shares of Cole National's common stock as of February 12, 2004 and the merger consideration of $22.50 per share, in an amount potentially up to $4,800,000 upon the consummation of the merger ($500,000 of which is a discretionary performance based fee). However, in the event the merger is not consummated, Cole National has agreed to pay Lehman Brothers an independence fee of $3,000,000. The retainer fees and opinion fee will be credited against either the transaction fee or the independence fee, but not both. In addition, Cole National has agreed to indemnify Lehman Brothers for certain liabilities that may arise out of its engagement by Cole National and the rendering of the Lehman Brothers opinion. Lehman Brothers has performed various investment banking services for Cole National in the past two years, including acting as joint bookrunner in connection with Cole National's $150,000,000 senior subordinated notes offering in 2002 and joint lead arranger in connection with Cole National's $75,000,000 revolving credit facility in 2002. Lehman Brothers received fees in the aggregate equal to approximately $2,400,000.

     In the ordinary course of its business, Lehman Brothers may actively trade in the securities of Cole National and Luxottica for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

FINANCIAL PROJECTIONS

     Cole National as a matter of course does not make public any projections as to future performance or earnings. However, during Cole National's exploration of strategic alternatives, Cole National provided Luxottica, Moulin, HAL and other potential bidders with financial performance information about Cole National that was not publicly available. The information provided included financial projections for Cole National as an independent company prepared by its management as presented to the Cole National board of directors at its August 14, 2003 meeting.

     The Cole National projections prepared in August 2003 included the following forecasts:

                                                              FISCAL YEAR
                                               -----------------------------------------
                                                2003E      2004E      2005E      2006E
                                               --------   --------   --------   --------
                                                             (IN MILLIONS)
Total revenue................................  $1,209.3   $1,289.7   $1,375.4   $1,460.0
EBITDA(1)....................................  $   57.7   $   90.6   $  112.9   $  130.8
Unusual items................................  $   20.9   $    3.6   $     .6         --
Adjusted EBITDA(2)...........................  $   78.6   $   94.2   $  113.5   $  130.8

---------------

(1) EBITDA or Earnings Before Interest, Taxes, Depreciation and Amortization represents operating income plus depreciation and amortization expense. EBITDA is a non-GAAP measure that provides supplemental information regarding the operating performance of our business without regard to historical cost bases. EBITDA is widely used in the financial community as a benchmark for evaluating the creditworthiness of particular issuers. EBITDA should not, however, be considered as an alternative to operating income, cash flow from operations or any other measure of financial performance in accordance with GAAP. Our projected EBITDA can be reconciled to our projected operating income of $18.5 million for fiscal year 2003, $49.6 million for fiscal year 2004, $72.1 million for fiscal year 2005 and $89.2 million for fiscal year 2006, by subtracting from EBITDA projected depreciation and amortization expenses of $39.2 million for fiscal year 2003, $41.0 million for fiscal year 2004, $40.8 million for fiscal year 2005 and $41.6 million for fiscal year 2006.

(2) Adjusted EBITDA represents operating income plus depreciation and amortization expense and unusual items. Adjusted EBITDA is a non-GAAP measure that provides supplemental information regarding the operating performance of our business without regard to historical cost bases and certain unusual items. Adjusted EBITDA should not, however, be considered as an alternative to operating income, cash flow from operations or any other measure of financial performance in accordance with GAAP. Our projected adjusted EBITDA can be reconciled to our projected operating income set forth in footnote (1) above by subtracting from EBITDA depreciation and amortization set forth in footnote (1) above and unusual items identified in the table. The adjustment for unusual items includes legal fees with respect to litigation in California and the Securities and Exchange Commission's investigation of Cole National; audit and legal fees with respect to the restatement of Cole National's financial statements; Chief Executive Officer transition related costs; and the class action settlement with respect to Cole National's restatement of its financial statements.

     In January 2004, the projections were updated by Cole National management for purposes of the January board meeting to reflect developments since August 2003. These developments reflected actual operating results for the first 11 months of fiscal year 2003; reductions in projected revenues in future years arising from the lower fiscal year 2003 forecast; and a larger adjustment to EBITDA in fiscal years 2003 and 2004 due to increased estimated one-time expenses, including additional litigation related-expenses and expenses from Cole National's exploration of strategic alternatives. The revised projections were presented to the Cole National board on January 22, 2004 but were not provided to Luxottica or any other third party. The revised projections were relied upon by Lehman Brothers in connection with its presentation to the board on January 22, 2004 and its fairness opinion dated January 23, 2004. See
"-- Opinion of Cole National's Financial Advisor".

     The Cole National projections prepared in January 2004 included the following forecasts:

                                                              FISCAL YEAR
                                               -----------------------------------------
                                                2003E      2004E      2005E      2006E
                                               --------   --------   --------   --------
                                                             (IN MILLIONS)
Total revenue................................  $1,199.9   $1,265.1   $1,348.2   $1,430.9
EBITDA(1)....................................  $   49.6   $   87.0   $  110.7   $  128.2
Unusual items................................  $   24.3   $   11.3         --         --
Adjusted EBITDA(2)...........................  $   73.9   $   98.2   $  110.7   $  128.2

---------------

(1) EBITDA or Earnings Before Interest, Taxes, Depreciation and Amortization represents operating income plus depreciation and amortization expense. EBITDA is a non-GAAP measure that provides supplemental information regarding the operating performance of our business without regard to historical cost bases. EBITDA is widely used in the financial community as a benchmark for evaluating the creditworthiness of particular issuers. EBITDA should not, however, be considered as an alternative to operating income, cash flow from operations or any other measure of financial performance in accordance with GAAP. Our projected EBITDA can be reconciled to our projected operating income of $9.4 million for fiscal year 2003, $44.7 million for fiscal year 2004, $69.2 million for fiscal year 2005 and $86.6 million for fiscal year 2006, by subtracting from EBITDA projected depreciation and amortization of $40.2 million for fiscal year 2003, $42.2 million for fiscal year 2004, $41.5 million for fiscal year 2005 and $41.6 million for fiscal year 2006.

(2) Adjusted EBITDA represents operating income plus depreciation and amortization expense and unusual items. Adjusted EBITDA is a non-GAAP measure that provides supplemental information regarding the operating performance of our business without regard to historical cost bases and certain unusual items. Adjusted EBITDA should not, however, be considered as an alternative to operating income, cash flow from operations or any other measure of financial performance in accordance with GAAP. Our projected adjusted EBITDA can be reconciled to our projected operating income set forth in footnote (1) above by subtracting from EBITDA depreciation and amortization set forth in footnote (1) above and unusual items identified in the table. The adjustment for unusual items includes legal fees with respect to litigation in California and the Securities and Exchange Commission's investigation of Cole National; audit and legal fees with respect to the restatement of Cole National's financial statements; Chief Executive Officer transition related costs; the class action settlement with respect to Cole National's restatement of its financial statements; and costs related to Cole National's exploration of strategic alternatives and compliance with the Sarbanes-Oxley Act.

     A number of assumptions were made in preparing the projections, the most significant of which, in the opinion of Cole National management, are assumptions with respect to:

     - same sales store growth rates with respect to each of Cole National's significant divisions,

     - average sales per store at each of Cole National's significant divisions,

     - gross margin percentages with respect to each of Cole National's significant divisions and

     - EBITDA margins with respect to each of Cole National's significant divisions.

     The Cole National projections were not prepared with a view to public disclosure and are included in this proxy statement only because the August 2003 projections were made available to Luxottica and other potential bidders. The projections were not prepared with a view to compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. Cole National's independent accountants have not examined, compiled or performed any procedures with respect to the projections and accordingly do not provide any form of assurance with respect to the projections.

     Cole National advised Luxottica and the other parties that the projections are subjective in many respects and thus susceptible to various interpretations and periodic revision based on actual experience and business developments. The projections were based on a number of assumptions that may not be realized and are subject to significant uncertainties and contingencies, many of which are beyond the control of Cole National. Some of these factors are set forth under "Forward-Looking Statements" and other risk factors are disclosed in Cole National's filings with the Securities and Exchange Commission. Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate, and actual results may be materially different than those contained in the projections. Cole National does not intend to make publicly available any update or other revisions to the projections to reflect circumstances existing after the date of the projections. Neither Cole National nor its representatives assume any responsibility for the validity, reasonableness, accuracy or completeness of the projected financial information, and Cole National has made no representations to Luxottica regarding such information. The inclusion of this information should not be regarded as an indication that Luxottica or any of the other potential bidders considered the projections as a reliable prediction of future events or that this information should be relied on for that purpose. In light of the uncertainties inherent in any projected data, Cole National stockholders are cautioned not to rely on the projections.

CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain material United States federal income tax consequences to Cole National stockholders of the receipt of cash in exchange for Cole common stock pursuant to the merger. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable current and proposed United States Treasury Regulations, judicial authority, and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis. This discussion assumes that the shares of Cole common stock are held as capital assets by a United States person (i.e., a citizen or resident of the United States or a domestic corporation). This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular Cole National stockholder in light of the Cole National stockholder's personal investment circumstances, or those Cole National stockholders subject to special treatment under the United States federal income tax laws (for example, life insurance companies, dealers or broker in securities or currencies, tax-exempt organizations, financial institutions, United States expatriates, foreign corporations and nonresident alien individuals), Cole National stockholders who hold shares of Cole common stock as part of a hedging, "straddle," conversion or other integrated transaction, or Cole National stockholders who acquired their shares of Cole common stock through the exercise of employee stock options or other compensation arrangements or Cole National's Employee Stock Purchase Plan. In addition, the discussion does not address any aspect of foreign, state or local or estate and gift taxation that may be applicable to a Cole National stockholder. COLE NATIONAL STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE RECEIPT OF CASH IN EXCHANGE FOR COLE COMMON STOCK PURSUANT TO THE MERGER.

     The receipt of cash in the merger will be a taxable transaction for United States federal income tax purposes (and also may be a taxable transaction under applicable state, local and other income tax laws). In general, for United States federal income tax purposes, a holder of Cole common stock will recognize gain or loss equal to the difference between his or her adjusted tax basis in Cole common stock converted to cash in the merger and the amount of cash received. Gain or loss will be calculated separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) converted to cash in the merger. If the shares were held for more than one year, the gain or loss would be long-term capital gain or loss, subject (in the case of stockholders who are individuals) to tax at a maximum United States federal income tax rate of 15% and will be short-term capital gain or loss if, at the effective time of the merger, the shares of Cole common stock so converted to cash were held for one year or less. The deductibility of a capital loss recognized on the exchange is subject to limitation.

     Under the United States federal income tax backup withholding rules, unless an exemption applies, Luxottica generally is required to and will withhold 28% of all payments to which a Cole National stockholder or other payee is entitled in the merger, unless the Cole National stockholder or other payee (1) is a corporation or comes within other exempt categories and demonstrates this fact or (2) provides its correct tax identification number (social security number, in the case of an individual, or employer identification number in the case of other stockholders) and certifies under penalties of perjury that the number is correct (or properly certifies that it is awaiting a taxpayer identification number) and certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. Each Cole National stockholder and, if applicable, each other payee, should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the exchange agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exception exists and is proved in a manner satisfactory to the exchange agent. The exceptions provide that certain Cole National stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, however, he or she must submit a signed Form W-8BEN, "Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding". Backup withholding is not an additional tax. Generally, any amounts withheld under the backup withholding rules described above can be refunded or credited against a holder's United States federal income tax liability, if any, provided that the required information is furnished to the United States Internal Revenue Service in a timely manner.

     THE DISCUSSION ABOVE OF CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY. COLE NATIONAL STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE RECEIPT OF CASH IN EXCHANGE FOR COLE COMMON STOCK PURSUANT TO THE MERGER.

GOVERNMENTAL AND REGULATORY APPROVALS

     Transactions such as the merger are reviewed by the United States Department of Justice and the United States Federal Trade Commission to determine whether they comply with applicable antitrust laws. Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") applicable to the merger, the merger may not be completed until the expiration of a 30-day waiting period following the filing of notification reports by both parties with the Department of Justice and the Federal Trade Commission by Luxottica and Cole National, unless a request for additional information or documentary material is received from the Federal Trade Commission or the Department of Justice or unless early termination of the waiting period is granted. If, within the initial 30-day waiting period, either the Department of Justice or the Federal Trade Commission requests additional information or documentary material concerning the merger, then the waiting period will be extended until the 30th calendar day after the date of substantial compliance with the request by both parties, unless earlier terminated by the Federal Trade Commission or Department of Justice. Only one extension of the waiting period pursuant to a request for additional information is authorized by the HSR Act. Thereafter, the waiting period may be extended only by court order or with the consent of the parties. Luxottica and Cole National filed notification reports with the Department of Justice and Federal Trade Commission under the HSR Act on February [ ], 2004, and, accordingly, the waiting period will expire on March
[ ], 2004, unless a request is made for additional information or documentary material.

     The Department of Justice and the Federal Trade Commission frequently scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before or after the merger, the Department of Justice or the Federal Trade Commission could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of substantial assets of Luxottica or Cole National or their subsidiaries. Private parties and state attorneys general may also bring an action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, of the result. Under the merger agreement, Luxottica has agreed to use its best efforts to avoid or eliminate impediments under any antitrust laws asserted by any governmental entity with respect to the merger so that the merger will close by January 23, 2005. However, Luxottica is not required to divest businesses or assets accounting for more than $110 million in consolidated net revenue of Cole National alone or of Cole National and Luxottica combined or more than $55 million in consolidated net revenue of Luxottica alone. See "-- The Merger Agreement -- Best Efforts; Antitrust Matters."

     There can be no assurance that Luxottica and Cole National will obtain the regulatory approvals necessary to complete the merger or that the granting of these approvals will not involve the imposition of conditions on completion of the merger or require changes to the terms of the merger. These conditions or changes could result in the conditions to the merger not being satisfied.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of Cole National's board of directors with respect to the merger agreement, Cole National's stockholders should be aware that some of Cole National's executive officers, directors and stockholders have interests in the merger and have arrangements that are different from, or in addition to, those of Cole National's stockholders generally. These interests and arrangements may create potential conflicts of interest. The Cole National board of directors was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decisions to approve the merger agreement and to recommend that Cole National's stockholders vote in favor of approving the merger agreement.

  STOCK OPTIONS AND OTHER EQUITY-BASED AWARDS

     The merger agreement provides that upon completion of the merger each Cole National compensatory option, including those held by executive officers and directors of Cole National, will be converted into the right to receive the excess, if any, of the merger consideration over the exercise price of the stock option for

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

each share of Cole common stock subject to the option. In addition, the merger agreement provides that upon completion of the merger each restricted share of Cole common stock, including those held by executive officers of Cole National, will be converted into the right to receive the merger consideration for each restricted share of Cole common stock. Based on Cole National option and restricted share holdings on January 31, 2004, upon completion of the merger, Larry Pollock, Chief Executive and President of Cole National; Lawrence E. Hyatt, Executive Vice President and Chief Financial Officer of Cole National; Leslie D. Dunn, Senior Vice President -- Business Development, General Counsel and Secretary of Cole National; Ann Holt, Senior Vice President and Corporate Controller of Cole National; Joseph Gaglioti, Vice President and Treasurer of Cole National; Patricia M. Luzier, Senior Vice President and Chief Administrative Officer of Cole National; and the executive officers and directors, as a group, would receive a cash payment, as of completion of the merger, in an amount equal to $3,192,000, $496,237.50, $151,342.50, $210,367.50,
$29,040, $608,212.50 and $4,715,074, respectively, with respect to their unvested stock options and Mr. Hyatt would receive an amount equal to $562,500, with respect to his restricted shares.

  EMPLOYMENT AGREEMENTS

     Mr. Pollock, Mr. Hyatt, Ms. Dunn and Ms. Luzier, have previously entered into agreements with Cole National that contain change in control severance provisions. In addition, Mr. Gaglioti and Ms. Holt have previously entered into non-competition and salary continuation agreements which will result in severance payments upon certain terminations of their employment following the merger.

     Mr. Pollock's Agreement. Cole National is party to an employment agreement with Mr. Pollock, effective June 25, 2003, which provides for a four-year term that will, on its third anniversary, annually extend on a year-by-year basis until and including the year Mr. Pollock reaches age 65. Under the agreement, Mr. Pollock's annual base salary is at least $850,000 in the first year of the agreement, $875,000 in the second year of the agreement, $900,000 in the third year of the agreement, $925,000 in the fourth year of the agreement, and thereafter, in an amount mutually determined by Mr. Pollock and Cole National, but in no event less than $925,000. In addition, Mr. Pollock is eligible to receive an annual bonus of not less than 100% nor more than 175% of his annual base salary. Mr. Pollock's employment agreement was amended on November 26, 2003, to provide that in the event of a change of control (which would occur upon consummation of the merger) of Cole National during the multi-year performance bonus period of February 1, 2003 to February 1, 2005, he will be paid a change of control incentive bonus payment of $500,000, and such bonus payment would be credited against the multi-year performance incentive bonus payment, if any, that Mr. Pollock earns for such period. Expenses related to the merger (notwithstanding whether or not the merger occurs) would be excluded in calculating the multi-year performance incentive bonus payment.

     In the event that Mr. Pollock terminates his employment for any reason or without reason during the 90-day period commencing on the completion of the merger, the agreement provides for a lump sum payment to Mr. Pollock equal to the sum of (a) a pro rata bonus for the year in which the termination occurs,
(b) three times his annual base salary at the time of termination and (c) three times either (i) the average of his annual incentive bonus and multi-year performance bonus (collectively, the "Bonuses") for the 3 consecutive years preceding the year in which such termination occurs, if such termination occurs after June 25, 2006, (ii) the average of his Bonuses for the actual number of years preceding the years in which such termination occurs, if such termination occurs on or after June 25, 2004, but prior to June 25, 2006, or (iii) Mr. Pollock's bonus for his last full year under his prior employment agreement, in the event such termination occurs prior to June 25, 2004. In addition, for 36 months following the termination of his employment, Mr. Pollock is entitled to continued medical and life insurance coverage, continued financial, estate and tax consulting services in an amount not to exceed $15,000 per year, continued comparable office space at corporate headquarters and substantially equivalent secretarial services, and continued use of, or title to, the automobile then provided to him. Mr. Pollock may elect to receive a lump sum payment for the medical insurance and medical expense reimbursement and automobile benefits in lieu of receiving continuation of such benefits.

In the event Mr. Pollock's employment is terminated without cause or he resigns outside of the 90-day window period due to a constructive termination event, Cole National would pay Mr. Pollock a lump sum


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

amount of $3 million. Mr. Pollock would also be entitled to receive the continued benefits described in the immediately preceding paragraph.

     In the event that any payments received by Mr. Pollock under the agreement or otherwise become subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, he will be entitled to an additional payment such that he will be placed in the same after-tax position as if no excise tax had been imposed.

     Mr. Pollock's agreement contains customary confidentiality provisions, as well as three-year non-competition and non-solicitation provisions.

     Agreements with Mr. Hyatt, Ms. Dunn and Ms. Luzier. Mr. Hyatt, Ms. Dunn and Ms. Luzier have previously entered into agreements with Cole National that contain change in control severance provisions. Pursuant to the terms of these agreements, if, during the three-year period following a change in control, the employment of a covered executive is terminated other than for "cause" or disability, or by the covered executive for "good reason" (including a termination by Ms. Dunn, Mr. Hyatt and Ms. Luzier for any reason during the thirty day-period following the first anniversary of the change in control), the covered executive will be entitled to receive the following payments and benefits:

     - a pro-rata annual bonus through the date of termination, based on the executive's annual target bonus payable to the executive during the three years prior to the year in which the change in control occurs;

     - two times the sum of the covered executive's base salary and annual target bonus;

     - the value of two years additional employer contributions and service credits under Cole National's supplemental defined contribution retirement plan, full vesting of accrued amounts under such plan and a lump sum payment of such amounts;

     - for Ms. Dunn, the value of two years age and service credit to the Cole National supplemental defined benefit retirement plan equal to the age and service credit she would have received had she remained employed for two years following her termination of employment, full vesting of accrued amounts under the supplemental defined benefit plan and a lump sum payment of such amounts; and

     - continued welfare benefit coverage for two years.

     If any amounts payable under the change of control agreements or otherwise would be subject to the excise tax under section 4999 of the Internal Revenue Code, an additional payment will be made so that after the payment of all income and excise taxes on each payment, the covered executive will be in the same after-tax position as if no excise tax under section 4999 had been imposed. However if these payments (excluding additional amounts payable due to the excise tax) do not exceed 110% of the greatest amount that could be paid to the covered executive without requiring payment of the excise tax, no additional payments will be made on account of the excise tax. Instead, the payments otherwise due to the covered executive will be reduced as necessary to prevent the application of the excise tax.

     Non-Competition and Salary Continuation Agreements with Ms. Holt and Mr. Gaglioti. Cole National is party to non-competition and salary continuation agreements with each of Ms. Holt and Mr. Gaglioti. The agreements provide that, during the executive officer's employment and for a period of 12 months thereafter, the executive officers will not compete with Cole National or solicit customers of Cole National. In addition, the agreements provide that the executive officers will not encourage any employee of Cole National to terminate employment with Cole National and that the executive officers will not disclose or otherwise use any confidential or proprietary information of Cole National.

     Under the agreements, upon termination of an executive officer's employment by Cole National other than for cause, the executive will be entitled to continuation of his or her base salary for a period of one year following such termination. In addition, during the period of salary continuation, the executive officers will be entitled to continuation of health care, dental and term life benefits and Cole National will, at its sole expense as incurred, provide the executive officers with reasonable outplacement services the scope and provider of which will be selected by Cole National, subject to a maximum cost of $10,000.

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

     Retention Agreements with Ms. Holt and Mr. Gaglioti. Ms. Holt and Mr. Gaglioti are each party to retention agreements that provide that on the date that is 90 days after completion of the merger (or the date that is 30 days after the merger agreement is terminated), each of the executives will receive a lump sum cash payment of $58,140 and $55,500, respectively, subject to the executive's continued employment with Cole National (or its affiliates) through the 90th day after the completion of the merger (or the date that is 30 days after the merger agreement is terminated). In the event that, prior to the payment date, the executive's employment is terminated by the Company (and its affiliates) without cause (other than by reason of the executive's death or disability) or the executive resigns for good reason, the executive will be entitled to receive the retention payment on the payment date.

     Jeffrey Cole Agreement. Mr. Cole has previously terminated his employment relationship with Cole National on June 25, 2003 and has negotiated a settlement with Cole National. However, Mr. Cole remains a director of Cole National. In the event that any payments made to Mr. Cole are subject to the excise tax under
Section 4999 of the Internal Revenue Code, an additional payment will be made to Mr. Cole so that after that payment of all income and excise taxes on such payment, Mr. Cole will be in the same tax position as if no excise tax has been imposed.

  COLE NATIONAL SUPPLEMENTAL RETIREMENT BENEFIT PLAN

     Cole National maintains the Supplemental Retirement Benefit Plan under which certain executive officers receive annual credit based on a percentage of their base salary and an earnings assumption to be determined on an annual basis. Upon completion of the merger, participants in the plan will be fully vested in their defined contribution benefits. Benefits under the plan will be payable immediately upon a termination of employment following completion of the merger.

  COLE NATIONAL DEFERRED COMPENSATION PLAN FOR EXECUTIVES AND OTHER SENIOR MANAGEMENT

     The Deferred Compensation Plan for Executives and Other Senior Management permits participants to defer income without regard to limitations imposed on Cole National's 401(k) savings plan. Upon completion of the merger, participants in the Deferred Compensation Plan will vest in their accounts under the plan and, as soon as possible following completion of the merger, each participant will be paid his or her entire account balance in a single lump sum.

  INDEMNIFICATION OF DIRECTORS AND OFFICERS; DIRECTORS' AND OFFICERS' INSURANCE

     In addition, the Cole National directors and officers are entitled to continued indemnification and insurance coverage under the merger agreement. See "Merger Agreement -- Indemnification."

  EFFECT OF THE MERGER ON HAL INTERNATIONAL

     On August 7, 2003, the Pearle Europe B.V. articles of association were amended to provide, among other things, that upon a change of control of a stockholder of Pearle Europe, the stockholder must offer to sell its Pearle Europe shares to the other stockholders of Pearle Europe at a negotiated price, or if a price cannot be negotiated within a specified time period, at a price determined by a specified third party. If the stockholder does not comply with its obligation to offer its shares, then during the period of non-compliance, it will no longer have the right to attend meetings, to vote or receive dividends with respect to its shares. HAL Investments, the controlling stockholder of Pearle Europe and an affiliate of HAL, proposed and voted for the amendment. Cole National voted against the amendment and informed HAL Investments and Pearle Europe that it believed, on the basis of the various shareholder agreements that had previously been in place with respect to Pearle Europe, and under Dutch company law in general, that the amendment of Pearle Europe's articles of association could not be validly enacted without Cole National's consent. If the amendment of Pearle Europe's articles of association is valid, upon the consummation of the merger Cole National will be obligated to offer its shares of Pearle Europe to the other Pearle Europe stockholders and HAL would be entitled to purchase substantially all of those shares. However, such a sale of the Pearle Europe shares would not affect the amount of merger consideration to be received by the Cole National stockholders.

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

OTHER AGREEMENTS; AMENDMENT TO COLE NATIONAL RIGHTS AGREEMENT

  POLLOCK VOTING AGREEMENT

     In connection with the signing of the merger agreement, at Luxottica's request, Larry Pollock entered into a voting agreement with Merger Sub. Under the voting agreement, among other things, Mr. Pollock is obligated to:

     - vote for the merger and the approval and adoption of the merger agreement,

     - vote against any extraordinary corporate transaction, including an acquisition proposal, unless Cole National is permitted to enter into such transaction under the merger agreement,

     - vote against any action that would result in a change of the majority of the Cole National board of directors, other than voting in an annual meeting for the slate of directors proposed by the incumbent board, and

     - vote against any action that would materially impede, interfere with, delay, postpone or adversely affect in any material respect the merger, unless Cole National is permitted to take that action under the merger agreement.

Mr. Pollock has given his proxy to Merger Sub to vote with respect to the above mentioned matters. Mr. Pollock is also restricted from transferring his Cole shares or granting a proxy or entering into a voting agreement with respect to his shares in connection with an acquisition proposal. Generally, Mr. Pollock's obligations under the voting agreement end on January 31, 2005 or under a variety of other circumstances, including if the merger agreement is terminated, the merger agreement is approved by the Cole National stockholders, the Cole National board changes or withdraws its recommendation because of a superior acquisition proposal or if Merger Sub is in material violation of the voting agreement.

  HAL STANDSTILL AGREEMENT WAIVER

     In connection with the signing of the merger agreement, Cole National waived the following provisions of its standstill agreement, dated as of November 22, 1999, with HAL:

     - Section 2.8, which restricts HAL from acting with other persons for the purpose of acquiring, holding, voting or disposing of its Cole common stock,

     - Section 2.9, which restricts HAL from engaging in negotiations with, providing information to, inducing or encouraging any other person in furtherance of a change of control of Cole National,

     - Section 2.14(a), which restricts HAL from publicly announcing or submitting a proposal for the acquisition of any Cole common stock, and

     - Section 2.18, which requires HAL to give a right of first offer to Cole National with respect to transfers of 10% or more of the voting power of Cole National.

Cole National believes that waiver of these sections would allow HAL to engage in discussions with Luxottica or other parties and would also allow HAL to make an alternative acquisition proposal if it chose to do so. The waiver is effective until the termination of the Luxottica merger agreement. However, substantially all of the standstill restrictions in the standstill agreement expire by their terms on November 24, 2004.

  RIGHTS AGREEMENT AMENDMENT

     In connection with the signing of the merger agreement, Cole National also amended its rights agreement with National City Bank to provide that the preferred stock purchase rights will not become exercisable because of:

     - the approval, execution or delivery of the merger agreement, Larry Pollock's voting agreement, or the HAL standstill agreement waiver;

     - the consummation of the merger; or

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

     - the consummation of any of the other transactions contemplated in the merger agreement or Larry Pollock's voting agreement.

Among other things, the amendment also provides that the rights will expire immediately prior to the merger.

APPRAISAL RIGHTS

     Pursuant to Section 262 of the Delaware General Corporation Law (the "DGCL"), any holder of Cole common stock who does not wish to accept the $22.50 merger consideration may dissent from the merger and elect to have the fair value of his or her shares of Cole common stock (exclusive of any element of value arising from the accomplishment or expectation of the merger) judicially determined by the Delaware Court of Chancery and paid to the stockholder in cash, together with a fair rate of interest, if any, provided that the stockholder complies with the provisions of Section 262 of the DGCL. The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by the full text of Section 262 of the DGCL, which is attached to this proxy statement as Appendix C. All references in Section 262 of the DGCL and in this summary to a "stockholder" are to the record holder of the shares of Cole common stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of Cole common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow properly and in a timely manner the steps summarized below to perfect appraisal rights. Because of the complexity of the appraisal procedures, Cole National believes that stockholders who consider exercising these rights should seek the advice of counsel.

     Under Section 262 of the DGCL, where a merger is to be submitted for approval at a meeting of stockholders, as in the case of the adoption of the merger agreement by Cole National's stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement shall constitute the notice, and the applicable statutory provisions are attached to this proxy statement as Appendix C. Any holder of Cole common stock who wishes to exercise appraisal rights or who wishes to preserve such holder's right to do so, should review the following discussion and Appendix C carefully because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights.

     Stockholders wishing to exercise the right to dissent from the merger and seek an appraisal of their shares must do ALL of the following:

     - The stockholder must not vote in favor of the adoption of the merger agreement. Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of adoption of the merger agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against adoption of the merger agreement.

     - The stockholder must deliver to Cole National a written demand for appraisal before the vote on the adoption of the merger agreement at the special meeting.

     - The stockholder must continuously hold the shares from the date of making the demand through the effective time of the merger since appraisal rights will be lost if the shares are transferred before the effective time of the merger.

     - The stockholder must file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares within 120 days after the effective time of the merger.

     Neither voting (in person or by proxy) against, abstaining from voting on or failing to vote on the proposal to adopt the merger agreement will constitute a written demand for appraisal within the meaning of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote.

Only a holder of record of shares of Cole common stock issued and outstanding immediately prior to the effective time of the merger may assert appraisal rights for the shares of Cole common stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the stockholder of record, fully

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

and correctly, as the stockholder's name appears on the stock certificates, should specify the stockholder's name and mailing address, the number of shares of Cole common stock owned and that the stockholder intends to demand appraisal of his or her Cole common stock. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by that nominee.

     A stockholder who elects to exercise appraisal rights pursuant to Section 262 of the DGCL should mail or deliver a written demand to: Leslie D. Dunn, Secretary, Cole National Corporation, 1925 Enterprise Parkway, Twinsburg, Ohio, 44087.

     If the merger agreement is adopted, Cole National will give written notice of the effective time of the merger within 10 days after the effective time of the merger to each former stockholder of Cole National who did not vote in favor of the merger agreement and who made a written demand for appraisal in accordance with Section 262 of the DGCL. Within 120 days after the effective time of the merger, but not later, either the surviving corporation or any dissenting stockholder who has complied with the requirements of Section 262 of the DGCL may file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of Cole common stock held by all dissenting stockholders. Stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

     Under the merger agreement, Cole National has agreed to give Luxottica prompt notice of any demands for appraisal received by it and withdrawals of those demands. Luxottica will have the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. Cole National will not, except with the prior written consent of Luxottica, settle, offer to settle or make any payment with respect to any demands for appraisal.

     Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 of the DGCL to that point in time will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of those shares. The surviving corporation must mail this statement to the stockholder within 10 days of receipt of the request or within 10 days after expiration of the period for delivery of demands for appraisals under Section 262 of the DGCL, whichever is later.

     If a petition for appraisal is timely filed, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and may require the stockholders demanding appraisal who hold certificated shares to submit their stock certificates to the court for notation of the pendency of the appraisal proceedings, and if the stockholder fails to comply with the court's direction, the court may dismiss the proceeding against the stockholder. The Delaware Court of Chancery will thereafter determine the fair value of the shares of Cole common stock held by dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the merger, but together with a fair rate of interest, if any, to be paid on the amount determined to be fair value. In determining the fair value, the Delaware Court of Chancery will take into account all relevant factors. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, in cases of unfair dealing, may or may not be a dissenter's exclusive remedy. The Delaware Court of Chancery may determine the fair value to be more than, less than or equal to the consideration that the dissenting stockholder would otherwise be entitled to receive under the merger agreement. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceeding will be determined by the Delaware Court of Chancery and taxed against the parties as the Delaware Court of Chancery determines to be equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

     STOCKHOLDERS SHOULD BE AWARE THAT THE FAIR VALUE OF THEIR SHARES AS DETERMINED UNDER SECTION 262 OF THE DGCL COULD BE GREATER THAN, THE SAME AS, OR LESS THAN THE $22.50 MERGER CONSIDERATION. THE LEHMAN BROTHERS OPINION IS NOT AN OPINION AS TO FAIR VALUE UNDER SECTION 262 OF THE DGCL.

     Any stockholder who has duly demanded an appraisal in compliance with
Section 262 of the DGCL will not, after the effective time of the merger, be entitled to vote the shares subject to the demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares as of a record date prior to the effective time of the merger).

     Any stockholder may withdraw a demand for appraisal and accept the merger consideration by delivering to the surviving corporation a written withdrawal of the demand for appraisal, except that (1) any attempt to withdraw made more than 60 days after the effective time of the merger will require written approval of the surviving corporation and (2) no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and the approval may be conditioned upon terms the Delaware Court of Chancery deems just. If the stockholder fails to perfect, successfully withdraws or loses the appraisal right, the stockholder's shares will be converted into the right to receive the merger consideration.

                              THE MERGER AGREEMENT

     The following summary of the terms of the merger agreement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Appendix A.

STRUCTURE AND EFFECTIVE TIME

     The merger agreement provides for the merger of Merger Sub with and into Cole National. Cole National will survive the merger and continue to exist after the merger as an indirect, wholly-owned subsidiary of Luxottica. However, at Luxottica's request, the merger may be restructured as a merger between Cole National and another subsidiary of Luxottica or with the other subsidiary surviving, provided that doing so would not delay the closing of the merger, would not adversely affect Cole National or its stockholders and would not be deemed to cause a breach of Cole National's representations and warranties.

     The merger will become effective at the time a certificate of merger is filed with the Delaware Secretary of State (or at a later time if agreed in writing by the parties and specified in the certificate of merger). The parties will file the certificate of merger on the fifth business day following the satisfaction or waiver of all conditions in the merger agreement or on another mutually agreed date. We expect to complete the merger in the second half of 2004, however we cannot assure you when, or if, all the conditions to completion of the merger will be satisfied or waived. See "-- Conditions to the Merger."

MERGER CONSIDERATION

     The merger agreement provides that each share of Cole common stock outstanding immediately prior to the effective time of the merger will be converted at the effective time of the merger into the right to receive $22.50 in cash from Luxottica, without interest. All treasury shares and shares owned by Cole National's subsidiaries, Luxottica or Luxottica's subsidiaries will be cancelled at the effective time of the merger and no payment will be made for those shares. If appraisal rights for any Cole National shares are perfected by any Cole National stockholders, then those shares will be treated as described under "Adoption and Approval of the Merger Agreement -- Appraisal Rights."

PAYMENT PROCEDURES

Luxottica will appoint an exchange agent acceptable to Cole National that will make payment of the merger consideration in exchange for certificates representing shares of Cole common stock. Luxottica will deposit sufficient cash with the exchange agent at the effective time of the merger in order to permit the payment of the merger consideration. Promptly after the effective time of the merger, the exchange agent will send Cole National stockholders a letter of transmittal and instructions explaining how to send their stock certificates to the exchange agent. The exchange agent will pay the appropriate merger consideration, minus any withholding taxes required by law, to Cole National stockholders promptly following the exchange agent's receipt and processing of Cole National stock certificates and properly completed transmittal documents.

TREATMENT OF COLE NATIONAL STOCK OPTIONS, STOCK-BASED AWARDS AND EMPLOYEE STOCK PURCHASE PLAN

     The merger agreement provides that Cole National will terminate at the effective time of the merger Cole National's 1992 Management Stock Option Plan, 1993 Management Stock Option Plan, 1996 Management Stock Option Plan, Amended and Restated 1998 Equity and Performance Incentive Plan, 1999 Broad-Based Employee Stock Plan, Amended and Restated Nonqualified Stock Option Plans for Nonemployee Directors and 1999 Employee Stock Purchase Plan and, following that termination, will not grant any option or right to receive Cole National stock options, stock-based awards or rights to purchase Cole common stock under these plans.

     Upon the effective time, each outstanding stock option under these plans will be cancelled, and each option holder will be entitled to receive a cash payment (less applicable withholding taxes and without interest) equal to the excess of $22.50 over the exercise price per share of the Cole National stock option, multiplied by the number of shares of Cole common stock subject to the Cole National stock option.

     At the effective time of the merger, all restricted stock units under the 1999 Broad-Based Employee Stock Plan and all rights to receive Cole common stock under Cole National's Non-Employee Director and Employee Deferred Compensation Plan will also be cancelled, and each participant will be entitled to receive a cash payment (less applicable withholding taxes and without interest) equal to the number of shares subject to the award multiplied by $22.50. In addition, the restrictions on each restricted share will lapse immediately prior to the effective time and will be entitled to the merger consideration.

     At the effective time of the merger, Cole National's Amended and Restated 1999 Employee Stock Purchase Plan will be cancelled and each participant will be entitled to receive a lump sum payment (less applicable withholding taxes and without interest) equal to the number of whole or fractional shares of Cole common stock that would have been purchased in connection with a change of control under the Employee Stock Purchase Plan multiplied by $22.50.

CERTIFICATE OF INCORPORATION AND BY-LAWS

     The merger agreement provides that at the effective time of the merger, the certificate of incorporation and by-laws set forth in Exhibit A and Exhibit B, respectively, of the merger agreement will become the certificate of incorporation and by-laws of the surviving corporation.

DIRECTORS AND OFFICERS

     The merger agreement provides that the directors of Merger Sub immediately before the effective time of the merger will be the directors of the surviving corporation. The persons designated by Luxottica prior to the effective time of the merger will be the initial officers of the surviving corporation.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains representations and warranties made by Cole National to Luxottica and Merger Sub, including representations and warranties relating to:

     - due organization, power and standing, and other corporate matters of it and its subsidiaries;

     - certificate of incorporation and by-laws;

     - capitalization of it and its subsidiaries;

     - authorization, execution, delivery and enforceability of the merger agreement;

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

     - conflicts or violations under charter documents, contracts, instruments or law, and required consents and approvals;

     - compliance with agreements;

     - reports, proxy statements and financial statements filed with the Securities and Exchange Commission (the "SEC") and the accuracy of the information in those documents;

     - undisclosed liabilities and off-balance sheet arrangements;

     - litigation;

     - compliance with law;

     - employee benefit plans and arrangements;

     - intellectual property;

     - environmental matters;

     - tax matters;

     - conduct of business in the ordinary course and absence of a material adverse effect; a material adverse effect means changes or effects that are or would reasonably be expected to be materially adverse to the business, financial condition or revenues of Cole National and its subsidiaries, taken as a whole, except for effects or changes arising out of or relating to:

      -- the announcement of the transactions contemplated by the merger agreement or actions by the parties required to be taken under the merger agreement,

      -- changes in general economic or political conditions or the securities markets,

      -- changes in laws, rules, regulations or orders or changes in accounting rules,

      -- changes affecting generally the industries in which Cole National or its subsidiaries conduct business,

      -- the termination or failure to renew the license agreement to operate optical departments in the Target stores, whether at the end of the current contract term or following any extensions or renewals, provided the related costs and expenses are not materially greater than the estimates disclosed in Cole National's report on Form 10-Q for the fiscal quarter ended November 1, 2003,

      -- the SEC investigation of Cole National's restatement of its financial statements, including any settlement, compromise or consent made in compliance with the terms of the merger agreement or the entry of any order or decree, or

      -- the case entitled People of the State of California v. Cole National
         Corporation, et. al. or related cases, including any settlement, compromise or consent made in compliance with the terms of the merger agreement, but excluding any other settlement, compromise or consent or any change or effect arising out of or relating to any other judgment, order or decree;

     - affiliate transactions;

     - real property;

     - labor matters;

     - material contracts and licensing arrangements with Sears and BJ's;

     - receipt of a fairness opinion;

     - rights agreement and waiver of the standstill agreement with HAL; and

     - brokers' and finders' fees with respect to the merger.

     The merger agreement also contains representations and warranties made by Luxottica and Merger Sub to Cole National, including representations and warranties relating to:

     - due organization, power and standing, and other corporate matters;

     - authorization, execution, delivery and enforceability of the merger agreement;

     - conflicts or violations under charter documents, contracts, instruments or law, and required consents and approvals;

     - accuracy of information supplied for the proxy statement and other filings with the SEC in connection with the merger;

     - financing;

     - ownership of Cole common stock; and

     - brokers' and finders' fees with respect to the merger.

     Luxottica represented that it owns one hundred shares of Cole National common stock, and agreed not to acquire any additional shares of Cole National common stock prior to the consummation of the merger or the termination of the merger agreement.

     The representations and warranties of each of the parties to the merger agreement will expire upon completion of the merger.

COVENANTS; CONDUCT OF THE BUSINESS OF COLE NATIONAL PRIOR TO THE MERGER

     Under the merger agreement, the Cole National board of directors has agreed, subject to its fiduciary duties, to recommend that Cole National's stockholders vote to approve the merger, and to use its reasonable best efforts to obtain stockholder approval of the merger agreement. If the Cole National board withdraws or changes its recommendation, Cole National is still obligated to call and hold the special meeting to vote on the merger agreement.

     From the date of the merger agreement through the effective time of the merger or, if earlier, the termination of the merger agreement, Cole National has agreed (and has agreed to cause its subsidiaries) to conduct its operations in all material respects only in the ordinary course of business, to use its reasonable efforts to preserve intact its business or organization of it and its subsidiaries, taken as a whole, and to keep available the services of officers and key employees, generally, and to use its reasonable efforts to preserve the goodwill of those having business relationships with it.

     In addition, during the same period, Cole National has also agreed that it will not, and will cause its subsidiaries not to:

     - adopt any amendment to the certificate of incorporation or bylaws or comparable organizational documents;

     - sell, pledge, encumber or dispose of any stock in its subsidiaries or in Pearle Europe B.V., except to a wholly-owned subsidiary;

     - issue, reissue, sell, or convey (including the authorization of such) shares of capital stock or other ownership interests of any class, securities convertible or exchangeable into capital stock or other ownership interests, or any rights, warrants or options to acquire any of these convertible or exchangeable securities or capital stock or other ownership interests, or any voting debt or any other securities in respect of or in substitution for outstanding Cole common stock, other than in connection with specified permitted issuances with respect to the Cole National stock options, stock based awards and the Employee Stock Purchase Plan;

     - declare, set aside or pay any dividend or other distribution in respect of any class or series of its capital stock or otherwise make any payments to stockholders in their capacity as stockholders, other than any intracompany distributions;

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

     - split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire (or propose to do so) directly or indirectly any shares of its capital stock, or any of its other securities;

     - amend, modify or terminate, or waive Cole National's rights under, its rights agreement, its standstill agreement with HAL or the waiver of the HAL standstill agreement;

     - take the following employee-benefits related actions:

      -- increase the compensation or fringe benefits payable or to become payable to any of its present or former directors, officers or employees,

      -- pay or award any benefit not required by any existing plan or arrangement (including the granting of stock options or other stock-based awards),

      -- grant any severance or termination pay to, or enter into any employment, severance or other compensation agreement with, any former, existing or new director, officer or employee, or

      -- establish, adopt, enter into, amend or waive (including with respect to any performance or vesting criteria or accelerating vesting or exercisability under) any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, other than permitted increases in salary and other exceptions;

     - mortgage, encumber, license, sell, lease or dispose of any assets (other than inventory) or securities which are material to Cole National and its subsidiaries, taken as a whole, outside the ordinary course of business, other than the sale of franchises or the sale of company stores to franchisees in the ordinary course of business, and, the sale of fixed assets and inventories at store locations that are closed;

     - sell, lease, assign, convey or otherwise transfer or dispose of any assets to non-significant subsidiaries;

     - create or acquire any subsidiary other than a significant subsidiary;

     - other than guarantees of leases for franchisees or pursuant to existing agreements or commitments in the ordinary course of business:

      -- incur, assume, guarantee or pre-pay any indebtedness for borrowed money, other than under existing revolving credit agreements and specified lines of credit,

      -- assume, guarantee, endorse or otherwise become liable or responsible for any obligations of any other person (other than intracompany obligations) in excess of $100,000, except in the ordinary course of business,

      -- pay, discharge or satisfy any claims, liabilities or obligations
         (absolute, accrued, contingent or otherwise) in excess of $100,000, other than the payment, discharge or satisfaction of liabilities or obligations in the ordinary course of business or those reflected or reserved against in Cole National's 2003 quarterly financial statements,

      -- make any loans, advances or capital contributions to, or investments in, any other person in excess of $100,000, except in the ordinary course of business and except for loans, advances, capital contributions or intracompany investments, or

      -- authorize or make capital expenditures other than in accordance with a capital budget provided in a disclosure schedule to the merger agreement;

     - settle or compromise any suit or claim or threatened suit or claim where the uninsured amount to be paid is greater than $500,000, or settle or compromise or consent to the entry of any order or decree in connection with the case entitled People of the State of California v. Cole National Corporation, et. al. or related cases or the SEC investigation of Cole National's restatement of its financial statements, except as otherwise permitted;

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

     - authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;

     - make any material tax election not required by law or settle or compromise any material tax liability other than in the ordinary course of business;

     - other than in the ordinary course of business, waive any rights of substantial value, or cancel or forgive any indebtedness for borrowed money in excess of $100,000 owed (other than intracompany indebtedness);

     - voluntarily permit any material insurance policy to which it is a beneficiary or a loss payee to be cancelled or terminated, except in the ordinary course of business;

     - enter into or amend, or agree to the renewal of, any contract or agreement, other than specified contracts and renewals, including contracts involving the managed care business and automatic renewals, that is:

      -- required to be filed as an exhibit with the SEC,

      -- has material non-compete provisions or other restrictions against conducting the business as currently conducted,

      -- provides for payment (or minimum annual purchase requirements) by either party of more than $1,000,000 in any 12-month period, for a term in excess of one year, that cannot be terminated by Cole National or its subsidiaries on less than 90 days' notice without material penalty or material financial costs, or

      -- one of the engagement letter agreements with the financial and legal advisors for the merger;

     - except as may be required as a result of a change in law or under GAAP, make any material change in its methods, principles and practices of accounting;

     - acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division, other than the acquisition of franchised stores in the ordinary course of business, or acquire any material assets of any entity other than in the ordinary course of business; or

     - enter into any joint venture, partnership or similar agreement.

NO SOLICITATION OF ACQUISITION PROPOSALS

     The merger agreement provides that Cole National and its subsidiaries will, and will use its reasonable best efforts to cause any officer, director or employee of Cole National, or any attorney, accountant, investment banker, financial advisor, representative or other agent retained by it or any of its subsidiaries to:

     - immediately cease and terminate any existing activities, discussions or negotiations with any parties conducted prior to the date of the merger agreement with respect to any acquisition proposal (as described below),

     - not, directly or indirectly, initiate, solicit or encourage (including by way of furnishing non-public information or assistance) the making of any proposal or offer concerning an acquisition proposal, and

     - not, directly or indirectly, engage in any discussions or negotiations concerning, or provide any non-public information or data to any person relating to, an acquisition proposal, whether made before or after the date of the merger agreement.

     However, Cole National may do so if:

     - it receives a bona fide unsolicited written acquisition proposal,

     - the Cole National board of directors in good faith reasonably determines, after consultation with its independent financial advisors, that the acquisition proposal may reasonably be expected to result in a superior acquisition proposal (as described below),

     - the Cole National board determines in good faith that the action is necessary in order for its directors to comply with their fiduciary duties under applicable law,

     - Cole National has provided at least 48 hours' advance written notice to Luxottica that it intends to take the action, together with the identity of the bidder and the terms and conditions of the proposal,

     - the bidder has executed a customary confidentiality agreement containing terms no less stringent in all material respects than those terms contained in Luxottica's confidentiality agreement, including a standstill provision while the bidder is engaging in negotiations with Cole National, and provided that Cole National will inform Luxottica when the standstill is no longer in effect and the confidentiality agreement does not contain any exclusivity provision or other term that would prevent Cole National from consummating the merger with Luxottica, and

     - Cole National has made available to Luxottica the same nonpublic information being furnished to the bidder.

Cole National also agreed to promptly notify Luxottica of any material amendments or revisions to the acquisition proposal.

     An "acquisition proposal" means an offer or proposal (which need not be in writing) to acquire, in a single transaction or series of transactions, by merger, tender offer, stock acquisition, asset acquisition, consolidation, liquidation, business combination or otherwise (1) at least 15% of any class of equity securities of Cole National or one or more of its subsidiaries which in the aggregate constitutes 15% or more of the net revenues, net income or assets of Cole National and its subsidiaries, taken as a whole, or (2) assets of Cole National and/or one or more of its subsidiaries which in the aggregate constitutes 15% or more of the net revenues, net income or assets of Cole National and its subsidiaries, taken as a whole. A "superior acquisition proposal" means any bona fide unsolicited written acquisition proposal on terms more favorable to the Cole National stockholders than the merger agreement, taking into account all of the terms and conditions of the proposal and the merger agreement, including any proposed amendments to the merger agreement, and reasonably capable of being completed, taking into account the identity of the bidder and all financial, regulatory, legal and other aspects of the proposal.

     The Cole National board (or any committee of the board) may not (1) withdraw, modify or change, or propose publicly to do so, in a manner adverse to Luxottica, its recommendation of the merger, subject to compliance with its fiduciary duties, (2) approve or recommend any acquisition proposal, or propose publicly to do so, or (3) cause Cole National or any of its subsidiaries to enter into or approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any acquisition proposal unless:

     - it has received an acquisition proposal which it has reasonably determined in good faith (after having consulted with outside legal counsel and its independent financial advisors) is a superior acquisition proposal and that it is necessary for the board to terminate the merger agreement or to withdraw or modify its recommendation to comply with its fiduciary duties,

     - Cole National has notified Luxottica in writing of the terms of the superior acquisition proposal and the determinations described in the previous bullet point and of its intent to take action, and has taken into account any revised proposal made by Luxottica within three business days after Luxottica's receipt of the notice and again has reasonably determined in good faith after consultation with its outside legal counsel and independent financial advisors that the acquisition proposal (including modifications of the proposal) remains a superior acquisition proposal, and

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

     - if Luxottica has made a revised proposal and the bidder's acquisition proposal has been modified or amended prior to the Cole National board's re-determination as referred to in the prior bullet point, the Cole National board has:

      -- notified Luxottica of the revised terms of the acquisition proposal;

      -- established a deadline not less than three nor more than seven business days after giving notice of the deadline to Luxottica and the bidder for the submission of final proposals from both parties; and

      -- within seven business days after the deadline, has again reasonably determined in good faith after consultation with its outside legal counsel and independent financial advisors that the acquisition proposal remains a superior acquisition proposal and has notified Luxottica of this determination.

EMPLOYEE BENEFITS

     The merger agreement provides that for a period of two years following the merger, Luxottica has agreed to cause the surviving corporation to provide employees and former employees of Cole National at the time of the merger, other than employees covered by a collective bargaining agreement, with benefits that are no less favorable in the aggregate, on a group rather than an individual basis, as those provided under Cole National's benefit arrangements at the time of the merger. Luxottica also agreed to honor all of Cole National's employee benefit arrangements, including severance, change of control and similar plans and agreements, in accordance with their terms as in effect immediately prior to the merger. However, there is no obligation to continue Cole National's benefits related to equity securities, retention, compensation and incentive compensation. Moreover, the surviving corporation is not prevented from terminating or amending any specific plan or to make changes necessary to comply with applicable law. In addition, nothing will preclude the surviving corporation from terminating any employee for any reason for which Cole National could terminate such person prior to the merger.

     Luxottica will cause the surviving corporation to provide for a period of two years following the merger to all terminated employees severance benefits no less favorable than those that would have been provided under Cole National's current severance programs. Luxottica will also cause the surviving corporation to honor the bonus plan Cole National is establishing for its 2004 fiscal year and Cole National's retention plan, which general terms were agreed upon by Luxottica.

     With respect to employee benefit plans of Luxottica and its affiliates, Cole National employees will be credited with his or her years of service with Cole National prior to the merger, to the same extent as that employee was entitled to credit for such service under any of Cole National's similar or comparable plans. In addition, each Cole National employee shall be immediately eligible to participate in any new employee benefit plan to the extent coverage under the new plan replaces coverage under a similar or comparable plan in which the employee participated prior to merger. In addition, with respect to medical, dental, pharmaceutical and vision plans, Luxottica will with respect to fully insured programs use its best efforts to, and with respect to self-insured programs will, cause all pre-existing condition exclusions and actively-at-work requirements of the new plan to be waived and make other accommodations with respect to deductibles and other limitations.

     For the plan year that the merger occurs, the matching contribution formula under Cole National's 401(k) Plan will remain in effect, but any discretionary contributions under the 401(k) Plan for that year will be subject to a cap and will be made only if the agreed upon targets based on Cole National's earnings before interest, tax, depreciation and amortization are met. As long as the 401(k) Plan is maintained, the loan feature of the plan will also be retained.

BEST EFFORTS; ANTITRUST MATTERS

     Luxottica and Cole National have agreed to use their best efforts to obtain as promptly as practicable all consents and waivers of any governmental entity or any other person required in connection with the merger, including:

     - filing under the HSR Act within 30 days after the date of the merger agreement, unless otherwise agreed, and certifying, as soon as reasonably practicable, its substantial compliance with any requests for additional information or documentary material that may be made under the HSR Act, unless otherwise agreed,

     - promptly making all other required filings or submissions to governmental entities, including filings under franchise laws,

     - cooperating with one another in determining whether any other filings are required to be made with, or consents, permits, authorizations or approvals are required to be obtained from, any third party (including governmental entities) and timely making all of these filings and timely seeking all of these consents, permits, authorizations or approvals,

     - seeking to avoid the entry of, or seeking to have vacated or terminated, any decree, order, or judgment that would restrain, prevent or delay the closing of the merger, including defending through litigation on the merits any claim asserted in any court by any person, and

     - taking all other actions necessary to avoid or eliminate each and every impediment under any antitrust, competition or trade regulation law that may be asserted by any governmental entity with respect to the merger so as to enable the closing of the merger to occur as soon as reasonably possible, and in any event no later than January 23, 2005.

     In addition, Luxottica will take all actions, including proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of assets or businesses of it or any of its subsidiaries (including Cole National and its subsidiaries) and otherwise taking or committing to take actions that would limit it or its subsidiaries' (including Cole National and its subsidiaries) freedom of action with respect to, or ability to retain, their respective businesses, product lines or assets, as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing or materially delaying the closing of the merger.

     However, Luxottica is not required to take an action if: (1) it would require the sale, divestiture or disposition of businesses, product lines or assets of Luxottica (whether alone or together with businesses, product lines or assets of Cole National) that accounted for more than $55 million in consolidated net revenues of Luxottica, or (2) subject to the previous clause, would require the sale, divestiture or disposition of businesses, product lines or assets of Cole National and/or Luxottica that accounted for more than $110 million in consolidated net revenues of Cole National alone, or of Cole National and Luxottica combined. The net revenues will be determined for the most recently completed period of four consecutive fiscal quarters of Luxottica or Cole National, as the case may be.

     If the merger agreement is terminated as a result of the failure to satisfy the condition to obtain antitrust clearance and all other conditions are satisfied, Merger Sub must pay to Cole National $30 million. Merger Sub's obligation to pay this fee is unconditionally guaranteed by Luxottica U.S. Holdings. See "-- Termination" and "-- Termination Fees."

INDEMNIFICATION

     Luxottica has agreed that the indemnification provisions of the certificate of incorporation and bylaws of Cole National and its subsidiaries and the indemnification agreements as in effect on the date of the merger agreement will survive and will not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger. Luxottica has agreed to cause Luxottica U.S. Holdings to guarantee the surviving corporation's obligations to honor its indemnification obligations.

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

     The merger agreement requires that, for a period of six years after the effective time of the merger, Luxottica will maintain in effect the current policies of directors' and officers' liability insurance maintained by Cole National or obtain policies of at least the same coverage, provided that the surviving corporation is not required to pay an annual premium in excess of 200% of the last annual premium paid by Cole National.

CONDITIONS TO THE MERGER

     The obligations of Cole National, Luxottica and Merger Sub to complete the merger are subject to the satisfaction of the following conditions:

     - the Cole National stockholders have duly adopted the merger agreement;

     - the consummation of the merger has not been restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction or any governmental entity and there has not been any statute, rule or regulation enacted, promulgated or deemed applicable to the merger by any governmental entity which prevents the consummation of the merger or has the effect of making the merger illegal; and

     - any applicable waiting period (or any extension), filings or approvals under the HSR Act have expired, been terminated, been made or been obtained.

     In addition, the obligations of Luxottica and Merger Sub to complete the merger are subject to the satisfaction or waiver by Luxottica of the following conditions:

     - Cole National has performed in all material respects its covenants and obligations under the merger agreement required to be performed by it on or prior to the closing date of the merger;

     - Cole National's representations and warranties, to the extent qualified by material adverse effect, are true and correct in all respects at and as of the closing date (except that representations and warranties that speak as of another date will be determined as of that date) and Cole National's representations and warranties that are not qualified by material adverse effect or materiality, including those representations and warranties that are qualified by "material respects" or other similar phrases, are true and correct at and as of the closing date of the merger (without giving effect to the materiality qualifications), except that representations and warranties that speak as of another date will be determined as of that date and except for those failures to be true and correct that would not have a material adverse effect on Cole National; and

     - Luxottica has received a certificate of Cole National, executed by its Chief Executive Officer and Chief Financial Officer, as to the satisfaction of the preceding two conditions.

     In addition, the obligations of Cole National to complete the merger are subject to the satisfaction or waiver by Cole National of the following conditions:

     - Luxottica and Merger Sub have each performed in all material respects its covenants and obligations under the merger agreement required to be performed by it on or prior to the closing date of the merger;

     - the representations and warranties of Luxottica and Merger Sub, to the extent qualified with respect to materiality, are true and correct in all respects, and, to the extent not so qualified, are true and correct in all material respects, at and as of the closing date of the merger (except that representations and warranties that speak as of another date will be determined as of that date); and

     - Cole National has received certificates of each of Luxottica and Merger Sub, executed by their respective Chief Executive Officer and Chief Financial Officer, as to the satisfaction of the preceding two conditions.

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

TERMINATION

     The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger (notwithstanding any approval by the stockholders of Cole National):

     - by the mutual written consent of Luxottica and Cole National;

     - by Luxottica or Cole National, if the merger has not occurred on or prior to October 23, 2004, provided, that this right to terminate is not available to any party whose breach of specified covenants has been the cause of, or resulted in, the failure of the merger to be completed by the termination date; however, if all of the conditions for the merger have been satisfied other than the HSR Act condition, and the condition that there be no injunction or prohibition of the merger related to antitrust, trade regulation or competition laws (as described under the second and third bullet points under "-- Conditions to the Merger"), and the receipt of officer certificates, the initial termination date shall be automatically extended to January 23, 2005;

     - by Luxottica or Cole National, if any court or other governmental entity has issued, enacted, entered, promulgated or enforced any law, order, judgment, decree, injunction or ruling or taken any other action and which has become final and non-appealable (that has not been vacated, withdrawn or overturned); provided that the party seeking to terminate has used its reasonable best efforts to challenge that law, order, judgment, decree, injunction or ruling;

     - by Cole National,

      -- if there has been a breach of any representation, warranty, covenant or agreement by Parent or Merger Sub that would result in a failure of the corresponding conditions to the merger agreement described above and which is not curable or is not cured within thirty calendar days after written notice of the breach is given to Luxottica, or

      -- if a third party, including any group, has made a superior acquisition proposal and the Cole National board:

        - withdraws, modifies or changes, or proposes to do so, in a manner adverse to Luxottica, its recommendation of the merger, subject to compliance with its fiduciary duties,

        - approves or recommends any acquisition proposal or proposes publicly to do so, or

        - causes Cole National or any of its subsidiaries to enter into or approve any agreement relating to any acquisition proposal in each case after compliance with its non-solicitation obligations (see "-- No Solicitation of Acquisition Proposals");

     - by Luxottica, if there has been a breach of any representation, warranty, covenant or agreement by Cole National that would result in a failure of the corresponding conditions to the merger agreement and which is not curable or is not cured within thirty calendar days after written notice of the breach is given to Cole National;

     - by Luxottica or Cole National, if Cole National stockholder approval was not obtained at a duly held meeting or at any adjournment or postponement of the meeting; or

     - by Luxottica, if:

      -- the Cole National board (or any board committee) failed to recommend that Cole National's stockholders vote to adopt the agreement and approve the merger, or have withdrawn or modified its recommendation in a manner adverse to Luxottica;

      -- Cole National failed to include in the proxy statement the board's recommendation or a statement to the effect that the Cole National board has determined and believes that the merger is in the best interests of Cole National's stockholders;

      -- Cole National entered into an acquisition agreement relating to any acquisition proposal or a transaction with respect to an acquisition proposal has been completed;

      -- a tender or exchange offer relating to Cole common stock has commenced and Cole National did not publish or send its stockholders, within fifteen business days after the commencement of the tender or exchange offer, a statement disclosing that the Cole National board recommends rejection of the tender or exchange offer; or

      -- the Cole National board recommended acceptance of a third party tender or exchange offer relating to Cole common stock; provided that any termination under the first two bulleted clauses must occur prior to the special meeting.

TERMINATION FEES

     The merger agreement obligates Cole National to pay a fee to Luxottica equal to $12 million if:

     - the Company terminated the merger agreement for a superior acquisition proposal as described above;

     - Luxottica terminated the merger agreement because:

      -- the Cole National board (or any board committee) failed to recommend that Cole National's stockholders vote to adopt the agreement and approve the merger, or have withdrawn or modified its recommendation in a manner adverse to Luxottica;

      -- Cole National failed to include in the proxy statement the board's recommendation or a statement to the effect that the Cole National board has determined and believes that the merger is in the best interests of Cole National's stockholders;

      -- Cole National entered into an acquisition agreement relating to any acquisition proposal or a transaction with respect to an acquisition proposal has been completed; or

      -- the Cole National board recommended acceptance of a third party tender or exchange offer relating to Cole common stock; and

     - Luxottica or Cole National terminated the merger agreement because:

      -- Cole National stockholder approval was not obtained at a duly held meeting or at any adjournment or postponement of the meeting or

      -- a tender or exchange offer relating to Cole common stock has commenced and Cole National did not publish or send to its stockholders, within fifteen business days after the commencement of the tender or exchange offer, a statement disclosing that the Cole National board recommends rejection of the tender or exchange offer, and, in either case, after the date of the merger agreement but prior to the date of the special meeting, any third person has made an acquisition proposal or publicly announced an intention (whether or not conditional) to make a proposal or offer relating to an acquisition proposal, and, within twelve months following the termination of the merger agreement, Cole National or any of its subsidiaries, directly or indirectly:

      -- enters into a definitive agreement for an acquisition proposal with any person (or its affiliate) who has made an acquisition proposal between the date of the merger agreement and the date of the termination of the merger agreement, or

      -- completes a transaction with respect to an acquisition proposal with any person (provided that, for these purposes, all references to 15% in the definition of acquisition proposal shall be deemed to be 50%).

Cole must promptly pay the termination fee within three business days after the later of such termination of the merger agreement by Luxottica, the execution of a definitive agreement for an acquisition proposal or the consummation of the acquisition proposal or, in the case of such termination by Cole National, immediately upon such termination.

     Merger Sub has also agreed to pay to Cole National a $30 million fee if the merger agreement is terminated because:

     - the merger is not completed by October 23, 2004 or January 23, 2005, as applicable, solely as a result of the failure to satisfy the conditions relating to obtaining U.S. antitrust clearance, or

     - if any court or other governmental entity has issued, enacted, entered, promulgated or enforced any law, order, judgment, decree, injunction or ruling or taken any other action and which has become final and non-appealable (that has not been vacated, withdrawn or overturned) related to antitrust, trade regulation or competition laws.

Luxottica U.S. Holdings has unconditionally guaranteed the obligation of Merger Sub to pay such $30 million fee.

     Any termination fees not paid when due will bear interest at the prime rate of Citibank N.A. in effect on the date the payment of the termination fee was required to be made.

EXPENSES

     The merger agreement provides that all costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring the expenses.

AMENDMENT

     The merger agreement may be amended by the parties at any time before or after any approval of the merger agreement by the Cole National stockholders, but after the stockholder approval, no amendment may be made that decreases the merger price or adversely affects the rights of the stockholders under the merger agreement without their approval.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth information regarding ownership of Cole common stock as of February 11, 2004, except as otherwise noted, by:

     - each of those persons owning of record or known by Cole National to be the beneficial owner of more than five percent of outstanding Cole common stock;

     - each of Cole National's directors;

     - each of Cole National's executive officers; and

     - all of Cole National's directors and executive officers as a group.

     The number of shares of Cole common stock outstanding on February 12, 2004 was 16,670,399. Except as noted, all information with respect to beneficial ownership has been furnished by each director or officer or is based on filings with the Securities and Exchange Commission. Unless otherwise indicated below, voting and investment power of shares reported in this table is not shared with others. Beneficial ownership of Cole common stock has been determined according to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, which provide that a person is deemed to be the beneficial owner of shares of stock if the person, directly or indirectly, has or shares the voting or investment power of that stock, or has the right to acquire ownership of the stock within 60 days.

                                                       NO. OF
                                      OUTSTANDING      OPTIONS     TOTAL NUMBER
                                         SHARES      EXERCISABLE    OF SHARES
                                      BENEFICIALLY     WITHIN      BENEFICIALLY   PERCENT OF
NAME OF BENEFICIAL OWNER                 OWNED         60 DAYS        OWNED         CLASS
------------------------              ------------   -----------   ------------   ----------
HAL International N.V.(1)(2)........    3,196,100          5,000     3,201,100       19.20%
  c/o HAL Holding N.V
  5 Avenue des Citronniers
  MC 98000 Monaco
Quaker Capital Management
  Corporation(3)....................    1,451,892              0     1,451,892        8.71%
  401 Wood Street
  Suite 1300
  Pittsburgh, PA 15222
Gabelli Asset Management Inc.(4)....    1,172,520              0     1,172,520        7.03%
  One Corporate Center
  Rye, NY 10580
Wells Fargo & Company(5)............      867,975              0       867,975        5.21%
  420 Montgomery Street
  San Francisco, CA 94104
PNC Financial Services Group,
  Inc.(6)...........................      862,100              0       862,100        5.17%
  One PNC Plaza
  249 Fifth Avenue
  Pittsburgh, PA 15222
Jeffrey A. Cole.....................      306,162        762,656     1,068,818        6.13%
Ronald E. Eilers....................            0          2,500         2,500           *
Timothy F. Finley...................       12,931         17,500        30,431           *
Irwin N. Gold.......................       26,730         17,500        44,230           *
Peter V. Handal(7)..................       41,730         17,500        59,230           *
Larry Pollock(8)(9).................      791,085        262,500     1,053,585        6.22%
Charles A. Ratner(7)................       20,500         16,000        36,500           *
Walter J. Salmon(7)(10).............        8,243         15,000        23,243           *
Leslie D. Dunn......................       10,870         79,625        90,495           *
Joseph Gaglioti(11).................        2,789         38,500        41,289           *
Ann Holt(12)........................        1,208         12,500        13,708           *
Lawrence E. Hyatt(13)...............       25,000         18,750        43,750           *
Patricia M. Luzier(12)(14)..........        3,596         58,750        62,346           *
All directors and executive officers
  as a group (13 persons)...........    1,250,844      1,319,281     2,570,125       14.29%

---------------

  *  Less than one percent.

 (1) Stock ownership is based on information provided to Cole National from HAL Holding N.V. and HAL International N.V. and a Schedule 13D filed by HAL Holding N.V. on June 15, 2001. Except for the options to purchase 5,000 shares held by HAL affiliates described in note (2) below, all of the shares listed are directly owned by HAL International N.V. HAL Holding N.V. owns all the outstanding shares of HAL International N.V. All decisions regarding voting and disposition of the shares are made by HAL International N.V. through its board of directors and HAL Holding N.V. through its executive board. As a result, HAL Holding N.V. may be deemed to have shared voting and disposition power over the shares that are or may be deemed to be beneficially owned by HAL International N.V., but HAL Holding N.V. disclaims such beneficial ownership. HAL Trust holds all shares of HAL Holding N.V. The trustees of HAL Trust act in accordance with the instructions of the stockholders of HAL Trust. Mr. M. van der Vorm and Mr. O.J. van der Vorm may be deemed to control two entities that together control a majority of the voting power of the shares of HAL Trust. They disclaim beneficial ownership of the shares that are or may be deemed to be beneficially owned by HAL International N.V.

 (2) As reported on a Form 4 filed on January 3, 2003, HAL Realty III, Inc., an affiliate of HAL International N.V., holds options to purchase 2,500 shares of Cole National common stock, which were granted in lieu of a grant of options to Mr. Groot for his service on the Board of Directors pursuant to Cole National's Nonqualified Stock Option Plan for Nonemployee Directors. As reported on Form 4 filed on February 11, 2002, HAL Investments Inc., an affiliate of HAL International N.V., holds options to purchase 2,500 shares of Cole National common stock, which were granted in lieu of a grant of options to Mr. Groot for his service on the Board of Directors pursuant to Cole National's Nonqualified Stock Option Plan for Nonemployee Directors.

 (3) Stock ownership is based on an amended Schedule 13G filed on February 13, 2004. The report indicates that Quaker Capital Management Corporation has shared voting and dispositive power over 700,642 shares and sole voting and dispositive power as to 748,750 shares owned by its clients and held in accounts over which it has discretionary authority. Quaker Capital and/or its principals and employees have sole voting and dispositive power over the 2,500 shares owned by Quaker Capital and/or its principals and employees. Quaker Capital, in its capacity as investment adviser, may be deemed to be the beneficial owner of 1,449,392 of the reported shares which are owned by various investment advisory clients of Quaker Capital in accounts over which Quaker Capital has discretionary authority. Quaker Capital disclaims beneficial ownership of these securities. Additionally, Quaker Capital and/or its principals and employees own 2,500 shares of Cole National common stock.

 (4) Stock ownership is based on a Schedule 13D filed on February 9, 2004, which indicates that: Gabelli Funds, LLC beneficially owns 152,040 shares, with sole voting and dispositive power over all those shares; GAMCO Investors, Inc. beneficially owns 789,380 shares, with sole dispositive power over all those shares and sole voting power over 779,380 shares; Gabelli Securities, Inc. beneficially owns 224,100 shares, with sole voting and dispositive power over all those shares; and MJG Associates, Inc. beneficially owns 7,000 shares, with sole voting and dispositive power over all those shares. Mario Gabelli is the Chief Investment Officer for each of the foregoing persons and is deemed to have beneficial ownership of the securities owned beneficially by each of the foregoing persons. Gabelli Securities, Inc. is deemed to have beneficial ownership of the securities owned beneficially by Gabelli & Company, Inc. Gabelli Asset Management, Inc. and Gabelli Group Capital Partners, Inc. are deemed to have beneficial ownership of the securities owned beneficially by each of the foregoing persons other than Mario Gabelli.

 (5) Stock ownership is based on a Schedule 13G filed on January 26, 2004. The report indicates that Wells Fargo & Company has the sole power to vote or direct the vote of 865,300 of the reported shares and sole power to dispose or direct the disposition of 826,975 of the reported shares and has aggregate beneficial ownership of 867,975 shares, whereas Wells Capital Management Incorporated has the sole power to vote or direct the vote of 824,300 of the reported shares and sole power to dispose or direct the disposition of 826,975 of the reported shares. Wells Fargo & Company is a Parent Holding Company in accordance with 240.13d-1(b)(1)(ii)(G) and Wells Capital Management Incorporated is a Registered Investment Advisor in accordance with Regulation 13d-1(b)(1)(ii)(E).

 (6) Stock ownership is based on a Schedule 13G filed on February 10, 2004. The report indicates that: PNC Financial Services Group, Inc. beneficially owns 862,100 shares, with sole voting power over 517,500 of the reported shares and sole dispositive power over 826,700 of the reported shares; PNC Bancorp, Inc. beneficially owns 862,100 shares, with sole voting power over 517,500 of the reported shares and sole dispositive power over 826,700 of the reported shares; PNC Bank, National Association beneficially owns 862,100 shares, with sole voting power over 517,500 of the reported shares and sole dispositive power over 826,700 of the reported shares; BlackRock Advisors, Inc. beneficially owns 826,700 shares, with sole voting power over 482,100 of the reported shares and sole dispositive power over 826,700 of the reported shares; and BlackRock Capital Management, Inc. beneficially owns 345,400 shares, with sole voting power over 289,300 of the reported shares and sole dispositive power over 345,400 of the reported shares. Of the 862,100 shares beneficially owned, 35,400 shares are held in accounts at PNC Bank, National Association in a fiduciary capacity.

 (7) Includes share equivalents, which have no voting rights, held through the Nonemployee Director Equity and Deferred Compensation Plan: Mr.
     Handal -- 22,893 shares; Mr. Ratner -- 16,500 shares; and Mr.
     Salmon -- 6,893 shares.

 (8) Includes 133,042 shares deposited with a voting trust of which Mr. Pollock is the trustee. Mr. Pollock sold the economic interest in the shares held by the voting trust but retains sole voting power and sole dispositive power with respect to those shares.

 (9) Pursuant to a Voting Agreement, dated January 23, 2004, with Colorado Acquisition Corp., an indirect wholly-owned subsidiary of Luxottica, Mr. Pollock has agreed to vote (or cause to be voted), subject to certain exceptions and limitations, all shares which he is entitled to vote (a) in favor of the merger and the approval and adoption of the merger agreement, and (b) against (i) any extraordinary corporate transaction other than the merger, including an acquisition proposal, unless Cole National is permitted to enter into such transaction under the merger agreement, (ii) any action that would result in a change in those persons constituting a majority of the Cole National Board of Directors, other than voting in an annual meeting for the slate of directors proposed by the incumbent board or (iii) any action that would materially impede, interfere with, delay, postpone or adversely affect in any material respect the merger and the transactions contemplated by the merger agreement, unless Cole National is permitted to take that action under the merger agreement. Mr. Pollock has also given a proxy to Colorado Acquisition Corp. to vote with respect to the previously mentioned matters.

(10) 1,350 shares owned jointly with spouse.

(11) 2,789 shares owned jointly with spouse.

(12) Includes share equivalents, which have no voting rights, held through the Deferred Compensation Plan for Executives and Other Senior Management: Ms. Holt -- 894 shares; and Ms. Luzier -- 591 shares.

(13) All 25,000 shares are shares of restricted stock, half of which vest on July 15, 2005 and the remainder of which vest on July 15, 2006.

(14) 2,000 shares owned jointly with spouse.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     To be eligible for inclusion in the proxy statement and form of proxy for Cole National's next annual meeting, a stockholder proposal must have been received at Cole National's executive offices on or before February 4, 2004. Under Cole National's By-laws, no stockholder proposal or nomination for director may be submitted less than 60 days prior to a stockholder meeting for consideration at an annual meeting. If public notice of the date of the annual meeting is not given at least 75 days prior to the annual meeting, submissions must be delivered to Cole National no later than 10 days following the public announcement of the meeting date. Proposals should be submitted by certified mail, return receipt requested, addressed to Cole National at Cole National Corporation, 1925 Enterprise Parkway, Twinsburg, Ohio, 44087, Attention:
Secretary.

                                 OTHER MATTERS

     The Cole National board of directors knows of no other matters that are likely to be brought before the meeting, but if other matters do properly come
before the meeting which we did not have notice of prior to [          ], 2004,
or that applicable laws otherwise permit proxies to vote on a discretionary basis, it is intended that the person authorized under solicited proxies will vote or act thereon in accordance with their own judgment.

                  WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

Each of Cole National and Luxottica are subject to the informational requirements of the Securities Exchange Act of 1934. Each company files reports, proxy statements and other information with the SEC.

You may read and copy these reports, proxy statements and other information at the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at http://www.sec.gov, that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

     You may also read reports, proxy statements and other information relating to Cole National and Luxottica at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

     If you have questions about the special meeting or the merger after reading this proxy, or if you would like additional copies of this proxy statement or the proxy card, you should contact Cole National's proxy solicitors, Morrow & Co., Inc., toll-free at (800) 607-0088.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                                    BETWEEN

                             LUXOTTICA GROUP S.P.A.

                           COLORADO ACQUISITION CORP.

                                      AND

                           COLE NATIONAL CORPORATION

                          DATED AS OF JANUARY 23, 2004

                               TABLE OF CONTENTS


ARTICLE I       THE MERGER..................................................    A-1
SECTION 1.01.   The Merger..................................................    A-1
SECTION 1.02.   Effective Time; Closing.....................................    A-2
SECTION 1.03.   Effects of the Merger.......................................    A-2
                Certificate of Incorporation and By-Laws of the Surviving
SECTION 1.04.   Corporation.................................................    A-2
SECTION 1.05.   Directors...................................................    A-2
SECTION 1.06.   Officers....................................................    A-2
SECTION 1.07.   Conversion of Shares........................................    A-2
SECTION 1.08.   Conversion of Merger Sub Common Stock.......................    A-3
SECTION 1.09.   Dissenting Shares...........................................    A-3
SECTION 1.10.   Company Stock-Based Arrangements............................    A-3

ARTICLE II      PAYMENT FOR SHARES..........................................    A-5
SECTION 2.01.   Payment for Shares..........................................    A-5

ARTICLE III     REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............    A-6
SECTION 3.01.   Organization and Qualification; Subsidiaries................    A-6
SECTION 3.02.   Certificate of Incorporation and By-Laws....................    A-7
SECTION 3.03.   Capitalization..............................................    A-7
SECTION 3.04.   Authority Relative to this Agreement........................    A-8
SECTION 3.05.   No Conflict; Required Filings and Consents..................    A-9
SECTION 3.06.   Compliance with Agreements..................................   A-10
SECTION 3.07.   SEC Reports and Financial Statements........................   A-10
SECTION 3.08.   Off-Balance Sheet Arrangements..............................   A-11
SECTION 3.09.   Information.................................................   A-11
SECTION 3.10.   Litigation..................................................   A-11
SECTION 3.11.   Compliance with Applicable Laws.............................   A-11
SECTION 3.12.   Employee Benefit Plans and Arrangements.....................   A-12
SECTION 3.13.   Intellectual Property.......................................   A-13
SECTION 3.14.   Environmental Matters.......................................   A-13
SECTION 3.15.   Taxes.......................................................   A-14
SECTION 3.16.   Absence of Certain Material Adverse Changes.................   A-14
SECTION 3.17.   Affiliate Transactions......................................   A-15
SECTION 3.18.   Real Property...............................................   A-15
SECTION 3.19.   Labor Matters...............................................   A-15
SECTION 3.20.   Material Contracts..........................................   A-15
SECTION 3.21.   Opinion of Financial Advisor................................   A-16
SECTION 3.22.   Rights Agreement............................................   A-16
SECTION 3.23.   HAL Standstill Waiver.......................................   A-16
SECTION 3.24.   Brokers.....................................................   A-16

ARTICLE IV      REPRESENTATIONS AND WARRANTIES OF PARENT AND THE MERGER
                SUB.........................................................   A-17
SECTION 4.01.   Organization and Qualification..............................   A-17
SECTION 4.02.   Authority Relative to this Agreement........................   A-17


SECTION 4.03.   No Conflict; Required Filings and Consents..................   A-17
SECTION 4.04.   Information.................................................   A-18
SECTION 4.05.   Financing...................................................   A-18
SECTION 4.06.   Ownership of Shares.........................................   A-18
SECTION 4.07.   Brokers.....................................................   A-18

ARTICLE V       COVENANTS...................................................   A-18
SECTION 5.01.   Conduct of Business of the Company..........................   A-18
SECTION 5.02.   Access to Information; Control of Operations................   A-21
SECTION 5.03.   Further Assurances; Reasonable Best Efforts.................   A-22
SECTION 5.04.   Filings; Consents...........................................   A-22
SECTION 5.05.   Public Announcements........................................   A-24
SECTION 5.06.   Indemnification; Employees and Employee Benefits............   A-24
SECTION 5.07.   No Solicitation.............................................   A-26
SECTION 5.08.   Preparation of the Proxy Statement..........................   A-28
SECTION 5.09.   Stockholder's Meeting.......................................   A-28
SECTION 5.10.   Notification of Certain Matters.............................   A-28
SECTION 5.11.   State Takeover Laws.........................................   A-29
SECTION 5.12.   Stockholder Litigation......................................   A-29
SECTION 5.13.   Merger Sub..................................................   A-29
SECTION 5.14.   No Acquisition of Shares....................................   A-29

ARTICLE VI      CONDITIONS TO CONSUMMATION OF THE MERGER....................   A-29
SECTION 6.01.   Conditions to the Obligations of Each Party.................   A-29
SECTION 6.02.   Conditions to the Obligations of Parent and Merger Sub......   A-30
SECTION 6.03.   Conditions to the Obligations of the Company................   A-30

ARTICLE VII     TERMINATION; AMENDMENTS; WAIVER.............................   A-30
SECTION 7.01.   Termination.................................................   A-30
SECTION 7.02.   Effect of Termination.......................................   A-32
SECTION 7.03.   Fees and Expenses...........................................   A-32
SECTION 7.04.   Amendment...................................................   A-33
SECTION 7.05.   Extension; Waiver...........................................   A-33

ARTICLE VIII    MISCELLANEOUS...............................................   A-33
SECTION 8.01.   Non-Survival of Representations and Warranties..............   A-33
SECTION 8.02.   Entire Agreement; Assignment................................   A-33
SECTION 8.03.   Validity....................................................   A-33
SECTION 8.04.   Notices.....................................................   A-34
SECTION 8.05.   Governing Law; Jurisdiction.................................   A-34
SECTION 8.06.   Waiver of Jury Trial........................................   A-35
SECTION 8.07.   Descriptive Headings, etc. .................................   A-35
SECTION 8.08.   Counterparts; Execution and Delivery by Facsimile...........   A-35
SECTION 8.09.   Parties in Interest; No Third Party Beneficiaries...........   A-35
SECTION 8.10.   Certain Definitions.........................................   A-35
SECTION 8.11.   Specific Performance........................................   A-36

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of January 23, 2004, by and among Luxottica Group S.p.A., an Italian corporation ("Parent"), Colorado Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Parent ("Merger Sub"), and Cole National Corporation, a Delaware corporation (the "Company").

     WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved and declared advisable this Agreement, which contemplates the merger of Merger Sub with and into the Company, as set forth below (the "Merger"), in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, upon the consummation of the Merger, each issued and outstanding share of common stock, $.001 par value per share, of the Company (each a "Share" and collectively, the "Shares") will be converted into the right to receive $22.50 per share in cash (without interest) (the "Merger Price"), upon the terms and subject to the limitations and conditions of this Agreement;

     WHEREAS, concurrently herewith, the Company has executed and delivered to HAL International N.V., a Netherlands Antilles corporation ("HAL"), a waiver (the "HAL Standstill Waiver"), a copy of which has been delivered to Parent, pursuant to which the Company has waived certain of the provisions of the Standstill Agreement, dated as of November 22, 1999 (as it may thereafter have been amended, the "HAL Standstill Agreement"), between the Company and HAL, on the terms and subject to the limitations specified therein;

     WHEREAS, as an inducement to Parent and Merger Sub to enter into this Agreement, concurrently herewith, Larry Pollock ("Pollock") has entered into an agreement (the "Pollock Voting Agreement") with Parent and Merger Sub to vote his Shares in favor of this Agreement and the Merger on the terms and subject to the limitations specified therein;

     WHEREAS, the Board of Directors of the Company (the "Board") has approved the terms of the Pollock Voting Agreement;

     WHEREAS, the Board is recommending that the Company's stockholders approve this Agreement and the Merger;

     WHEREAS, the Board has taken such action as is necessary so that the restrictions on transactions with "interested stockholders" set forth in Section 203 of the DGCL (the "Interested Stockholder Statute") and Article TENTH of the Company's certificate of incorporation do not apply and will not apply to Parent, Merger Sub or affiliates or associates of Parent or Merger Sub as a result of the transactions contemplated by this Agreement and the Pollock Voting Agreement; and

     WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Parent, Merger Sub and the Company agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.01. The Merger. Upon the terms and subject to the satisfaction or waiver of the conditions hereof, and in accordance with the applicable provisions of this Agreement and the DGCL, at the Effective Time (as defined in Section 1.02), Merger Sub shall be merged with and into the Company. Following the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and an indirect wholly-owned subsidiary of Parent. At the option of Parent and provided that such amendment does not delay the Effective Time, the Merger may be structured so that the Company shall be merged with and into Merger Sub or another direct or indirect wholly-owned Subsidiary of Parent, with Merger Sub or such other Subsidiary of Parent continuing as the Surviving Corporation, or that another direct or indirect wholly-owned Subsidiary of Parent shall be merged with and into the Company, with the Company as the Surviving Corporation; provided, however, that (y) the Company shall be deemed not to have breached any of its representations and warranties herein which, absent such election, would not have been breached, and (z) such election would not adversely affect in any manner the Company or the stockholders of the Company. As a condition to such election, the parties (and such additional Subsidiary) shall execute an appropriate amendment to this Agreement in order to reflect such election.

     SECTION 1.02. Effective Time; Closing. The closing (the "Closing") will be held at the offices of Winston & Strawn, 200 Park Avenue, New York, New York at 10:00 A.M., New York, New York time, on the fifth business day following the date of the satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions), or such other place and time as Parent and the Company may agree (the "Closing Date"). On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of Delaware law. The Merger shall become effective at such time at which such Certificate of Merger shall be duly filed with the Secretary of State of the State of Delaware, or at such later time reflected in such Certificate of Merger as shall be agreed by Parent and Company (the time that such Merger becomes effective, the "Effective Time").

     SECTION 1.03. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.04. Certificate of Incorporation and By-Laws of the Surviving Corporation.

     (a) At the Effective Time, the restated certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated to read in its entirety as set forth in Exhibit A attached hereto and incorporated by reference herein, and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended in accordance with the provisions thereof and hereof and applicable law.

     (b) At the Effective Time, the by-laws of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated to read in their entirety as set forth in Exhibit B attached hereto and incorporated by reference herein, and, as so amended and restated, shall be the by-laws of the Surviving Corporation, until thereafter amended in accordance with the provisions thereof and hereof and applicable law.

     SECTION 1.05. Directors. Subject to applicable law, the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

     SECTION 1.06. Officers. The individuals specified by Parent in writing to the Company at least two business days prior to the Closing Date shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

     SECTION 1.07. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Share issued and outstanding immediately prior to the Effective Time (other than any Shares held by Parent, Merger Sub, any wholly-owned Subsidiary of Parent or Merger Sub, in the treasury of the Company or by any wholly-owned Subsidiary of the Company, which Shares, by virtue of the Merger and without any action on the part of the holder thereof, shall be cancelled and shall cease to exist with no payment being made with respect thereto, and other than any Shares constituting Dissenting Shares (as defined below)) shall be converted into and represent the right to receive in cash the Merger Price. At the Effective Time, all Shares that have been converted into the right to receive the Merger Price as provided in this Section 1.07 shall be automatically cancelled and shall cease to exist and the holders of certificates which immediately prior to the Effective Time represented such Shares shall cease to have any rights with respect to such Shares other than the right to receive the Merger Price, without interest thereon, upon surrender of such certificates in accordance with Article II hereof.

     SECTION 1.08. Conversion of Merger Sub Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

     SECTION 1.09. Dissenting Shares. Notwithstanding anything contained in this Agreement to the contrary, no Shares issued and outstanding immediately prior to the Effective Time, the holder of which (i) has not voted in favor of the Merger or consented thereto in writing, (ii) has demanded its rights to appraisal in accordance with Section 262 of the DGCL, and (iii) has not effectively withdrawn or lost its rights to appraisal (the "Dissenting Shares"), shall be converted into the right to receive the Merger Price. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, all Dissenting Shares shall be cancelled and shall cease to exist and shall represent the right to receive only those rights provided under the DGCL. If, after the Effective Time, any holder of Dissenting Shares withdraws, loses or fails to perfect its rights to appraisal, then (i) such Dissenting Shares shall be treated as if they had been converted into the right to receive the Merger Price as of the Effective Time and (ii) such holder shall also be entitled to those rights (without duplication) granted under Section 262 of the DGCL. The Company shall promptly notify Parent upon the receipt of any written demands for appraisal under Section 262 of the DGCL and any withdrawals of such demands, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not settle, offer to settle or make any payment with respect to such demands unless it receives prior written consent from Parent.

     SECTION 1.10.  Company Stock-Based Arrangements.

     (a) Company Options. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, all outstanding and unexpired options and similar rights to acquire Shares (other than Company Stock-Based Awards and rights to acquire Shares pursuant to the Stock Purchase Plan, as such terms are defined in Section 1.10(b) and Section 1.10(c) below), regardless of whether or not such options or rights have vested (the "Company Options"), including, without limitation, Company Options granted pursuant to the Company's (i) 1992 Management Stock Option Plan, (ii) 1993 Management Stock Option Plan, as amended, (iii) 1996 Management Stock Option Plan, (iv) Amended and Restated 1998 Equity and Performance Incentive Plan, (v) 1999 Broad-Based Employee Stock Plan, and (vi) Amended and Restated Nonqualified Stock Option Plan for Nonemployee Directors, as amended (collectively, the "Option Plans"), shall be cancelled and each holder of a cancelled Company Option shall be entitled to receive, at the Effective Time, in consideration for the cancellation of each such Company Option, an amount in cash equal to the product of (x) the number of Shares subject to such Company Option immediately prior to the Effective Time and (y) the excess, if any, of the Merger Price over the exercise price per Share subject to such Company Option, payable to such holder, without interest thereon.

     (b) Company Stock-Based Awards. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof: (i) all restricted stock units, if any, outstanding immediately prior to the Effective Time under the Company's 1999 Broad-Based Employee Stock Plan that shall not yet have been replaced by issued Shares upon the lapse of the applicable forfeiture condition, and (ii) all rights to receive Shares in lieu of fees for service as a director of the Company, if any, outstanding immediately prior to the Effective Time under the Company's Non-Employee Director and Employee Deferred Compensation Plan that shall not yet have been replaced by issued Shares (such restricted stock units and rights to receive Shares referred to in clauses (i) and (ii) are referred to herein as "Company Stock-Based Awards"), shall be cancelled and each holder of a cancelled Company Stock-Based Award shall be entitled to receive, at the Effective Time, in consideration for the cancellation of such Company Stock-Based Award, an amount in cash equal to the product of (x) the number of Shares subject to such Company Stock-Based Award immediately prior to the Effective Time and (y) the Merger Price, payable to such holder, without interest thereon. All dividend equivalents, if any, credited to the account of each holder of a Company Stock-Based Award as of the Effective Time shall be distributed to the holder of such Company Stock-Based Award at the Effective Time, payable to such holder, without interest thereon.

     (c) Stock Purchase Plan. At the Effective Time, the Company's Amended and Restated 1999 Employee Stock Purchase Plan (the "Stock Purchase Plan") shall be cancelled and each participant therein shall be entitled to receive, in lieu of any other amounts otherwise payable to such participant under the Stock Purchase Plan with respect to the then current Offering Period (as defined therein), an amount in cash equal to the product of (x) the number of whole and fractional Shares, if any, that would have been, but shall not yet have been, purchased for such participant pursuant to Section 9 of the Stock Purchase Plan in connection with a change of control of the Company (as defined therein) and (y) the Merger Price, without interest thereon.

     (d) Restricted Stock Awards. Any restrictions on each Share ("Restricted Share") issued under any of the Plans (as defined in Section 3.12(a) below) or otherwise shall lapse immediately prior to, and effective upon the occurrence of, the Effective Time, and each Restricted Share shall be fully vested in each holder thereof at such time, and each such Restricted Share will be treated at the Effective Time the same as, and have the same rights and be subject to the same conditions (including the condition set forth in Section 2.01(f)) as, each Share not subject to any restrictions. All dividend equivalents, if any, credited to the account of each holder of a Restricted Share as of the Effective Time shall be distributed to the holder of such Restricted Share at the Effective Time.

     (e) Actions. Prior to the Effective Time, the Company shall deliver to the holders of Company Options and Company Stock-Based Awards and each participant in the Stock Purchase Plan appropriate notices, in form and substance reasonably acceptable to Parent, setting forth such holders' rights pursuant to this Agreement. The Company shall take all action as is necessary prior to the Effective Time to terminate all Option Plans and the Stock Purchase Plan (including such actions as are necessary to amend each Option Plan and the Stock Purchase Plan to cancel the Company Options, Company Stock-Based Awards and other rights granted pursuant to such Option Plan or Stock Purchase Plan) so that at and after the Effective Time, no current or former employee, director, consultant or other person shall have any option to purchase or right to receive any Company Options or Company Stock-Based Awards, or shall be entitled under the Stock Purchase Plan to require the Company to purchase Shares for his or her benefit. Not more than ten nor less than three business days prior to the anticipated Effective Time, the Company shall deliver to Parent a list, in form reasonably acceptable to Parent, of (x) the number of Company Options and Company Stock-Based Awards expected to be outstanding immediately prior to the Effective Time, and the names of the holders thereof and (y) the number of Shares expected to be issuable pursuant to the Stock Purchase Plan as of the Effective Time and the names of the participants in the Stock Purchase Plan to whom such Shares are issuable, in each case together with the applicable addresses, tax identification numbers and other information relating to such holders and participants as Parent may reasonably require in connection with the payments to be made pursuant to this Section 1.10. Parent may take such actions, as promptly as practicable, prior to making any payment under this Section 1.10, as are reasonably necessary and appropriate in order to verify the right of any person to receive such a payment hereunder, the identifying information relating to such person and whether any withholding is required with respect thereto and, if so, the amount thereof.

                                   ARTICLE II

                               PAYMENT FOR SHARES

     SECTION 2.01.  Payment for Shares.

     (a) From and after the Effective Time, a bank or trust company mutually acceptable to Parent and the Company shall act as paying agent (the "Paying Agent") in effecting the payment of the Merger Price in respect of certificates (the "Share Certificates") that, prior to the Effective Time, represented Shares entitled to payment of the Merger Price pursuant to Section 1.07. Prior to the Effective Time, Parent shall enter into a paying agent agreement with the Paying Agent in form and substance reasonably acceptable to the Company. At or prior to the Effective Time, Parent or Merger Sub shall deposit, or cause to be deposited, in trust with the Paying Agent the aggregate Merger Price to which holders of Shares shall be entitled at the Effective Time pursuant to Section
1.07 (such funds being hereinafter referred to as the "Exchange Fund"). Parent shall be obligated to, from time to time, deposit any additional funds necessary to pay the aggregate Merger Price with respect to Shares outstanding at the Effective Time.

     (b) Promptly after the Effective Time, the Paying Agent shall, and Parent shall cause the Paying Agent to, mail to each record holder of Share Certificates that immediately prior to the Effective Time represented Shares (other than Share Certificates representing Shares held by Parent or Merger Sub, any wholly-owned Subsidiary of Parent or Merger Sub, in the treasury of the Company or by any wholly-owned Subsidiary of the Company, and other than Dissenting Shares) a form of letter of transmittal, in form and substance reasonably satisfactory to Parent, which shall specify that delivery shall be effected, and risk of loss and title to the Share Certificates shall pass, only upon proper delivery of the Share Certificates to the Paying Agent, and instructions for use in surrendering such Share Certificates and receiving the aggregate Merger Price in respect thereof. Upon the surrender of each such Share Certificate for cancellation to the Paying Agent or to such additional agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Share Certificate shall be paid the Merger Price multiplied by the number of Shares formerly represented by such Share Certificate in consideration therefor, and such Share Certificate shall forthwith be cancelled. Until so surrendered, each such Share Certificate (other than Share Certificates representing Shares held by Parent or Merger Sub, by any wholly-owned Subsidiary of Parent or Merger Sub, in the treasury of the Company or by any wholly-owned Subsidiary of the Company, and other than Dissenting Shares) shall represent solely the right to receive the aggregate Merger Price relating thereto. No interest or dividends shall be paid or accrued on the Merger Price. If the Merger Price (or any portion thereof) is to be delivered to any person other than the person in whose name the Share Certificate formerly representing Shares surrendered therefor is registered, it shall be a condition to such right to receive such Merger Price that the Share Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person surrendering such Share Certificate shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of the Merger Price to a person other than the registered holder of the Share Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable.

     (c) Promptly following the date which is 180 days after the Effective Time, the Paying Agent shall deliver to the Surviving Corporation all cash, Share Certificates and other documents in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Share Certificate formerly representing a Share may surrender such Share Certificate to the Surviving Corporation and, subject to the applicable abandoned property, escheat and similar laws, receive in exchange therefor the aggregate consideration relating thereto, without any interest or dividends thereon, as provided in this Agreement.

     (d) After the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers on the stock transfer books of the Company of any Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Share Certificates formerly representing Shares are presented to the Surviving Corporation or the Paying Agent, they shall be surrendered and cancelled in exchange for the payment of the aggregate consideration as provided in this Agreement.

     (e) None of Parent, Merger Sub, the Company nor the Surviving Corporation shall be liable to any holder of the Shares, Company Options, Company Stock-Based Awards or other securities for any consideration to be paid in the Merger delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (f) Each of the Surviving Corporation, Parent and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, Company Options, Company Stock-Based Awards or other securities such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code") or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares, Company Options, Company Stock-Based Awards or other securities in respect of which such deduction and withholding was made by the Surviving Corporation, Parent or the Paying Agent, as the case may be.

     (g) If any Share Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Share Certificate to be lost, stolen or destroyed and, if required by Parent or the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as Parent or the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to the alleged loss, theft or destruction of such Share Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Share Certificate, the Merger Price, without any interest thereon.

     (h) The Paying Agent shall invest the funds constituting the Exchange Fund as directed by Parent. Any interest or other income resulting from such investment shall be paid to Parent. The Exchange Fund shall not be used for any other purpose except as provided in this Agreement.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Merger Sub, except as set forth in the disclosure schedule delivered by the Company to Parent and Merger Sub prior to the date of the execution and delivery of this Agreement and identified as such by the Company (the "Company Disclosure Schedule"), that:

     SECTION 3.01. Organization and Qualification; Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Section 3.01 of the Company Disclosure Schedule sets forth the number of shares of capital stock or other equity interests owned by the Company and its Subsidiaries in its Significant Subsidiaries (as defined below) and the number of shares held by the Company in Pearle Europe B.V. and the percentage of all of the issued and outstanding shares of capital stock or other equity interests of each such person represented by such shares. Each of the Company's Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, except where the failure to be so organized, existing or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company (as defined below). The Company and each of its Subsidiaries has the requisite power (corporate or otherwise) and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, except where the failure to have such power or authority or to be so qualified, licensed or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The term "Subsidiary," as used in this Agreement, means, with respect to any entity, any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, which is consolidated with such entity for financial reporting purposes. The term "Significant Subsidiary," as used in this Agreement, shall, as to the Subsidiaries of the Company, have the meaning set forth in Rule 1-02(w) of Regulation S-X under the Securities Act of 1933, as amended (the "Securities Act") and as in effect on the date of this Agreement, as determined for the fiscal year ended February 1, 2003, and shall also include certain Subsidiaries of the Company that are not covered by such definition but are specified as "Significant Subsidiaries" in
Section 3.01 of the Company Disclosure Schedule. Section 3.01 of the Company Disclosure Schedule sets forth the name, jurisdiction of incorporation and principal line of business of each Subsidiary of the Company and identifies each Subsidiary that is a Significant Subsidiary. The term "Material Adverse Effect on the Company," as used in this Agreement, means any change or effect that is or would reasonably be expected to be materially adverse to the business, financial condition or revenues of the Company and its Subsidiaries, taken as a whole, except for any such effects or changes arising out of or relating to (i) the announcement of the transactions contemplated by this Agreement or actions by Parent, Merger Sub or the Company required to be taken pursuant to this Agreement, (ii) changes in general economic or political conditions or the securities markets, (iii) changes in laws, rules, regulations or orders of any Governmental Entity (as defined herein) or interpretations thereof by any Governmental Entity or changes in accounting rules, (iv) changes affecting generally the industries in which the Company or its Subsidiaries conduct business, (v) the termination or failure to renew the license agreement to operate optical departments in Target Stores, whether at the end of the current contract term or following any extensions or renewals thereof, provided the costs and expenses related thereto are not materially greater than the estimates disclosed in the Company's quarterly report on Form 10-Q for the fiscal quarter ended November 1, 2003, (vi) the SEC Investigation Matters (as defined herein), including any settlement, compromise or consent made in compliance with the terms of this Agreement or the entry of any order or decree in connection therewith or (vii) the case entitled People of the State of California v. Cole National Corporation, et. al. or related cases (the "California Litigation Matters"), including any settlement, compromise or consent made in compliance with the terms of this Agreement, but excluding any other settlement, compromise or consent or any change or effect arising out of or relating to any other judgment, order or decree in connection therewith.

     SECTION 3.02. Certificate of Incorporation and By-Laws. The Company has heretofore made available to Parent and Merger Sub an accurate and complete copy of the certificate of incorporation and by-laws, each as amended to the date hereof, of the Company. Such certificate of incorporation and by-laws are in full force and effect. The Company is not in violation of any provision of its certificate of incorporation or by-laws.

     SECTION 3.03. Capitalization. The authorized capital stock of the Company consists of 40,000,000 Shares and 5,000,000 shares of preferred stock ("Preferred Stock"), of which 400,000 shares of Preferred Stock are designated as Series A Junior Participating Preferred Stock. As of the close of business on December 27, 2003, there were 16,645,571 Shares issued and outstanding, and 548,379 Shares were held in treasury and no shares of Preferred Stock were issued and outstanding. The Company has no shares of capital stock reserved for issuance, except that, as of December 27, 2003, there were (i) 3,378,045 Shares reserved for issuance pursuant to the Option Plans, the Stock Purchase Plan and the Company Stock-Based Awards and (ii) 400,000 shares of Series A Junior Participating Preferred Stock reserved for issuance pursuant to the Company's Rights Agreement, dated as of November 22, 1999, by and between the Company and National City Bank, as Rights Agent (the "Rights Agreement"). As of the date of this Agreement, there are outstanding Company Stock-Based Awards in the form of restricted stock units which have not yet been replaced by issued Shares representing an aggregate of 59,026 Shares. As of the date of this Agreement, there are outstanding Company Stock-Based Awards in the form of rights to receive Shares in lieu of fees for service as a director of the Company that have not yet been replaced by issued Shares representing an aggregate of 45,333 Shares. Set forth in Section 3.03 of the Company Disclosure Schedule are: (i) the number of Shares originally made subject to the Stock Purchase Plan; (ii) the number of Shares that, as of January 1, 2004, had been issued pursuant to the Stock Purchase Plan or are issuable to participants in respect of the cycle ended December 31, 2003; (iii) the number of Shares that, as of the date of this Agreement, remain issuable pursuant to the Stock Purchase Plan; and (iv) an estimate of the maximum dollar amount that could be contributed to the Stock Purchase Plan in respect of the period from January 1 through June 30, 2004 based on the current salary of the participants. There are no other shares of capital stock of the Company authorized, or, as of December 27, 2003, issued or outstanding. Section 3.03 of the Company Disclosure Schedule sets forth, as of December 27, 2003, (i) the names of the record holders of all outstanding Company Options and the number of Shares, exercise prices and expiration dates of each grant to each such holder and (ii) the names of the record holders of all outstanding Company Stock-Based Awards and the number of Shares issuable to each such holder. Since December 27, 2003, the Company has not issued any shares of capital stock or securities exchangeable or convertible into capital stock except for (A) rights to acquire Series A Junior Participating Preferred Stock (the "Preferred Stock Purchase Rights") issued pursuant to the Rights Agreement that attach to Shares issued since such date and prior to the date of this Agreement or pursuant to the following clause (E),
(B) Company Options granted pursuant to the Option Plans since such date and prior to the date of this Agreement or granted pursuant to the Option Plans since such date in compliance with the terms of this Agreement, (C) Company Stock-Based Awards granted since such date and prior to the date of this Agreement or Company Stock-Based Awards issued in compliance with the terms of this Agreement, (D) participation rights granted pursuant to the Stock Purchase Plan since such date and prior to the date of this Agreement or participation rights granted in compliance with the terms of this Agreement, and (E) Shares issued pursuant to the Stock Purchase Plan or the exercise of Company Options or the conversion to Shares of Company Stock-Based Awards granted prior to the date of this Agreement or in compliance with the terms of this Agreement. All of the outstanding Shares are, and all Shares which may be issued pursuant to the exercise of outstanding Company Options, in respect of the Company Stock-Based Awards or under the Stock Purchase Plan, will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and are not subject to nor were they issued in violation of any preemptive rights (or similar rights). There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into, or exchangeable for, securities having such rights) ("Voting Debt") of the Company or any of its Subsidiaries issued and outstanding. Except for the Company Options, the Company Stock-Based Awards, participation rights granted pursuant to the Stock Purchase Plan, the Preferred Stock Purchase Rights referred to in the preceding provisions of this Section 3.03 (including, for any period after the date of this Agreement, those constituting Permitted Issuances (as defined in Section 5.01(c)) and options, subscriptions or other rights issued and outstanding which are held by the Company or any Subsidiary in any other Subsidiary, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, nor are there any obligations of the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to any third-party to repurchase, redeem or otherwise acquire any Shares or other capital stock of the Company or any of its Subsidiaries. Except for the HAL Standstill Agreement and the Pollock Voting Agreement, to the knowledge of the Company, as of the date of this Agreement, there are no voting agreements with respect to the Shares which affect or relate to the voting of, or the execution of written consents with respect to, or the solicitation of proxies relating to the voting of, any security of the Company or any of its Subsidiaries. Each of the outstanding shares of capital stock of each of the Company's Subsidiaries is validly issued, fully paid and nonassessable, and, such shares of the Company's Subsidiaries are owned, beneficially and of record, by the Company or by a Subsidiary of the Company, in each case, free and clear of any lien, claim, option, charge, security interest or encumbrance (any of the foregoing being a "Lien"), other than Liens imposed by or arising under applicable law or which are not material, but in any event excluding any Lien in the nature of a consensual pledge or security interest. Neither the Company nor any Subsidiary owns, directly or indirectly, any capital stock of, or any other interest in, any entity other than its Subsidiaries and Pearle Europe B.V. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to make a material investment (in the form of a loan, capital contribution or otherwise) in any entity other than a Subsidiary.

     SECTION 3.04. Authority Relative to this Agreement. Except for the approval of the Company's stockholders in connection with the consummation of the Merger, the Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized, approved and declared advisable by the Board and no other corporate proceedings on the part of the Company are necessary to authorize or approve this Agreement (other than, with respect to the Merger, the adoption of this Agreement by holders of a majority of the outstanding Shares and the filing of the Certificate of Merger as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery of this Agreement by Parent and Merger Sub, constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity. The Board, at a meeting duly called and held on January 23, 2004 by adopting resolutions that, as of the date of this Agreement, are in full force and effect and have not been in any way modified or rescinded, has duly taken all actions necessary under the DGCL and the Company's certificate of incorporation to (a) approve and adopt this Agreement and the transactions contemplated hereby (including the Merger), (b) determine that this Agreement and the transactions contemplated hereby (including the Merger) are fair to and in the best interests of the Company and its stockholders, (c) resolve to recommend that the stockholders of the Company approve this Agreement and the transactions contemplated hereby and (d) ensure that none of the restrictions set forth in the Interested Stockholder Statute and Article TENTH of the Company's certificate of incorporation apply or will apply to Parent, Merger Sub, or to any other Subsidiary of Parent or the transactions contemplated by this Agreement and the Pollock Voting Agreement, including, without limitation, the Merger. As a result of the foregoing actions, the only vote required to authorize and approve the Merger is the affirmative vote of the holders of a majority of the Shares.

     SECTION 3.05.  No Conflict; Required Filings and Consents.

     (a) Assuming (i) compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any requirements of any foreign, supranational or other antitrust laws, (ii) the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act") and any applicable state securities or "blue sky" laws are met, (iii) the filing of the Certificate of Merger and other appropriate instruments, if any, as required by the DGCL, is made, (iv) the Consents referred to in Section 3.05(b) of the Company Disclosure Schedule are obtained or made and (v) compliance with any requirements of any applicable state franchise laws and regulations ("Required Franchise Laws"), none of the execution and delivery of this Agreement by the Company, the performance or consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will (w) conflict with or violate the certificate of incorporation or by-laws of the Company or the comparable organizational documents of any of its Significant Subsidiaries,
(x) conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment, decree, injunction or other binding action or requirement of any Governmental Entity (as defined in Section 3.05(b) below) applicable to the Company or any of its Subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected, (y) other than the accelerated vesting of Restricted Shares, Company Options and Company Stock-Based Awards, result in a breach or violation of, a default under (or an event which with notice or lapse of time or both would become a default), or the triggering of any payment or other obligations to any of the Company's or any of its Subsidiaries' present or former employees pursuant to, any of the Company's or any of its Subsidiaries' existing Employee Benefit Arrangements (as defined in Section 5.01(g) below) or any grant or award made under any of the foregoing, or (z) result in a violation or breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any benefit under, or the creation of any Lien on any of the property or assets of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties may be bound or affected, except, with respect to clauses (x), (y) and (z), as would not, individually or in the aggregate, have a Material Adverse Effect on the Company or prevent the consummation of the Merger.

     (b) None of the execution and delivery of this Agreement by the Company, the performance or consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will require any consent, waiver, approval, authorization, order, decree, license, or permit of, or registration or filing with or notification to (any of the foregoing being a "Consent"), any government or subdivision thereof, domestic, foreign or supranational, or any administrative, governmental or regulatory authority, agency, commission, tribunal or body, domestic, foreign or supranational (a "Governmental Entity") or any third party, except for (i) compliance with any applicable requirements of the Exchange Act, (ii) the filing of the Certificate of Merger pursuant to the DGCL, (iii) compliance with the HSR Act and any requirements of any foreign, supranational or other antitrust laws, (iv) compliance with any requirements of the Required Franchise Laws, and (v) Consents the failure of which to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     SECTION 3.06. Compliance with Agreements. Except as disclosed in the SEC Reports (as defined in Section 3.07(a)) filed and publicly available prior to the date of this Agreement, neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or, to the knowledge of the Company, by which the Company or any of its Subsidiaries, or any property or asset of the Company or any of its Subsidiaries is bound or affected, including, without limitation, any Contract (as defined in Section 3.20 below), except for such conflicts, defaults and violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     SECTION 3.07.  SEC Reports and Financial Statements.

     (a) The Company has filed with the United States Securities and Exchange Commission (the "SEC") all material forms, reports, schedules, registration statements, definitive proxy statements and other documents required to be filed by the Company with the SEC since May 18, 2003 (as they have been amended since the time of their filing and including any current report on Form 8-K that has been filed with or furnished to the SEC and any documents filed, furnished or incorporated by reference as exhibits to any such filing, collectively, the "SEC Reports"). As of their respective dates, each SEC Report (including, without limitation, any financial statements or schedules included or incorporated by reference therein) complied as to form in all material respects with the requirements of the Exchange Act or the Securities Act, and the rules and regulations of the SEC promulgated thereunder, that were applicable to such SEC Report, and none of the SEC Reports contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Other than Cole National Group Inc., which is required to file forms, reports and other documents with the SEC in connection with its issued and outstanding 8 5/8% Senior Subordinated Notes due 2007 and 8 7/8% Senior Subordinated Notes due 2012, since May 18, 2003, no Subsidiary of the Company is or has been required to file any form, report or other document with the SEC.

     (b) The consolidated balance sheets as of February 1, 2003 and February 2, 2002 and the related consolidated statements of income, stockholders' equity and cash flows for each of the three fiscal years in the period ended February 1, 2003 (including the related notes and schedules thereto) of the Company contained in the Company's annual report on Form 10-K for the fiscal year ended February 1, 2003 included in the SEC Reports present fairly, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as of the dates or for the periods presented therein in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved except as otherwise noted therein.

     (c) Except as reflected, reserved against or otherwise disclosed in the financial statements (including the related notes and schedules thereto) of the Company included in the SEC Reports filed and publicly available prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has any liabilities or obligations (absolute, accrued, fixed, contingent or otherwise) required to be set forth in a consolidated balance sheet of the Company and its Subsidiaries under GAAP, other than liabilities incurred in the ordinary course of business or which would not have, individually or in the aggregate, a Material Adverse Effect on the Company.

     (d) The Company's unaudited consolidated balance sheets as of May 3, 2003, August 2, 2003 and November 1, 2003, and the related consolidated statements of income, stockholders' equity and cash flows for each period of thirteen weeks then ended, as applicable (collectively, the "Most Recent Financial Statements"), contained in the Company's quarterly reports on Form 10-Q for the fiscal quarters ended May 3, 2003, August 2, 2003 and November 1, 2003, present fairly, in all material respects (subject to normal year-end adjustments), the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as of the date or for the periods presented therein in accordance with GAAP applied on a consistent basis during the periods involved, except as otherwise noted therein (including the related notes and schedules thereto).

     (e) The Company has heretofore furnished to Parent an accurate and complete copy of all material agreements, documents or other instruments required to be, but which have not yet been, filed with the SEC and any amendments or modifications which have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act and the rules and regulations promulgated thereunder or the Exchange Act and the rules and regulations promulgated thereunder.

     SECTION 3.08. Off-Balance Sheet Arrangements. Section 3.08 of the Company Disclosure Schedule describes, and the Company has made available to Parent accurate and complete copies of the documentation creating or governing, all securitization transactions and other "off-balance sheet arrangements" (as defined in Item 303(c) of Regulation S-K of the SEC) to which the Company or any of its Subsidiaries is a party and has any continuing liability and which would be required to be disclosed pursuant to the Exchange Act in an annual or quarterly report required to be filed with the SEC.

     SECTION 3.09. Information. None of the information supplied by the Company specifically for inclusion or incorporation by reference in (i) the Proxy Statement (as defined in Section 5.08 below) or (ii) any other document filed or to be filed with the SEC in connection with the transactions contemplated by this Agreement (the "Other Filings") will, at the respective times filed with the SEC and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to stockholders of the Company, and at the time of the Special Meeting (as defined in Section 5.09 below), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, provided that no representation is made by the Company with respect to information furnished by Parent or Merger Sub specifically for inclusion therein. The Proxy Statement and the Other Filings made by the Company will, at the respective times filed with the SEC and mailed to the stockholders, comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, if applicable, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or Merger Sub in writing specifically for inclusion in the Proxy Statement.

     SECTION 3.10. Litigation. Except as disclosed in the SEC Reports filed and publicly available prior to the date hereof, there is no legal action, suit, claim or legal, administrative or other proceeding, or, to the knowledge of the Company, investigation, pending or threatened against the Company or any of its Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect on the Company, or prevent the consummation of the Merger, nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect on the Company or prevent the consummation of the Merger.

     SECTION 3.11. Compliance with Applicable Laws. The Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities required in connection with the ownership or occupancy of their respective properties and assets and the operation of their respective businesses, except for such permits, licenses, variances, exemptions, orders and approvals the failure of which to hold would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as referred to in the SEC Reports filed and publicly available prior to the date hereof, the Company and its

Subsidiaries are not in violation of any law, rule, regulation or order of any Governmental Entity applicable to the Company or its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, including, without limitation, the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") (except that no representation or warranty is made in this
Section 3.11 with respect to Environmental Laws (as defined in Section 3.14) or the matters specifically covered by Sections 3.12 and 3.15), except for violations or possible violations that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     SECTION 3.12.  Employee Benefit Plans and Arrangements.

     (a) "Plans" means all severance, benefit, deferred compensation, incentive compensation, stock option, bonus, welfare benefit and other employee benefit plans, programs and policies providing benefits to any present or former director, officer or employee of the Company or any of its Subsidiaries, or any beneficiary or dependent of any such person (whether or not written), sponsored or maintained by the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries contributes or is obligated to contribute. Without limiting the generality of the foregoing, the term "Plans" includes all employee welfare benefit plans within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder ("ERISA") and all employee pension benefit plans within the meaning of Section 3(2) of ERISA. An "ERISA Affiliate" means, with respect to the Company, any corporation, person or trade or business which is a member of the group which is under common control with the Company, and which together with the Company is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code. "Controlled Group Liability" means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA,
(iii) under Sections 412 and 4971 of the Code, (iv) arising as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, and (v) under corresponding or similar provisions of foreign laws or regulations.

     (b) Section 3.12 of the Company Disclosure Schedule includes a complete list of each material Plan. With respect to each written Plan, the Company has made available to Parent a true, correct and complete copy of: (i) all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the Internal Revenue Service (the "IRS"), if any. With respect to each material unwritten Plan, the Company has made available to Parent a summary in reasonable detail of such Plan.

     (c) Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, the Company and each of its Subsidiaries has complied, and is now in compliance, with all provisions of ERISA, the Code and all laws and regulations applicable to the Plans, and, with respect to each Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("Qualified Plans"), the IRS has issued a favorable determination letter evidencing the Plan's compliance with the GUST amendment or an application for a favorable determination letter has been or will be filed with the IRS within the applicable remedial amendment period under Code Section 401(b) and, to the knowledge of the Company, nothing has occurred or is expected to occur that would adversely affect the qualified status of such Plan or any related trust.

     (d) Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, all contributions required to be made to any Plan by applicable law or regulation or by any Plan document, and all premiums due or payable with respect to insurance policies funding any Plan, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected in the financial statements of the Company included in the SEC Reports and in the Most Recent Financial Statements to the extent required under GAAP. There does not now exist, nor do any circumstances exist that would result in, any Controlled Group Liability that would be a material liability of the Company or its Subsidiaries, taken as a whole, following the Closing.

     (e) Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, (i) as of the date hereof, each Plan that is subject to Section 302 of ERISA and Section 412 of the

Code meets the minimum funding standards of Section 302 of ERISA and Section 412 of the Code (without regard to any funding waiver); and (ii) as of the date hereof, neither the Company nor any of its ERISA Affiliates is required to provide security to such Plan pursuant to Section 307 of ERISA or Section 501(a)(29) of the Code; and since its last valuation date, there have been no amendments to such Plan that materially increase the present value of accrued benefits.

     (f) No Plan is a multiemployer plan, as defined in Section 3(37) of ERISA. Except for claims that would not, individually or in the aggregate, have a Material Adverse Effect on the Company, no claims are pending against the Plans, or the Company or any of its Subsidiaries with respect to the Plans, except for benefit payments in the normal course of business. No Plan provides benefits to current or former employees, beneficiaries, or dependents of the Company or its Subsidiaries which continue after termination of employment, other than as required by Section 601 et seq. of ERISA.

     SECTION 3.13.  Intellectual Property.

     (a) The term "Intellectual Property," as used herein, shall mean all material patents, patent applications, patent disclosures, trademark registrations and trademark applications, service mark registrations and service mark applications, certification mark registrations and certification mark applications, copyright registrations and copyright registration applications, mask works registrations and mask works registration applications, both domestic and foreign, and internet domain names which are owned or used by the Company or any of its Subsidiaries.

     (b) Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company and except as disclosed in the SEC Reports filed and publicly available prior to the date of this Agreement: (i) the Company and each of its Subsidiaries owns all right, title and interest to, is licensed or otherwise has a valid right to use, all Intellectual Property used in or necessary for the conduct of its business as currently conducted; (ii) to the knowledge of the Company, the use of any Intellectual Property by the Company and its Subsidiaries does not infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which the Company or any Subsidiary acquired the right to use any Intellectual Property;
(iii) to the knowledge of the Company, no person has infringed upon or violated or is currently infringing or otherwise violating any right of the Company or any of its Subsidiaries with respect to any Intellectual Property owned by or licensed to the Company or its Subsidiaries; (iv) to the knowledge of the Company, since February 1, 2003, neither the Company nor any of its Subsidiaries has received any notice of any claim of infringement, misappropriation or violation of the intellectual property or other proprietary rights of any person and no person has asserted or threatened to assert any challenge with respect to any Intellectual Property used by the Company and its Subsidiaries; and (v) to the knowledge of the Company, no cancellation proceedings have been filed or threatened against the Company with respect to any Intellectual Property owned or licensed by it.

     SECTION 3.14. Environmental Matters. Except as disclosed in the SEC Reports filed and publicly available prior to the date hereof, and except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, (i) there has been no Release of Hazardous Substances by the Company or any of its Subsidiaries on any real property currently or, to the knowledge of the Company, formerly owned, leased or operated by the Company or any of its Subsidiaries that would require notice or remedial action under applicable Environmental Law and no real property currently or, to the knowledge of the Company, formerly owned, leased or operated by the Company or any Subsidiary thereof is contaminated with any Hazardous Substances in a manner which would require notice or remedial action under Environmental Law; (ii) no judicial or administrative proceeding, order, judgment, decree, settlement or, to the knowledge of the Company, investigation is pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries relating to alleged violations of Environmental Laws; (iii) since February 1, 2003, the Company and its Subsidiaries have not received in writing any claims, notices or correspondence alleging liability under any Environmental Law related to Releases or threatened Releases of Hazardous Substances on real property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries, or liability for any off-site disposal of Hazardous Substances or contamination; and (iv) the business and operations of the Company and its Subsidiaries comply with all Environmental Laws and the Company and its

Subsidiaries have obtained all material permits, authorizations and licenses relating to Environmental Laws necessary for the operation of their businesses; all such permits, authorizations and licenses are in full force and effect and the Company and its Subsidiaries are in compliance, in all material respects, with all terms and conditions of such permits. "Environmental Law" means any applicable federal, state or local law, regulation, permit, order, decree or judicial opinion or other agency requirement having the force and effect of law and relating to noise, odor, Hazardous Substances or protection of the environment or human health as it relates to the environment. "Hazardous Substance" means any toxic or hazardous substance or waste that is regulated by or under authority of any Environmental Law, including any petroleum products, asbestos or polychlorinated biphenyls. "Release" means spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Hazardous Substance into the environment, including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Substance.

     SECTION 3.15.  Taxes.

     (a) The Company and each of its Subsidiaries have timely filed with the appropriate taxing authorities all material Tax Returns required to be filed, and all Tax Returns filed by the Company and its Subsidiaries were prepared in accordance with applicable Law except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All Taxes of the Company and each of its Subsidiaries shown to be due and payable on such Tax Returns have been paid and the Company has made adequate provisions in the Company's financial statements for all payments of Taxes anticipated to be payable for all relevant taxable periods (or portions thereof).

     (b) Section 3.15(b) of the Company Disclosure Statement lists, as of the date of this Agreement, the periods through which the Tax Returns required to be filed by the Company or any of its Subsidiaries are being audited by the appropriate taxing authority or examined by the IRS, and the periods through which any assessments may be made by the IRS. All material deficiencies and assessments asserted as a result of such examinations or audits have been paid, settled, or adequately provided for in the Company's financial statements.

     (c) No issue or claim has been asserted in writing for Taxes (i) the adverse determination of which would result in a deficiency or (ii) that has given rise to a Lien against property of the Company or any of its Subsidiaries, except for those issues or claims that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     (d) As of the date of this Agreement, there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Returns of the Company or any of its Subsidiaries.

     (e) Neither the Company nor any of its Subsidiaries since they have been Subsidiaries of the Company (i) has been a member of a group filing consolidated returns for federal income tax purposes (except for a group that has the Company as its common parent) or (ii) is a party to a Tax sharing or a material Tax indemnity agreement for the benefit of a third party or a similar agreement that remains in effect.

     (f) The term "Tax," as used in this Agreement, means any net income, capital gains, gross income, gross receipts, sales, use, transfer, ad valorem, franchise, profits, license, capital, withholding, payroll, employment, excise, goods and services, severance, stamp, occupation, premium, property, windfall profits or other tax, charge, fee, levy, custom duties, or other similar charge imposed by a taxing authority of the United States or any state, local, or foreign government or agency or subdivision thereof, including any interest, penalties, additions to tax, or additional amounts accrued under applicable law or charged by any taxing authority.

     (g) The term "Tax Return," as used in this Agreement, means any return, declaration, report, claim for refund, or information return or other statement in relation to Taxes, including any schedule or attachment thereto or amendment thereof.

     SECTION 3.16. Absence of Certain Material Adverse Changes. Other than as previously disclosed in the SEC Reports filed and publicly available prior to the date of this Agreement, since May 19, 2003, (i) there has not been an event which, with all other events, would have a Material Adverse Effect on the Company and

(ii) the business of the Company and its Significant Subsidiaries has been conducted, in all material respects, only in the ordinary course of business. In addition, other than as previously disclosed in the SEC Reports filed and publicly available prior to the date of this Agreement, Section 3.16 of the Company Disclosure Schedule describes any action taken or agreed to be taken by the Company or its Subsidiaries between February 1, 2003 and the date of this Agreement that, if taken after the date of this Agreement, would be proscribed by Section 5.01(b), (d), (e), (f), (h), (m), (n) or (r).

     SECTION 3.17.  Affiliate Transactions.

     (a) Except as previously disclosed in the SEC Reports filed and publicly available prior to the date of this Agreement, since February 1, 2003, there have been no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any affiliate thereof, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

     (b) Section 3.17(b) of the Company Disclosure Schedule lists all outstanding loans to any executive officer or director of the Company or any of its Subsidiaries, other than loans in connection with cashless exercises of stock options or advancements of relocation, travel or other business expenses, including the date of the loan, the amount of the loan and the date of any amendment to the terms of the loan. Since July 30, 2002, neither the Company nor any of its Subsidiaries extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit in the form of a personal loan to or for any director or executive officer of the Company in violation of the Sarbanes-Oxley Act.

     SECTION 3.18. Real Property. Neither the Company nor any of its Subsidiaries owns any real property.

     SECTION 3.19. Labor Matters. As of the date of this Agreement, except for employees, not in excess of 200 in the aggregate, represented by Local 108, Retail Wholesale and Department Store Union, AFL-CIO and Local 888, United Food and Commercials Workers Union, AFL-CIO, no employee of the Company or of any of its Subsidiaries is represented by any labor union or any collective bargaining organization. As of the date of this Agreement, no labor organization or group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Company, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. Section 3.19 of the Company Disclosure Schedule lists all employment agreements covering employees of the Company or any of its Subsidiaries providing for annual salaries of more than $100,000.

     SECTION 3.20.  Material Contracts.

     (a) Section 3.20(a) of the Company Disclosure Schedule lists all written and oral contracts, agreements, guarantees, leases, and executory contracts that exist as of the date hereof to which the Company or any of its Subsidiaries is a party or by which it is bound, other than those contracts that are filed as exhibits to the SEC Reports filed and publicly available prior to the date of this Agreement (the "Filed Contracts"), that (i) are required to be filed as an exhibit to an SEC Report, (ii) materially restrict or would materially restrict the ability of the Company, Parent (after giving effect to the consummation of the Merger) or any of their respective Subsidiaries from competing or otherwise conducting their respective businesses substantially as such businesses are conducted on the date of this Agreement, or (iii) contain minimum annual purchase requirements of the Company or its Subsidiaries of $1,000,000 or more, and which have a term of more than one year and cannot be cancelled on less than 90 days notice without a material penalty or other material financial cost to the Company or any of its Subsidiaries (the contracts so described and the Filed Contracts are referred to herein collectively as the "Contracts").

     (b) Neither the Company nor any of its Subsidiaries has received any notice from Sears to the effect, or has otherwise been advised by Sears, that Sears will not renew or will terminate its licensing arrangements with the Company and its Subsidiaries with respect to one-third or more of the then current total number of the Sears stores in which the Company has a licensed department and the stores in which it holds a license to use the Sears name. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any notice from BJ's that it will not renew or will terminate its overall licensing arrangements with the Company and its Subsidiaries.

     SECTION 3.21. Opinion of Financial Advisor. The Board received, at its meeting held on January 23, 2004, an opinion of Lehman Brothers Inc. to the effect that, as of such date, the consideration to be received by the holders of the Shares pursuant to the Merger is fair to the holders of the Shares from a financial point of view. As of the date of this Agreement, such opinion is in full force and effect and Lehman Brothers Inc. has agreed to deliver such opinion to the Board in writing and has authorized the inclusion of such opinion, to such effect, in the Proxy Statement, provided that the disclosures relating to such opinion set forth in the Proxy Statement are reasonably satisfactory in form and substance to Lehman Brothers Inc. and its counsel.

     SECTION 3.22.  Rights Agreement.

     (a) The Company has made available to Parent an accurate and complete copy of the Rights Agreement. The Company has taken all action necessary to ensure that so long as this Agreement shall not have been terminated pursuant to
Section 7.01: (i) neither Parent nor Merger Sub shall, by virtue of the approval, execution, delivery or announcement of this Agreement or of the Pollock Voting Agreement or the consummation of the transactions contemplated hereby or thereby, be deemed an "Acquiring Person" (as that term is defined in the Rights Agreement), (ii) no "Rights Certificates" (as that term is defined in the Rights Agreement) are issued or required to be issued to the stockholders of the Company by virtue of the approval, execution, delivery or announcement of this Agreement or of the Pollock Voting Agreement or the consummation of the transactions contemplated hereby or thereby, (iii) no "Distribution Date," "Share Acquisition Date," or "Triggering Event" (as each such term is defined in the Rights Agreement) shall occur by virtue of the approval, execution, delivery or announcement of this Agreement or of the Pollock Voting Agreement or the consummation of the transactions contemplated hereby or thereby and (iv) the Rights shall expire immediately prior to the Effective Time. So long as this Agreement has not been terminated pursuant to Section 7.01, no other action is required to prevent the holders of Rights from having any rights under the Rights Agreement as a result of the Merger or other transactions contemplated by this Agreement or the Pollock Voting Agreement.

     (b) The Company has not amended the Rights Agreement, redeemed the Rights thereunder or taken any other action to make the Rights Agreement or the Rights thereunder inapplicable, in each case, with respect to (i) any person or entity other than Parent, Merger Sub or the Company or (ii) any Acquisition Proposal (as defined in Section 5.07(d)) (or any other substantially similar proposal).

     SECTION 3.23. HAL Standstill Waiver. The Company has executed and delivered to HAL the HAL Standstill Waiver and has delivered to Parent an accurate and complete copy thereof. The HAL Standstill Waiver has been duly and validly executed and delivered by the Company, is in full force and effect and is enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity. As of the date of this Agreement, no other amendment, modification or waiver, or any termination, of the HAL Standstill Agreement exists or has been entered into.

     SECTION 3.24. Brokers. Except for the engagement of Lehman Brothers Inc., whose fees will be paid by the Company, none of the Company, any of its Subsidiaries, or any of their respective officers, directors, or employees has employed any broker or finder or incurred any liability for any investment banking or brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement for which the Company or any of its Subsidiaries is responsible. The Company has heretofore delivered to Parent accurate and complete copies of all written agreements between the Company and any attorneys, accountants, investments bankers, financial advisors, public relations consultants, proxy solicitation firms and other experts and advisors entered into on or prior to the date of this Agreement pursuant to which any such person would be entitled to any payment of any Merger Fees. "Merger Fees" means all fees and expenses paid or payable by or on behalf of the Company or any of its Subsidiaries to all attorneys, accountants, investment bankers, financial advisors, public relations consultants, proxy solicitation firms and other experts and advisors incident to the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby.

     When used in this Article III, references to "the knowledge of the Company" or similar phrases shall mean to the actual knowledge of the Chief Executive Officer, Chief Financial Officer, General Counsel or any Senior Vice President of the Company after reasonable inquiry.

                                   ARTICLE IV

          REPRESENTATIONS AND WARRANTIES OF PARENT AND THE MERGER SUB

     Parent and Merger Sub represent and warrant to the Company that:

     SECTION 4.01. Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws of Italy. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, except where the failure to be so qualified, licensed or in good standing, would not, individually or in the aggregate, prevent or materially impair or delay the consummation of the Merger or the other transactions contemplated by this Agreement or Parent or Merger Sub from satisfying their respective obligations under this Agreement.

     SECTION 4.02. Authority Relative to this Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized, approved and declared advisable by the Boards of Directors of Parent and Merger Sub, and approved by Luxottica U.S. Holdings Corp., a Delaware corporation and the sole stockholder of Merger Sub ("Luxottica U.S. Holdings"), and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the filing of the Certificate of Merger or other instruments as required by the
DGCL). This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming the due and valid authorization, execution and delivery by the Company, constitutes a legally valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

     SECTION 4.03.  No Conflict; Required Filings and Consents.

     (a) Assuming (i) compliance with the HSR Act and any requirements of any foreign, supranational or other antitrust laws, (ii) the requirements of the Exchange Act and any applicable state securities or "blue sky" laws are met and
(iii) the filing of the Certificate of Merger and other appropriate instruments, if any, as required by the DGCL is made, none of the execution and delivery of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the transactions contemplated hereby or compliance by Parent or Merger Sub with any of the provisions hereof will (x) conflict with or violate the organizational documents of Parent or Merger Sub, (y) conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment, decree, injunction or other binding action or requirement of any Governmental Entity applicable to Parent or Merger Sub, or any of their Subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected, or (z) result in a violation or breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any benefit under, or the creation of any Lien on any of the property or assets of Parent, Merger Sub, or any of their respective Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub or any of their respective Subsidiaries is a party or by which Parent, Merger Sub, or any of their respective Subsidiaries or any of their respective assets or properties may be bound or affected, except with respect to clauses
(y) and (z), as would not, individually or in the aggregate, prevent or materially impair or delay the consummation of the Merger or the other transactions contemplated by this Agreement or Parent or Merger Sub from satisfying their respective obligations under this Agreement.

     (b) None of the execution and delivery of this Agreement by Parent and Merger Sub, the performance or consummation by Parent and Merger Sub of the transactions contemplated hereby or compliance by Parent and Merger Sub with any of the provisions hereof will require Parent or Merger Sub to obtain any Consent of any Governmental Entity or any third party, except for (i) compliance with any applicable requirements of the Exchange Act, (ii) the filing of the Certificate of Merger pursuant to the DGCL, (iii) compliance with the HSR Act and any requirements of any foreign, supranational or other antitrust laws, and
(iv) Consents the failure of which to obtain or make would not, individually or in the aggregate, prevent or materially impair or delay the consummation of the Merger or the other transactions contemplated by this Agreement or Parent or Merger Sub from satisfying their respective obligations under this Agreement.

     SECTION 4.04. Information. None of the information supplied or to be supplied by Parent or Merger Sub in writing specifically for inclusion or incorporation by reference in (i) the Proxy Statement or (ii) the Other Filings will, at the respective times filed with the SEC or any Governmental Entity with regulatory jurisdiction over enforcement of any applicable antitrust laws and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to stockholders, and at the time of the Special Meeting and the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, provided that no representation is made by either Parent or the Merger Sub with respect to information furnished by the Company specifically for inclusion therein. The Other Filings made by Parent or Merger Sub will, at the respective times filed with the SEC, comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, if applicable, except that no representation is made by Parent or Merger Sub with respect to statements made therein based on information supplied by the Company in writing specifically for inclusion in the Other Filings.

     SECTION 4.05. Financing. Parent will have prior to the Effective Time the funds necessary to pay, or cause Merger Sub to pay, the Merger Price with respect to the Shares outstanding immediately prior to the Effective Time, to fund payments contemplated hereby with respect to the Company Options, Company Stock-Based Awards and Stock Purchase Plan, and to pay all fees and expenses related to the transactions contemplated by this Agreement to be paid by it. Parent will provide such funds to Merger Sub or the Paying Agent at or prior to the Effective Time.

     SECTION 4.06. Ownership of Shares. As of the date hereof, Parent and its Subsidiaries beneficially own 100 Shares.

     SECTION 4.07. Brokers. Except for the engagement of Goldman Sachs SIM S.p.A., whose fees will be paid by Parent, none of Parent, Merger Sub, or any of their respective Subsidiaries, officers, directors or employees, has employed any broker or finder or incurred any liability for any investment banking or brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement for or with respect to which the Company is or might be liable prior to the Effective Time.

                                   ARTICLE V

                                   COVENANTS

     SECTION 5.01. Conduct of Business of the Company. Except as contemplated by this Agreement, by Section 5.01 of the Company Disclosure Schedule or with the prior written consent of Parent (which consent shall not unreasonably be withheld, as and to the extent set forth in the next sentence), during the period from the date of this Agreement to the earlier of (x) such time as this Agreement is terminated in accordance with

Section 7.01, and (y) the Effective Time, the Company will, and will cause each of its Subsidiaries to, (i) conduct its operations in all material respects only in the ordinary course of business, (ii) use its reasonable efforts to preserve intact the business or organization of the Company and each of its Significant Subsidiaries, taken as a whole, and to keep available the services of its and their present officers and key employees, generally, and (iii) use its reasonable efforts to preserve the goodwill of those having business relationships with it. Without limiting the generality of the foregoing and except as otherwise contemplated by this Agreement or as set forth in Section
5.01 of the Company Disclosure Schedule, the Company will not, and will not permit any of its Subsidiaries to, prior to the Effective Time, without the prior written consent of Parent (which consent shall not be unreasonably withheld with respect to matters described in subparagraphs (h), (k), (l), (n),
(o), (p), (t), and, as applicable (u):

          (a) adopt any amendment to the certificate of incorporation or bylaws or comparable organizational documents in effect on the date hereof of the Company or any Subsidiary;

          (b) sell, pledge, encumber or dispose of any stock owned by it in any of its Subsidiaries or in Pearle Europe B.V., except to a wholly-owned Subsidiary of the Company;

          (c) except for (i) issuances of capital stock of the Company's Subsidiaries to the Company or a wholly-owned Subsidiary of the Company,
     (ii) issuances of Shares with respect to the Company Options or Company Stock-Based Awards outstanding as of the date hereof or any Company Option or Company Stock-Based Award granted in compliance with the terms of this Agreement, (iii) grants made pursuant to the Option Plans in the ordinary course of business of additional Company Options, but, in any event, without regard to whether or not in the ordinary course of business, grants to purchase not more than 100,000 Shares in the aggregate, and having an exercise price that is no less than the current market price on the date of grant for the Shares as quoted on The New York Stock Exchange or any other national exchange on which the Shares are traded, (iv) offerings and issuances of Shares under the Stock Purchase Plan on the terms and conditions in effect on the date of this Agreement of up to, in the aggregate, the number of Shares that, as of the date of this Agreement, as set forth in Section 3.03 of the Company Disclosure Schedule, remain issuable pursuant to the Stock Purchase Plan, (v) issuances of Company Stock-Based Awards, in the form of the right to receive Shares, to directors of the Company in lieu of fees for service as a director under the Company's Non-Employee Director and Employee Defined Compensation Plan, pursuant to elections made prior to the date of this Agreement, and (vi) issuances of the Preferred Stock Purchase Rights pursuant to the Rights Agreement that are attached to Shares issued in compliance with this Agreement (collectively, clauses (i) through (vi), the "Permitted Issuances"), issue, reissue, sell, or convey, or authorize the issuance, reissuance, sale or conveyance of (x) shares of capital stock (or other ownership interests) of any class (including shares held in treasury), or securities convertible or exchangeable into capital stock (or other ownership interests) of any class, or any rights, warrants or options to acquire any such convertible or exchangeable securities or capital stock (or other ownership interests), or any Voting Debt or (y) any other securities in respect of, in lieu of, or in substitution for, Shares outstanding on the date hereof;

          (d) declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock or otherwise make any payments to stockholders in their capacity as stockholders, other than any distribution by a Subsidiary of the Company to the Company or a wholly-owned Subsidiary of the Company;

          (e) other than in connection with the Permitted Issuances, split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock, or any of its other securities;

          (f) amend, modify or terminate, or waive any of the Company's rights under, the Rights Agreement, the HAL Standstill Agreement or the HAL Standstill Waiver;

          (g) increase the compensation or fringe benefits payable or to become payable to any of its present or former directors, officers or employees (whether from the Company or any of its Subsidiaries), or pay or award any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, phantom stock, shares of restricted stock or performance units pursuant to the Option Plans or otherwise), or grant any severance or termination pay to, or enter into any employment, severance or other compensation agreement with, any former, existing or new director, officer or employee of the Company or any of its Subsidiaries, or establish, adopt, enter into, amend or waive any performance or vesting criteria or accelerate vesting or exercisability under, any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any former, existing or new director, officer or employee (any of the foregoing being an "Employee Benefit Arrangement") or amend or modify the terms of any Employee Benefit Arrangement, except in each case (i) as permitted by Section 5.01(c), Section 5.06(h) or Section 5.06(j), (ii) to the extent required by applicable law or regulation, (iii) to the extent required under existing Employee Benefit Arrangements, including under existing severance programs, (iv) for normal increases in salary, wages, incentive compensation and benefits of employees who are junior in title to directors in the ordinary course of business, that do not result, in the aggregate, in a material increase in benefits or compensation expense to the Company or any of its Subsidiaries, (v) for renewals of existing collective bargaining agreements in the ordinary course of business, (vi) for an increase in the annual base salary of any employee whose title is director or more senior (or the equivalent of any such title) that is not in excess of 4% of such person's annual base salary as was in effect as of December 31, 2003 (other than in the case of a promotion from director to vice president) provided that after giving effect to any such increase (including any increase relating to promotions of directors), the aggregate amount of the base salaries payable to all persons having such titles as of such effective date would not exceed 103% of the aggregate amount of the annual base salaries of all persons having such titles as were in effect as of December 31, 2003, or (vii) renewals or extensions of annual incentive bonus plans as were in effect as of December 31, 2003 for employees who are junior in title to directors, in the ordinary course of business;

          (h) mortgage, encumber, license, sell, lease or dispose of any assets (other than inventory) or securities (other than those referred to in Section 5.01(b), which shall govern in respect thereof) which are material to the Company and its Subsidiaries, taken as a whole, in each case outside the ordinary course of business, other than the sale of franchises or the sale of company stores to franchisees in the ordinary course of business, and, the sale of fixed assets and inventories at store locations that are closed;

          (i) sell, lease, assign, convey or otherwise transfer or dispose of any assets of the Company or any of its Significant Subsidiaries to any Subsidiary which is not a Significant Subsidiary;

          (j) create or acquire any Subsidiary other than a Significant Subsidiary;

          (k) other than guarantees of leases for franchisees or pursuant to existing agreements or commitments in the ordinary course of business, (i) incur, assume, guarantee or pre-pay any indebtedness for borrowed money, except that the Company and its Subsidiaries may incur, assume or pre-pay indebtedness for borrowed money under existing revolving credit agreements and lines of credit described in Section 5.01 of the Company Disclosure Schedule, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any obligations of any other person (other than the Company or a wholly-owned Subsidiary of the Company) in excess of $100,000, except in the ordinary course of business, (iii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) in excess of $100,000, other than the payment, discharge or satisfaction of liabilities or obligations in the ordinary course of business or those reflected or reserved against in the Most Recent Financial Statements, (iv) make any loans, advances or capital contributions to, or investments in, any other person in excess of $100,000, except in the ordinary course of business and except for loans, advances, capital contributions or investments between any wholly-owned Subsidiary of the Company and the Company or another wholly-owned Subsidiary of the Company or (v) authorize or make capital expenditures other than in accordance with the purposes, amounts and time periods specified in Section 5.01(k) of the Company Disclosure Schedule;

          (l) settle or compromise any suit or claim or threatened suit or claim where the uninsured amount to be paid is greater than $500,000, or settle or compromise or consent to the entry of any order or decree in connection with the California Litigation Matters or the SEC Investigation Matters, except as permitted by Section 5.01(l) of the Company Disclosure Schedule;

          (m) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company or any of its Significant Subsidiaries;

          (n) make any material tax election not required by law or settle or compromise any material tax liability other than in the ordinary course of business;

          (o) other than in the ordinary course of business (and other than in respect of the matters covered by Section 5.01(f), which shall govern in respect thereof), (i) waive any rights of substantial value, or (ii) cancel or forgive any indebtedness for borrowed money in excess of $100,000 owed to the Company or any of its Subsidiaries other than indebtedness of the Company or a wholly-owned Subsidiary of the Company;

          (p) voluntarily permit any material insurance policy naming the Company or any of its Significant Subsidiaries as a beneficiary or a loss payee to be canceled or terminated, except in the ordinary course of business;

          (q) enter into or amend, or agree to the renewal of, any contract or agreement that would be a "Contract" as defined in Section 3.20, or any contract or agreement providing for payment by either party of more than $1,000,000 in any 12-month period, for a term in excess of one (1) year, that cannot be terminated by the Company or one of its Subsidiaries on less than 90 days' notice without material penalty or other material financial costs to the Company or any of its Subsidiaries, other than (i) Contracts, contracts or arrangements between the Company or one or more of its Subsidiaries and customers or other third-parties involved in its managed vision care business, (ii) Contracts, contracts or arrangements for the supply or purchase of goods or services as part of the general corporate overhead or administrative functions of the Company or any of its Subsidiaries, in each case entered into or renewed in the ordinary course of business for a term of up to two (2) years and that is terminable on less than 90 days' notice without material penalty or other material financial costs to the Company or any of its Subsidiaries, (iii) amendments or waivers that are required by applicable law or regulations or (iv) automatic renewals of contracts, agreements or Contracts in accordance with the terms thereof; or agree to an amendment or modification of any agreement relating to the payment of any Merger Fees to Lehman Brothers Inc. or any of its affiliates or Wachtell, Lipton, Rosen & Katz;

          (r) except as may be required as a result of a change in law or under GAAP, make any material change in its methods, principles and practices of accounting;

          (s) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof, other than the acquisition of franchised stores in the ordinary course of business, or acquire any material assets of any such entity or of any other person other than in the ordinary course of business;

          (t) enter into any joint venture, partnership or similar agreement; or

          (u) agree in writing or otherwise to take any of the foregoing actions.

     SECTION 5.02.  Access to Information; Control of Operations.

     (a) From the date hereof until the Effective Time, the Company shall, and shall cause its Subsidiaries, and shall use its reasonable efforts to cause each of their respective officers, employees, counsel, accountants, financial advisors, representatives and agents (collectively, the "Company Representatives") to, provide Parent and Merger Sub and their respective officers, employees, counsel, advisors, accountants, financial advisors, financial sources and representatives (collectively, the "Parent Representatives") reasonable access during normal business hours and upon reasonable notice, to the offices and other facilities and to the books and records of the Company and its Subsidiaries, as will permit Parent and Merger Sub to make inspections of such as either of them may reasonably require, and shall use its reasonable efforts to cause the Company Representatives and the Company's Subsidiaries to furnish Parent, Merger Sub and Parent Representatives to the extent reasonably available with such financial and operating data and other information with respect to the business and operations of the Company and its Subsidiaries as Parent and Merger Sub may from time to time reasonably request; provided that such access and inspections shall not unreasonably disrupt the operations of the Company or its Subsidiaries. In addition, the Company shall, and shall cause the relevant Company Representatives to, promptly notify Parent and the relevant Parent Representatives of all material developments in the SEC Investigation Matters or the California Litigation Matters and, in particular, furnish copies to Parent and the relevant Parent Representatives of all non-privileged correspondence to and from the SEC and any other investigating agency or plaintiff and all deposition transcripts with respect to the SEC Investigation Matters or the California Litigation Matters, and, at the request of Parent from time to time, discuss the current status thereof. Parent, Merger Sub and the Parent Representatives shall maintain the confidentiality of any information obtained pursuant to this Section or otherwise in accordance with the terms of the Amended and Restated Confidentiality and Standstill Agreement dated September 18, 2003 between Parent and the Company (the "Confidentiality Agreement"). Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to provide any information or access that it reasonably believes would violate applicable law, rules or regulations or the terms of any confidentiality obligation by which it is bound, or cause forfeiture of attorney/client privilege; provided, that in any case where the Company is relying on this sentence in not providing all or any of the information or access requested by Parent, it shall promptly inform Parent and/or the relevant Parent Representative of its reliance on this exception and indicate in such notice the specific reason for such reliance.

     (b) Nothing contained in this Agreement shall give to Parent or Merger Sub, directly or indirectly, the right to control or direct the Company's or its Subsidiaries' operations prior to the Effective Time.

     SECTION 5.03.  Further Assurances; Reasonable Best Efforts.

     (a) Subject to the terms and conditions herein provided and to applicable legal requirements, each of the Company, Parent and Merger Sub shall, and shall cause its respective Subsidiaries to, cooperate and use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, in the case of the Company, consistent with the fiduciary duties of the Board with the advice of the Company's outside counsel, and to assist and cooperate with the other parties hereto in doing, as promptly as practicable, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

     (b) If at any time prior to the Effective Time any event or circumstance relating to either the Company or Parent or Merger Sub or any of their respective Subsidiaries, is discovered by the Company or Parent, as the case may be, and which should be set forth in an amendment to the Proxy Statement, the discovering party will promptly inform the other party of such event or circumstance. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, including the execution of additional instruments, the proper officers and directors of each party to this Agreement shall take all such necessary or desirable action.

     (c) Each of the parties agrees to cooperate with each other in taking, or causing to take, at the direction of Parent, all actions necessary to delist the Shares from The New York Stock Exchange, provided that such delisting shall not be effective until after the Effective Time.

     SECTION 5.04.  Filings; Consents.

     (a) Upon the terms and conditions hereof, each of the parties hereto shall, and shall cause its Subsidiaries to, use its best efforts to obtain as promptly as practicable all Consents of any Governmental Entity or any other person required in connection with, and waivers of any breaches or violations of any Contracts, permits, licenses or other agreements that may be caused by, the consummation of the transactions contemplated by this Agreement, including, without limitation, by (i) filing, or causing to be filed, a Notification and Report Form and related material required under the HSR Act as soon as reasonably practicable after the date of this Agreement but, in any event, unless specifically agreed otherwise by the

Company and Parent, no later than thirty (30) calendar days after the date of this Agreement, and by using its best efforts to be able to certify, and to certify, as soon as reasonably practicable, its substantial compliance with any such requests for additional information or documentary material that may be made under the HSR Act, unless Parent and the Company mutually determine that it is reasonable under the circumstances not to comply substantially with any requests for additional information and documentary material under the HSR Act,
(ii) promptly making all other required filings or submissions to Governmental Entities, including, without limitation, filings under the Required Franchise Laws, (iii) cooperating with one another in (A) determining whether any other filings are required to be made with, or Consents, permits, authorizations or approvals are required to be obtained from, any third party, the United States government or any other Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) timely making all such filings and timely seeking all such Consents, permits, authorizations or approvals, (iv) seeking to avoid the entry of, or seeking to have vacated or terminated, any decree, order, or judgment that would restrain, prevent or delay the Closing, including, without limitation, by defending through litigation on the merits any claim asserted in any court by any person and (v) taking, or causing to be taken, all other actions necessary to avoid or eliminate each and every impediment under any antitrust, competition or trade regulation law that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible, and in any event no later than the Final Termination Date (as defined in Section 7.01(b)), provided that the Company shall not be required to obtain (x) any Consent from any person other than Governmental Entities unless Parent reimburses the Company for all reasonable out-of-pocket expenses incurred in obtaining such Consent or (y) the Consent of the Company's senior lenders or of the holders of Cole National Group's 8 7/8% Senior Subordinated Notes or 8 5/8% Senior Subordinated Notes; provided, further that the Company shall not pay or agree to pay any fee or other similar charge to any such person in order to obtain its Consent without the prior written approval of Parent not to be unreasonably withheld. In furtherance of the foregoing, Parent shall, and shall cause its Subsidiaries to, take all such actions, including, without limitation (x) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such assets or businesses of Parent or any of its Subsidiaries or, after the Effective Time, of the Company or of any of its Subsidiaries and (y) otherwise taking or committing to take actions that limit or would limit Parent's or its Subsidiaries' (including, after the Effective Time, the Company's and its Subsidiaries' as Subsidiaries of Parent) freedom of action with respect to, or its ability to retain, one or more of their respective businesses, product lines or assets, in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing or materially delaying the Closing; provided, however, that Parent shall not be required to take any such action, and the failure to do so shall not be deemed to be a failure to exercise its best efforts as required by the preceding sentence, if: (i) such action would require the sale, divestiture or disposition of businesses, product lines or assets of Parent (whether alone or together with businesses, product lines or assets of the Company) that accounted for more than $55 million in consolidated net revenues of Parent, or (ii) subject to clause (i), such action would require the sale, divestiture or disposition of businesses, product lines or assets of the Company alone, or of the Company and Parent, that accounted for more than $110 million in consolidated net revenues of the Company alone, or of the Company and Parent in the aggregate, as the case may be, during, for each of clause (i) and (ii), the most recently completed period of four consecutive fiscal quarters of Parent or the Company, as the case may be. The Company shall take such of the foregoing actions as Parent may request, provided that any such action is conditioned upon the consummation of the Merger. Neither the Company nor any of its Subsidiaries shall propose, negotiate, or commit to any such sale, divestiture or disposition of any of its assets, businesses or product lines without Parent's prior written consent.

     (b) Each of the Company and Parent shall keep the other informed of any material communication, and provide to the other copies of all correspondence between it (or its advisors) and any Government Entity relating to this Agreement and shall permit the other to review any material communication to be given by it to, and shall consult with the other in advance of any telephone calls, meetings or conferences with, any Government Entity and, to the extent permitted, give the other party the opportunity to attend and participate in such telephone calls, meetings and conferences.

     SECTION 5.05. Public Announcements. The initial press release announcing the terms of this Agreement shall be a joint press release. Thereafter, Parent, Merger Sub and the Company each agree to consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, agree to provide to the other party for review a copy of any such press release or public statement, and shall not issue any such press release or make any such public statement prior to such consultation and review, unless required by applicable law or any listing agreement with a securities exchange.

     SECTION 5.06.  Indemnification; Employees and Employee Benefits.

     (a) Parent agrees that all rights to indemnification now existing in favor of any individual who at or prior to the Effective Time was a director, officer, employee or agent of the Company or any of its Subsidiaries or who, at request of the Company or any of its Subsidiaries, served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (together with such individual's heirs, executors or administrators, the "Indemnified Parties") as provided in the certificates of incorporation and by-laws of the Company and its Subsidiaries existing and in effect on the date hereof and/or indemnification agreements existing and in effect on the date hereof, shall survive the Merger, and shall continue in full force and effect for a period of not less than six years from the Effective Time (or, with respect to any indemnification agreement, the term of such indemnification agreement, if such term is less than six years) unless otherwise required by law, and the indemnification provisions of the certificate of incorporation and by-laws of the Surviving Corporation and the Subsidiaries of the Company and such indemnification agreements shall not be amended, repealed or otherwise modified, provided that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims. From and after the Effective Time, Parent shall cause Luxottica U.S. Holdings to assume, be jointly and severally liable for, and honor, guarantee and stand surety for, and shall cause the Surviving Corporation to honor, in accordance with their respective terms, each of the covenants contained in this Section 5.06.

     (b) Parent agrees that, from and after the Effective Time, the Surviving Corporation shall cause to be maintained in effect for not less than six years (except as provided in the last proviso of this Section 5.06(b)) from the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company; provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less advantageous to the beneficiaries of the current policies and with carriers having an A.M. Best "key rating" of A X or better, provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time, and provided further that the Surviving Corporation shall first use its reasonable best efforts to obtain from such carriers a so-called "tail" policy providing such coverage and being effective for the full six year period referred to above, and shall be entitled to obtain such coverage in annual policies from such carriers only if it is unable, after exerting such efforts for a reasonable period of time, to obtain such a "tail" policy; and provided, further, that the Surviving Corporation shall not be required to pay an annual premium in excess of 200% of the last annual premium paid by the Company prior to the date hereof as set forth in Section 5.06(b) of the Company Disclosure Schedule (or, in the case of a "tail" policy obtained pursuant to the preceding proviso, shall not be required to pay an aggregate premium therefor in excess of an amount equal to six times 200% of such last annual premium) and, if the Surviving Corporation is unable to obtain the insurance required by this Section 5.06(b), it shall obtain as much comparable insurance as possible for an annual premium (or an aggregate premium, as the case may be) equal to such maximum amount.

     (c) In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section. It is expressly agreed that the Indemnified Parties shall be third party beneficiaries of Section 5.06(a) and Section 5.06(b) above, and of this Section 5.06(c).

     (d) For a period of two years following the Closing Date (the "Continuation Period"), Parent shall cause the Surviving Corporation to provide employees and former employees of the Company and its Subsidiaries (other than those employees covered by a collective bargaining agreement) as of the Effective Time ("Employees") with benefits that are no less favorable in the aggregate, determined on a group rather than an individual basis, as those provided under the Company's Employee Benefit Arrangements (other than those related to the equity securities of the Company and compensation and, except as specifically otherwise provided in this Agreement, retention and incentive compensation arrangements) in effect at the Effective Time; provided, however, that nothing herein shall prevent the Surviving Corporation from amending or terminating any specific plan, program, policy, practice or arrangement, or require that the Surviving Corporation provide or permit investment in the securities of Parent or the Surviving Corporation, or interfere with the Surviving Corporation's right or obligation to make such changes as are necessary to comply with applicable law. Notwithstanding anything to the contrary set forth herein, nothing herein shall preclude the Surviving Corporation from terminating the employment of any Employee for any reason for which the Company could have terminated such person prior to the Effective Time.

     (e) Parent and its affiliates shall honor all Employee Benefit Arrangements (including, without limitation, any severance, change of control and similar plans and agreements) in accordance with their terms as in effect immediately prior to the Effective Time (except for such changes made to any Employee Benefit Arrangement between the date hereof and the Effective Time other than in compliance with the terms of this Agreement), subject to any amendment or termination thereof after the Effective Time that may be permitted by the terms thereof, and except that Parent and its affiliates shall be permitted to amend or terminate any plan, program, policy, practice or arrangement as permitted pursuant to the proviso in the first sentence in Section 5.06(d) above. Notwithstanding the foregoing or Section 5.06(d), however: (i) Parent shall cause the Surviving Corporation to provide, during the Continuation Period, all Employees who suffer a termination of employment with severance benefits no less favorable than those that would have been provided to such Employees under the Company's Severance Programs, as described in the memorandum dated October 28, 2003 delivered by the Company's outside counsel to Parent's and Merger Sub's outside counsel, a copy of which is set forth in Section 5.06(e) of the Company Disclosure Schedule, consisting of the Severance Schedule, the Cole Employees Severance Pay Plan, as amended and restated effective November 17, 1994, and the references to "case by case," Canadian law and the program in Puerto Rico, referred to therein or annexed thereto; and (ii) Parent shall cause the Surviving Corporation to honor the New Bonus Plan and the Retention Plan referred to in Sections 5.06(h) and Section 5.06(j), respectively.

     (f) For all purposes under the employee benefit plans of Parent and its affiliates providing benefits to any Employees after the Effective Time (the "New Plans"), each Employee shall be credited with his or her years of service with the Company and its Subsidiaries prior to the Effective Time (including predecessor or acquired entities or any other entities for which the Company and its Subsidiaries have given credit for prior service), to the same extent as such Employee was entitled, as at the Effective Time, to credit for such service under any similar or comparable plans (except to the extent such credit would result in a duplication of accrual of benefits in whole or in part). In addition, and without limiting the generality of the foregoing: (i) each Employee immediately shall be eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a similar or comparable plan in which such Employee participated immediately before the Effective Time (such plans, collectively, the "Old Plans"); and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Employee, Parent shall with respect to fully insured programs use its best efforts to, and with respect to self-insured programs shall, cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Employee and his or her covered dependents, and Parent shall cause any eligible expenses incurred by such Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such Employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements, as well as all maximums or caps with respect to number of visits or annual or lifetime dollar limitations, applicable to such Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid or such visits occurred in accordance with such New Plan.

     (g) Parent hereby acknowledges that a "change of control" (or similar phrase) within the meaning of any of the plans, contracts or agreements included in the Company's Employee Benefit Arrangements, will occur at or prior to the Effective Time, as applicable.

     (h) The Company shall establish a bonus plan for its fiscal year beginning February 1, 2004 (the "New Bonus Plan"), for its management employees, on terms and conditions substantially similar to those applicable to its bonus plan for its fiscal year ending January 31, 2004 (the "Existing Bonus Plan"), with targets and levels of potential payment with reference to such targets that are created and applied in a manner substantially similar to that applicable to the targets and levels of potential payments as are in effect under the Existing Bonus Plan, providing for payments not more frequently than semi-annually, based on targets for six-month periods, and appropriate adjustments for the full year, all as reflected in and as required by the specific terms of the New Bonus Plan set forth in Section 5.06(h) of the Company Disclosure Schedule, including, without limitation, the maximum specified therein for the aggregate amounts paid or payable thereunder by the Company and the Surviving Corporation for the twelve-month period ending January 31, 2005.

     (i) For the plan year in which the Effective Time occurs, Parent shall, or shall cause the Surviving Corporation to, cause the matching contribution formula as established under the Company 401(k) Plan for such plan year to remain in effect; provided, however, that any discretionary contributions under the Company 401(k) Plan for such plan year shall be made only if targets based on the Company's earnings before interest, tax, depreciation and amortization, determined in January 2004 by agreement between Parent and the Company using the same criteria that were used to determine such targets for 2003, are met; provided, further, however, that the aggregate amount of discretionary matching contributions for such plan year shall not in any event exceed the amount specified in Section 5.06(i) of the Company Disclosure Schedule. For so long after the Effective Time as the Surviving Corporation maintains the Company 401(k) Plan or Parent maintains a 401(k) plan with a loan feature for similarly situated employees, Parent shall cause the Company 401(k) Plan to retain the loan feature of such plan.

     (j) Parent agrees to honor, and to cause the Surviving Corporation to honor, the retention plan (the "Retention Plan") for certain employees of the Company and its Subsidiaries described in Section 5.06(j) of the Company Disclosure Schedule.

     SECTION 5.07.  No Solicitation.

     (a) The Company shall, and shall cause its Subsidiaries and shall use its reasonable best efforts to cause the Company Representatives and its directors to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. The Company also will promptly request each person that has heretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal and in connection with which discussions are taking place, or have taken place during the twelve (12) month period preceding the date of this Agreement with respect to an Acquisition Proposal, to return or destroy all confidential information heretofore furnished to such person by the Company or on the Company's behalf.

     (b) The Company agrees that, prior to the Effective Time, it shall not, directly or indirectly, and shall not permit or cause any of its Subsidiaries to, nor shall it authorize or permit any Company Representatives or any of its directors to, directly or indirectly, (i) initiate, solicit or encourage (including by way of furnishing non-public information or assistance) the making of any proposal or offer concerning an Acquisition Proposal or (ii) engage in any discussions or negotiations concerning, or provide any non-public information or data to any person relating to, an Acquisition Proposal, whether made before or after the date of this Agreement unless, after the date hereof,
(A) the Company receives a bona fide unsolicited written proposal that constitutes an Acquisition Proposal, (B) the Board in good faith reasonably determines, after consultation with its independent financial advisors, that such Acquisition Proposal may reasonably be expected to result in a Superior Acquisition Proposal, (C) the Board determines in good faith that such action is necessary in order for its directors to comply with their fiduciary duties under applicable law, (D) the Company (x) shall have provided at least 48 hours' advance written notice to Parent that it intends to take such action, together with the identity of the person making the Acquisition Proposal and the terms and conditions of such proposal and (y) shall have received from such person an executed customary confidentiality agreement containing terms no less stringent in all material respects, than those terms contained in the Confidentiality Agreement, including, in any event, a prohibition on such person from purchasing or otherwise acquiring any capital stock of the Company while such person is engaged in negotiations with the Company, provided that the Company shall promptly notify Parent if and when such prohibition is no longer in effect; provided, that such confidentiality agreement shall not contain any exclusivity provision or other term that would prevent the Company from consummating the transactions contemplated by this Agreement, and (E) the Company shall have made available to Parent the same nonpublic information being furnished to such person; provided, however, that nothing contained herein shall prevent the Company from complying with Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act with regard to an Acquisition Proposal or from making any disclosure to the stockholders of the Company as, in the good faith judgment of the Board (after consultation with outside counsel), is required by its fiduciary duties or under applicable law. The Company shall promptly notify Parent of any material amendments or revisions to any such Acquisition Proposal.

     (c) The Board (or any committee thereof) shall not (i) withdraw, modify or change, or propose publicly to withdraw, modify or change, in a manner adverse to Parent, the Company Board Recommendation (as defined in Section 5.08) other than as permitted pursuant to Section 5.07(e), (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (iii) cause the Company or any of its Subsidiaries to enter into or approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Acquisition Proposal (an "Acquisition Agreement") unless (A) the Board has received an Acquisition Proposal which it has reasonably determined in good faith (after having consulted with outside legal counsel and its independent financial advisors) is a Superior Acquisition Proposal and that it is necessary for the Board to terminate this Agreement or withdraw, modify or change the Company Board Recommendation in order for its directors to comply with their fiduciary duties under applicable law, (B) the Company has notified Parent in writing of the terms of the Superior Acquisition Proposal and the determinations described in clause (A) above and of its intent to take such action, and has taken into account any revised proposal made by Parent to the Company (a "Revised Parent Proposal") within three business days after Parent's receipt of such notice and again has reasonably determined in good faith after consultation with its outside legal counsel and independent financial advisors that such Acquisition Proposal (as the same may have been modified or amended) remains a Superior Acquisition Proposal, and (C) if a Revised Parent Proposal has been made, and such Acquisition Proposal had been modified or amended prior to the Board's re-determination referred to in clause (B) above, the Board has:
(x) first, notified Parent of the revised terms of such Acquisition Proposal;
(y) second, established a deadline, and notified Parent and the person making such Acquisition Proposal thereof, to occur not less than three nor more than seven business days after giving such notice, for the submission of final proposals from both Parent and such person; and (z) within seven business days after such deadline, has again reasonably determined in good faith after consultation with its outside legal counsel and independent financial advisors that such Acquisition Proposal remains a Superior Acquisition Proposal and has notified Parent of such determination.

     (d) The term "Acquisition Proposal" shall mean any offer or proposal (whether or not in writing and whether or not delivered to the Company's stockholders generally), from any person to acquire, in a single transaction or series of transactions, by merger, tender offer, stock acquisition, asset acquisition, consolidation, liquidation, business combination or otherwise (i) at least 15% of any class of equity securities of the Company or one or more of its Subsidiaries which in the aggregate constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or (ii) assets of the Company and/or one or more of its Subsidiaries which in the aggregate constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement. The term "Superior Acquisition Proposal" shall mean any bona fide unsolicited written Acquisition Proposal (x) on terms more favorable to the holders of Shares than the transactions contemplated by this Agreement, taking into account all of the terms and conditions of such proposal and this Agreement (including any proposal by Parent to amend the terms of the transactions contemplated by this Agreement) and (y) reasonably capable of being completed, taking into account the identity of the person or persons making the proposal and all financial, regulatory, legal and other aspects of such proposal.

     (e) Nothing in this Agreement shall prohibit or restrict the Board, in circumstances not involving an Acquisition Proposal, from amending, modifying or withdrawing the Company Board Recommendation to the extent that the Board determines in good faith (after consultation with outside legal counsel) that such action is necessary under applicable law in order for the directors to comply with their fiduciary duties to the Company's stockholders. The Company shall give Parent and Merger Sub written notice of any such action taken by the Board not later than the business day next succeeding the day on which such action is taken, setting forth in reasonable detail the action taken and the basis therefor.

     SECTION 5.08.  Preparation of the Proxy Statement.

     (a) As soon as reasonably practicable following the date of this Agreement, the Company shall prepare a preliminary proxy statement relating to the meeting of the Company's stockholders to be held in connection with the Merger (together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's stockholders, the "Proxy Statement") and file the Proxy Statement with the SEC. The Proxy Statement shall include a recommendation of the Board (the "Company Board Recommendation") that its stockholders vote in favor of the Merger and this Agreement (subject to Section 5.07 hereof). The Company shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after such filing. The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable and, in any event, within five (5) business days after the Proxy Statement is cleared by the SEC.

     (b) If at any time prior to the Effective Time any event shall occur that should be set forth in an amendment of or a supplement to the Proxy Statement, the Company shall prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable. Parent, Merger Sub and the Company shall cooperate with each other in the preparation of the Proxy Statement, and the Company shall notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or of additional requests by the SEC for any amendment or supplement thereto or for additional information, and shall provide to Parent promptly copies of all correspondence between the Company or any representative of the Company and the SEC with respect to the Proxy Statement. The Company shall give Parent and its counsel the opportunity to review the Proxy Statement and all responses to requests for additional information by, and replies to comments of, the SEC before their being filed with, or sent to, the SEC. Each of the Company, Parent and Merger Sub shall use its reasonable best efforts after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC.

     SECTION 5.09. Stockholder's Meeting. The Company shall, through its Board, take all action necessary, in accordance with and subject to the DGCL and its certificate of incorporation and bylaws, to duly call, give notice of and convene and hold a special meeting of its stockholders not earlier than thirty
(30) calendar days, but in no event later than fifty (50) calendar days, after the Proxy Statement is first mailed to stockholders, to consider and vote upon the adoption and approval of this Agreement and the Merger (such special stockholder meeting, the "Special Meeting"), provided that such later date may be extended to the extent reasonably necessary to permit the Company to file and distribute any material amendment to the Proxy Statement as is required by applicable law. The Company shall include in the Proxy Statement the Company Board Recommendation and the Board shall use its reasonable best efforts to obtain the approval of the Merger and this Agreement, subject to the duties of the Board to make any further disclosure to the stockholders (which shall not, unless expressly stated, constitute a withdrawal or adverse modification of such recommendation) and subject to the right to withdraw, modify or change such recommendation in accordance with Section 5.07 hereof. If the Board withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or resolves to do any of the foregoing, the Company shall nevertheless remain obligated to call, give notice of, convene and hold the Special Meeting.

     SECTION 5.10. Notification of Certain Matters. Parent and the Company shall use their reasonable best efforts to promptly notify each other of: (a) any notice or other communication from any person alleging that the Consent of such person is or may be required in connection with the transactions contemplated by this Agreement if such Consent would be material to the transactions; (b) any material notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement or regarding any violation, or alleged violation of law; (c) any actions, suits, claims, investigations or proceedings in connection with the transactions contemplated by this Agreement commenced or, to the best of its knowledge, threatened against or involving or otherwise affecting the Company or any of its Subsidiaries; or
(d) the occurrence or non-occurrence of any fact or event which would be reasonably likely to cause any condition set forth in Article VI not to be satisfied; provided, however, that no such notification, nor the obligation to make such notification, shall affect the representations, warranties or covenants of any party or the conditions to the obligations of any party hereunder.

     SECTION 5.11.  State Takeover Laws.

     (a) If any "fair price," "moratorium," "control share acquisition," "interested stockholder" or other similar anti-takeover statute or regulation (each a "Takeover Statute") (including the Interested Stockholder Statute) is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of Parent and the Company shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, and otherwise act to eliminate or minimize the effects of such Takeover Statutes.

     (b) Without limiting the terms of Section 5.07, the Company covenants and agrees that it will not take any action that would make the Interested Stockholder Statute, any other Takeover Statute or Article TENTH of the Company's certificate of incorporation inapplicable to an Acquisition Proposal (other than the Merger).

     SECTION 5.12. Stockholder Litigation. The Company shall give Parent the opportunity to participate in the defense of any stockholder litigation against the Company and/or its officers or directors relating to the transactions contemplated by this Agreement.

     SECTION 5.13. Merger Sub. Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

     SECTION 5.14. No Acquisition of Shares. Neither Parent nor any of its Subsidiaries shall acquire beneficial ownership of any additional Shares prior to the earlier of the termination of this Agreement or the Effective Time.

                                   ARTICLE VI

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     SECTION 6.01. Conditions to the Obligations of Each Party. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

          (a) Stockholder Approval. The stockholders of the Company shall have duly adopted this Agreement, pursuant to the requirements of the Company's certificate of incorporation and by-laws and applicable law.

          (b) Injunctions; Illegality. The consummation of the Merger shall not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction or any Governmental Entity and there shall not have been any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any Governmental Entity which prevents the consummation of the Merger or has the effect of making the Merger illegal.

          (c) HSR. Any applicable waiting period (or any extension thereof), filings or approvals under the HSR Act or any of the other applicable statutes or regulations identified on Section 6.01(c) of the Company Disclosure Schedule required to consummate the Merger under applicable law shall have expired, been terminated, been made or been obtained.

     SECTION 6.02. Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver by Parent on or prior to the Closing Date of the following further conditions:

          (a) Performance. The Company shall have performed in all material respects its covenants and obligations under this Agreement required to be performed by it on or prior to the Closing Date.

          (b) Representations and Warranties. The representations and warranties of the Company contained in this Agreement, to the extent qualified by Material Adverse Effect, shall be true and correct in all respects at and as of the Closing Date as if made at and as of such time, except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date. The representations and warranties of the Company contained in this Agreement that are not so qualified by Material Adverse Effect, including those representations and warranties that are qualified by "material respects" or other similar phrases, shall be true and correct at and as of the Closing Date as if made at and as of such time (without giving effect to such qualifications of "material respects" or any other similar phrase), except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date and except for such failures to be true and correct that would not have a Material Adverse Effect on the Company. Parent shall have received a certificate of the Company, executed by the Chief Executive Officer and Chief Financial Officer of the Company, as to the satisfaction of the conditions set forth in Sections 6.02(a) and (b).

          (c) Consents. The Consents of third parties or Governmental Entities, including filings, if any, with Governmental Entities, set forth in Section 6.02(c) of the Company Disclosure Schedule (the "Closing Consents") shall have been obtained or made.

     SECTION 6.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following further conditions:

          (a) Performance. Each of Parent and the Merger Sub shall have performed in all material respects its covenants and obligations under this Agreement required to be performed by it on or prior to the Closing Date.

          (b) Representations and Warranties. The representations and warranties of Parent and the Merger Sub contained in this Agreement, to the extent qualified with respect to materiality, shall be true and correct in all respects, and, to the extent not so qualified, shall be true and correct in all material respects, at and as of the Closing Date as if made at and as of such time, except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date. The Company shall have received certificates of each of Parent and Merger Sub, executed by their respective Chief Executive Officer and Chief Financial Officer, as to the satisfaction of the conditions set forth in Sections 6.03(a) and (b).

                                  ARTICLE VII

                        TERMINATION; AMENDMENTS; WAIVER

     SECTION 7.01. Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

          (a) by the mutual written consent of Parent and the Company;

          (b) by Parent or the Company, if the Effective Time shall not have occurred on or prior to October 23, 2004 (as extended pursuant to the following proviso, the "Initial Termination Date"); provided that if the Company does not file a Notification and Report Form, including required exhibits and schedules, relating to the Merger and the transactions contemplated by this Agreement, as required by the HSR Act within thirty (30) calendar days after the date of this Agreement, or within such longer period as may have been agreed to pursuant to Section 5.04(a), the Initial Termination Date shall be extended by the number of calendar days in excess of thirty (30) (or, if applicable, the number of days in such longer period) that elapse after the date of this Agreement prior to the date on which the Company makes such filing; provided, further, that if all of the conditions set forth in Article VI have been satisfied other than (x) the conditions (the "HSR Conditions") set forth in Section 6.01(b) (to the extent that the order, judgment, decree, injunction or ruling relates to a violation or alleged violation of antitrust, trade regulation or competition laws) or Section 6.01(c), (y) the last sentence of Section 6.02(b) and (z) the last sentence of Section 6.03(b), as of the Initial Termination Date, the Initial Termination Date shall be automatically extended to January 23, 2005 (except that such date shall be deemed to have been extended by the same number of days, if any, as the Initial Termination Date shall have been extended pursuant to the first proviso set forth above) (the "Final Termination Date") and Parent, Merger Sub or the Company shall be entitled to terminate this Agreement under this Section 7.01(b) only if the Effective Time shall not have occurred on or prior to the Final Termination Date; provided, further that the right to terminate this Agreement pursuant to this Section 7.01(b) shall not be available to any party whose breach of the covenants set forth in Sections 5.03(a), 5.04, 5.08 or 5.09 has been the cause of, or resulted in, the failure of the Merger to be consummated by the Initial Termination Date or the Final Termination Date, as applicable;

          (c) by Parent or the Company if any court or other Governmental Entity shall have issued, enacted, entered, promulgated or enforced any law, order, judgment, decree, injunction or ruling or taken any other action (that has not been vacated, withdrawn or overturned) restraining, enjoining or otherwise prohibiting the Merger and such law, order, judgment, decree, injunction, ruling or other action shall have become final and nonappealable; provided that the party seeking to terminate pursuant to this Section 7.01(c) shall have used its reasonable best efforts to challenge such law, order, judgment, decree, injunction or ruling;

          (d) by the Company, (i) if there shall have occurred, on the part of Parent or Merger Sub, a breach of any representation, warranty, covenant or agreement contained in this Agreement that (x) would result in a failure of a condition set forth in Section 6.03(a) or Section 6.03(b) and (y) which is not curable or, if curable, is not cured within thirty (30) calendar days after written notice of such breach is given by the Company to Parent, or (ii) if a third party, including any group, shall have made a Superior Acquisition Proposal and the Board has taken any of the actions referred to in clauses (i), (ii) or (iii) of Section 5.07(c) (but only after compliance by the Board and the Company with the requirements of clauses (A), (B) and
     (C) thereof);

          (e) by Parent, if there shall have occurred, on the part of the Company, a breach of any representation, warranty, covenant or agreement contained in this Agreement that (x) would result in a failure of a condition set forth in Section 6.02(a) or Section 6.02(b) and (y) which is not curable or, if curable, is not cured within thirty (30) calendar days after written notice of such breach is given by Parent to the Company;

          (f) by Parent or the Company, if a Special Meeting has been duly held and the requisite stockholder approval referred to in Section 6.01(a) shall not have been obtained by reason of the failure to obtain the requisite vote at such Special Meeting or at any adjournment or postponement thereof; or

          (g) by Parent, if any of the following shall have occurred: (i) the Board (or any committee thereof) shall have failed to recommend that the Company's stockholders vote to adopt this Agreement and approve the Merger, or shall have withdrawn or modified its recommendation in a manner adverse to Parent; (ii) the Company shall have failed to include in the Proxy Statement the Company Board Recommendation or a statement to the effect that the Board has determined and believes that the Merger is in the best interests of the Company's stockholders; (iii) the Company shall have entered into any Acquisition Agreement relating to any Acquisition Proposal or there shall have been consummated a transaction with respect to an Acquisition Proposal; (iv) a tender or exchange offer relating to Shares shall have been commenced and the Company shall not have published or sent to its stockholders, within fifteen business days after the commencement of such tender or exchange offer, a statement disclosing that the Board recommends rejection of such tender or exchange offer; or (v) the Board shall have recommended acceptance of a third party tender or exchange offer relating to Shares; provided that any termination pursuant to clause (i) or (ii) above shall have occurred prior to the Special Meeting.

     SECTION 7.02. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, other than pursuant to the provisions of this Section 7.02, Section 7.03, Article VIII (excluding Section 8.01 and
Section 8.11) and the confidentiality obligations set forth in Section 5.02, which shall survive any such termination. Nothing contained in this Section 7.02 shall relieve any party from liability for any breach of this Agreement.

     SECTION 7.03.  Fees and Expenses.

     (a) Whether or not the Merger is consummated, except as otherwise provided herein, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

     (b) In the event (x) the Company shall have terminated this Agreement pursuant to Section 7.01(d)(ii), (y) Parent shall have terminated this Agreement pursuant to clauses (i), (ii), (iii) or (v) of Section 7.01(g) or (z) Parent or the Company shall have terminated this Agreement pursuant to Section 7.01(f) or
Section 7.01(g)(iv) and, after the date of this Agreement but prior to the date of the Special Meeting, any person (other than Parent, Merger Sub or their respective affiliates) has made to the Company an Acquisition Proposal or shall have publicly announced an intention (whether or not conditional) to make a proposal or offer relating to an Acquisition Proposal and, within twelve (12) months following such termination, the Company or any of its Subsidiaries, directly or indirectly, (i) enters into a definitive agreement for an Acquisition Proposal with any person who has made an Acquisition Proposal or any affiliate of such person between the date of this Agreement and the date of such termination or (ii) consummates a transaction with respect to an Acquisition Proposal with any person (provided that, for purposes of this Section 7.03(b)(z), all references to 15% in the definition of Acquisition Proposal shall be deemed to be 50%), then the Company shall promptly (and, in any event, within three business days after the later of such termination by Parent, the execution of a definitive agreement for an Acquisition Proposal or the consummation of such Acquisition Proposal, as applicable, or in the case of such termination by the Company, immediately upon such termination) pay to Parent a termination fee of $12 million (the "Parent Termination Fee"). The Parent Termination Fee shall be payable by wire transfer of immediately available funds.

     (c) In the event this Agreement is terminated pursuant to Section 7.01(b) or Section 7.01(c) as a result of the failure to satisfy the HSR Conditions and provided that the condition set forth in Section 6.01(a) and all conditions to the obligation of Parent and Merger Sub set forth in Section 6.02 had been satisfied on the date this Agreement is terminated (other than the condition set forth in the last sentence of Section 6.02(b)), Merger Sub shall promptly (and, in any event, within three business days after such termination) pay to the Company the sum of $30 million (the "Termination and Expense Reimbursement Fee"), which shall include, up to the full amount thereof, reimbursement to the Company of all Merger Fees. The Company shall deliver to Parent and Merger Sub a statement, in reasonable detail, of all Merger Fees as promptly as practicable following such termination of this Agreement. The Termination and Expense Reimbursement Fee shall be payable by wire transfer of immediately available funds. The Termination and Expense Reimbursement Fee shall be unconditionally guaranteed by Luxottica U.S. Holdings pursuant to that certain Guarantee, in the form attached hereto as Exhibit C, executed and delivered by it concurrently herewith.

     (d) The parties hereto agree that the provisions contained in this Section
7.03 are an integral part of the transactions contemplated by this Agreement, that the damages resulting from the termination of this Agreement as set forth in Sections 7.03(b) and (c) of this Agreement are uncertain and incapable of accurate calculation and that the amounts payable pursuant to Sections 7.03(b) and (c) hereof are reasonable forecasts of the actual damages which may be incurred by the parties under such circumstances. The amounts payable pursuant to Sections 7.03(b) and (c) hereof constitute liquidated damages and not a penalty and shall be the sole monetary remedy in the event of termination of this Agreement on the bases specified in such Sections. If either party fails to pay to the other party any amounts due under Sections 7.03(b) and (c), as applicable, in accordance with the terms hereof, the breaching party shall pay the costs and expenses (including legal fees and expenses) of the other party in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment.

     (e) Any amounts not paid when due pursuant to this Section 7.03 shall bear interest from the date such payment is due until the date paid at a rate equal to the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

     SECTION 7.04. Amendment. This Agreement may be amended by the Company, Parent and Merger Sub at any time before or after any approval of this Agreement by the stockholders of the Company but, after any such approval, no amendment shall be made which decreases the Merger Price or which adversely affects the rights of the Company's stockholders hereunder without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

     SECTION 7.05. Extension; Waiver. Subject to the express limitations herein, at any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other party or in any document, certificate or writing delivered pursuant hereto by any other party or (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     SECTION 8.01. Non-Survival of Representations and Warranties. The representations and warranties made in this Agreement shall not survive beyond the Effective Time. Notwithstanding the foregoing, the agreements set forth in
Section 1.09, Section 1.10, Section 2.01, Section 5.03(c), Section 5.06, Section
5.13 and Article VIII shall survive the Effective Time for the applicable statute of limitations (except to the extent a shorter period of time is explicitly specified therein).

     SECTION 8.02.  Entire Agreement; Assignment.

     (a) This Agreement (including the documents and the instruments referred to herein) together with the Confidentiality Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

     (b) Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party (except as set forth in the last sentence of Section 1.01). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     SECTION 8.03. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

     SECTION 8.04. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or facsimile to the respective parties as follows:

     If to Parent or Merger Sub:

     Luxottica Group S.p.A.
     Via C. Cantu 2
     20123 Milan, Italy
     Facsimile: 011-39-02-8699-6550
     Attention: Enrico Cavatorta,
                Chief Financial Officer

     with a copy to:

     Winston & Strawn LLP
     200 Park Avenue
     New York, New York 10166
     Facsimile: (212) 294-4700
     Attention: Jonathan Goldstein

     If to the Company:

     Cole National Corporation
     1925 Enterprise Parkway
     Twinsburg, Ohio 44087
     Facsimile: (330) 486-3378
     Attention: Larry Pollock,
                President and Chief Executive Officer

     with a copy to:

     Wachtell, Lipton, Rosen & Katz
     51 West 52nd Street
     New York, New York 10019
     Facsimile: (212) 403-2000
     Attention: Eric S. Robinson

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

     SECTION 8.05.  Governing Law; Jurisdiction.

     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     (b) In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or any federal court within the District of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the Court of Chancery of the State of Delaware or any federal court within the District of Delaware, (iv) consents to service of process by first class certified mail, return receipt requested, postage prepaid, or by overnight courier, to the address at which such party is to receive notice and (v) waives any objection to the laying of venue with respect to such dispute in the Court of Chancery of the State of Delaware or any federal court within the District of Delaware and waives and agrees not to plead or claim in any such court that any such dispute brought in any such court has been brought in an inconvenient forum.

     SECTION 8.06. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR DISPUTE THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.06.

     SECTION 8.07. Descriptive Headings, etc. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. All references herein to "Articles," "Sections" and "Paragraphs" shall refer to corresponding provisions of this Agreement unless otherwise expressly noted.

     SECTION 8.08. Counterparts; Execution and Delivery by Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile, with such delivery to be as effective as delivery of an originally executed counterpart hereof, followed promptly by delivery of an originally executed counterpart.

     SECTION 8.09. Parties in Interest; No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except as set forth in Sections 5.06(a), (b) and (c) nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 8.10. Certain Definitions. Certain terms used in this Agreement are defined as follows:

          (a) the term "affiliate," as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise, and a person shall be deemed to control another person if the controlling person owns 25% or more of any class of voting securities (or other ownership interest) of the controlled person; provided that none of HAL and Pearle Europe B.V., and their respective affiliates, shall be deemed to be affiliates of the Company or its Subsidiaries;

          (b) the term "business day" shall mean each day other than a Saturday, Sunday or a day on which commercial banks and national stock exchanges located in New York, New York, or Milan, Italy are closed or authorized by law to close;

          (c) the term "ordinary course of business," as applicable to the Company and its Subsidiaries, shall mean the ordinary course of business of the Company and its Subsidiaries as heretofore conducted;

          (d) the term "person" shall include individuals, corporations, partnerships, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act); and

          (e) the term "SEC Investigation Matters" shall mean the SEC investigation referred to in footnote 7 of the Notes to Condensed Consolidated Financial Statements of the Company contained in the Company's quarterly report on Form 10-Q for its fiscal quarter ended November 1, 2003 (the "SEC Investigation"), or any litigation or other investigation arising out of the Company's restatement in May, 2003, of certain of the Company's financial statements, or events or occurrences relating to any of the Company's rights under any indemnity agreement under which any current or former director, officer or employee of the Company or any of its Subsidiaries could or would be indemnified in respect of the SEC Investigation or any such other litigation or investigation, or disputes, occurrences or events relating to any rights of the Company in respect of any insurance policy that could provide insurance coverage to the Company in respect of the SEC Investigation, any such other litigation or investigation, or any obligation under any such indemnity agreement.

     SECTION 8.11. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity, except as otherwise provided in Section 7.03(d).

                            [signature page follows]

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.

                                          LUXOTTICA GROUP S.P.A.

                                          By:     /s/ ENRICO CAVATORTA
                                            ------------------------------------
                                            Name:    Enrico Cavatorta
                                            Title:   Chief Financial Officer

                                          COLORADO ACQUISITION CORP.

                                          By:       /s/ VITO GIANNOLA
                                            ------------------------------------
                                            Name:    Vito Giannola
                                            Title:   Chief Financial Officer
                                                     and Treasurer

                                          COLE NATIONAL CORPORATION

                                          By:       /s/ LARRY POLLOCK
                                            ------------------------------------
                                            Name:    Larry Pollock
                                            Title:   President and Chief
                                                     Executive Officer

                                                                       EXHIBIT A

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           COLE NATIONAL CORPORATION

     Cole National Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The original Certificate of Incorporation was filed with the Secretary of State on May 31, 1984 under the name "CNC Holding Corporation", a Restated Certificate of Incorporation was filed on October 13, 1992, a Certificate of Correction was filed on February 25, 1994, a Certificate of Amendment was filed on March 2, 1994, a Restated Certificate of Incorporation was filed on April 18, 1994 and a Certificate of Amendment of the Restated Certificate of Incorporation was filed on June 12, 1997.

     2. This Amended and Restated Certificate of Incorporation amends and restates the corporation's Restated Certificate of Incorporation, to read in its entirety as follows:

          FIRST.  The name of the corporation is Cole National Corporation

          SECOND. The address of the corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GCL").

          FOURTH. The total number of shares of stock which the corporation shall have authority to issue is 3,000. All such shares are to be Common Stock, par value of $.001 per share, and are to be of one class.

          FIFTH. Subject to the rights of the holders of any series of Preferred Stock:

             (a) any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing of such stockholders; and

             (b) special meetings of stockholders of the corporation may be called only by (i) the Chairman of the Board, (ii) the President of the corporation, (iii) the Secretary of the corporation, (iv) the Secretary of the corporation within 10 calendar days after receipt of the written request of a majority of the total number of Directors that the corporation would have if there were no vacancies (the "Whole Board"), and (v) the Secretary of the corporation within 10 calendar days after receipt of written requests of a majority of the Voting Stock. For purposes of this Amended and Restated Certificate of Incorporation, "Voting Stock" means stock of the Corporation of any class or series entitled to vote generally in the election of Directors.

          Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation.

          At any annual meeting or special meeting of stockholders of the corporation, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the by-laws of the corporation. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of at least 80% of the Voting Stock, voting together as a single class, will be required to amend or repeal, or adopt any provision inconsistent with, this Article FIFTH.

                                   Exhibit A-1

          SIXTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to make, alter and repeal the by-laws of the corporation, subject to the power of the stockholders of the corporation to alter or repeal any by-law whether adopted by them or otherwise.

          SEVENTH. Each person who is or was or had agreed to become a director or officer of the corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the corporation as an employee or agent of the corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the corporation to the full extent permitted by the GCL or any other applicable laws as presently or hereafter in effect. Without limiting the generality of the effect of the foregoing, the corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article. Any repeal or modification of this Article SEVENTH shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

          EIGHTH: To the full extent permitted by the GCL or any other applicable laws presently or hereafter in effect, no director of the corporation shall be personally liable to the corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the corporation. Any repeal or modification of this Article EIGHTH shall not adversely affect any right or protection of a director of the corporation existing immediately prior to such repeal or modification.

          NINTH: SECTION 1. Business Combinations with Interested Stockholders. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the corporation will not engage in any Business Combination with any Interested Stockholder for a period of three years following the date that such stockholder became an Interested Stockholder, unless (a) prior to such date the Board of Directors approved the transaction that resulted in the stockholder becoming an Interested Stockholder, (b) upon consummation of the transaction that resulted in the stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the Voting Stock outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (i) Persons who are Directors and also officers of the corporation and
     (ii) employee stock plans maintained by the corporation or any direct or indirect majority-owned subsidiary of the Corporation in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (c) on or subsequent to such date the Business Combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the Voting Stock which is not Owned by the Interested Stockholder.

          SECTION 2. Exceptions. The restrictions contained in Section 1 of this Article NINTH will not apply if:

             (a) a stockholder becomes an Interested Stockholder inadvertently and (i) as soon as practicable divests sufficient shares so that such stockholder ceases to be an Interested Stockholder and (ii) would not, at any time within the three-year period immediately prior to a Business Combination between the corporation and such stockholder, have been an Interested Stockholder but for the inadvertent acquisition; or

             (b) the Business Combination is proposed prior to the consummation or abandonment and subsequent to the earlier of the public announcement or the notice required under this paragraph (b) of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this paragraph (b); (ii) is with or by a Person who either was not an Interested Stockholder during the previous three years or who became an Interested Stockholder with the approval of the Board of Directors; and (iii) is approved or not opposed by a majority of the
                                   Exhibit A-2
        members of the Board of Directors then in office (but not less than one) who were Directors prior to any Person becoming an Interested Stockholder during the previous three years or were recommended for election or elected to succeed such Directors by a majority of such Directors. The proposed transactions referred to in the preceding sentence of this paragraph (b) are limited to (x) a merger or consolidation of the corporation (except for a merger in respect of which, pursuant to Section 251(f) of the GCL, no vote of the stockholders of the corporation is or would have been required), (y) a sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the corporation or of any direct or indirect majority-owned subsidiary of the corporation (other than to any direct or indirect wholly owned subsidiary of the corporation or to the corporation) having an aggregate market value equal to 50% or more of either the aggregate market value of all of the assets of the corporation determined on a consolidated basis of the aggregate market value of all the outstanding stock of the corporation, or (z) a proposed tender or exchange offer for 50% or more of the outstanding Voting Stock. The corporation will give at least 20 calendar days notice to all Interested Stockholders prior to the consummation of any of the transactions described in clauses (x) or (y) of the second sentence or this paragraph (b).

          SECTION 3.  Certain Definitions.  For purposes of this Article NINTH:

             (a) "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled By, or is Under Common Control With (each as hereinafter defined) another Person.

             (b) "Associate," when used to indicate a relationship with any Person, means (i) any corporation or organization of which such Person is a Director, officer, or partner or is, directly or indirectly, the Owner of 20% or more of any class of Voting Stock, (ii) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person.

             (c) "Business Combination" means:

                (i) any merger or consolidation of the corporation or any direct or indirect majority-owned subsidiary of the corporation with (A) the Interested Stockholder or (B) with any other corporation if the merger or consolidation is caused by the Interested Stockholder and as a result of such merger or consolidation Section 1 of this Article NINTH is not applicable to the surviving corporation;

                (ii) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the corporation, to or with the Interested Stockholder, whether as part of a dissolution or otherwise, of assets of the corporation or of any direct or indirect majority-owned subsidiary of the corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation;

                (iii) any transaction which results in the issuance or transfer by the corporation or by any direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or of such subsidiary to the Interested Stockholder, except (A) pursuant to the exercise, exchange, or conversion of securities exercisable for, exchangeable for, or convertible into stock of the corporation or any such subsidiary which securities were outstanding prior to the time that the Interested Stockholder became such, (B) pursuant to a dividend or distribution paid or made, or the exercise, exchange, or conversion of securities exercisable for, exchangeable for, or convertible into stock of the corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the corporation subsequent to the time the Interested Stockholder became such, (C) pursuant to an exchange offer by the corporation to

                                   Exhibit A-3
           purchase stock made on the same terms to all holders of such stock, or (D) any issuance or transfer of stock by the corporation; provided, however, that in no case under subclauses (B), (C), or (D) of this clause (iii) will there be an increase in the Interested Stockholder's proportionate share of the stock of any class or series of the corporation or of the Voting Stock;

                (iv) any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation or of any subsidiary which is owned by the Interested Stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the Interested Stockholder; or

                (v) any receipt by the Interested Stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in clauses (i) - (iv) of this paragraph (c)) provided by or through the corporation or any direct or indirect majority-owned subsidiary of the corporation.

             (d) "Control," including the terms "Controlling," "Controlled by," and "Under Common Control With," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract, or otherwise. A Person who is the Owner of 20% or more of a corporation's outstanding stock entitled to vote generally in the election of directors will be presumed to have Control of such corporation, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the forgoing, a presumption of Control will not apply where such Person holds voting stock, in good faith and not for the purpose of circumventing this Article NINTH, as an agent, bank, broker, nominee, custodian, or trustee for one or more Owners who do not individually or as a group have Control of such corporation.

             (e) "Interested Stockholder" means any Person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) that (i) is the Owner of 15% or more of the Voting Stock or
        (ii) is an Affiliate or Associate of the corporation and was the Owner of 15% or more of the outstanding Voting Stock at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Stockholder, and the Affiliates and Associates of such Person; provided, however, that the term Interested Stockholder will not include any Person whose Ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the corporation unless and until such Person thereafter acquires additional shares of Voting Stock, except as a result of further corporate action not caused, directly or indirectly, by such Person. For the purpose of determining whether a Person is an Interested Stockholder, the Voting Stock deemed to be outstanding will include stock deemed to be Owned by such Person through application of paragraph (f) of this Section 3 but will not include any other unissued stock of the corporation that may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants, options, or other rights.

             (f) "Owner" including the terms "Own," "Owned," and "Ownership" when used with respect to any stock means a Person that individually or with or through any of its Affiliates or Associates:

                (i) beneficially owns such stock, directly or indirectly; or

                (ii) has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, or understanding, or upon the exercise of conversion rights, exchange rights, warrants, options, or other rights; provided, however, that a Person will not be deemed the Owner of stock tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such

                                   Exhibit A-4
           tendered stock is accepted for purchase or exchange or (B) the right to vote such stock pursuant to any agreement, arrangement, or understanding; provided, however, that a Person will not be deemed to be the Owner of any stock because of such Person's right to vote such stock if the agreement, arrangement, or understanding to vote such stock arises solely from a revocable proxy given in response to a proxy solicitation made to 10 or more persons; or

                (iii) has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy as described in subclause (B) of clause (ii) of this paragraph (f)), or disposing of such stock with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly such stock; provided, however, that a Person may not be deemed to Own any stock solely as a result of such Person being a party to a stockholders agreement to which the corporation is a party.

             (g) "Person" means any individual, corporation, partnership, unincorporated association, or other entity.

          SECTION 4. Powers of the Board of Directors. For purposes of this Article NINTH, a majority of the Whole Board will have the power to make all determinations pursuant to this Article NINTH, including with respect to (a) whether a Person is an Interested Stockholder, (b) the number of shares of Voting Stock owned by a Person, (c) whether a Person is an Affiliate or Associate of another Person, and (d) the aggregate fair market value of assets and stock of the corporation.

          SECTION 5. Interpretations. Each of the provisions of this Article NINTH that is also a part of Section 203 of the GCL will be interpreted in a manner consistent with the judicial interpretations that have been, or may in the future be, rendered with respect to such provisions of Section 203 of the GCL.

          SECTION 6. Amendment, Repeal, Etc. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of at least 80% of the Voting Stock voting together as a single class, is required to amend or repeal, or adopt any provision inconsistent with, this Article NINTH.

          TENTH: The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or ay other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

                                   Exhibit A-5

                                                                       EXHIBIT B

                                    BY-LAWS
                                       OF
                           COLE NATIONAL CORPORATION

                                   ARTICLE I

                            MEETINGS OF STOCKHOLDERS

     SECTION 1.1. Annual Meetings. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

     SECTION 1.2. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     SECTION 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these by-laws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the corporation.

     SECTION 1.4. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     SECTION 1.5. Quorum. Except as otherwise provided by law, the certificate of incorporation or these by-laws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.4 of these by-laws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation or any subsidiary of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

     SECTION 1.6. Organization. Meetings of stockholders shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a chairperson designated by the Board of Directors, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

SECTION 1.7. Voting; Proxies. Except as otherwise provided by or pursuant to the provisions of the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to

                                   Exhibit B-1
one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect. All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the certificate of incorporation, these by-laws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon.

     SECTION 1.8. Fixing Date for Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty
(60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 1.9. List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting
(i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or
(ii) during ordinary business hours at the principal place of business of the corporation. The list of stockholders must also be open to examination at the meeting as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

                                   Exhibit B-2

     SECTION 1.10. Action By Written Consent of Stockholders. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.

     SECTION 1.11. Inspectors of Election. The corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

SECTION 1.12. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the

                                   Exhibit B-3
meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                                   ARTICLE II

                               BOARD OF DIRECTORS

     SECTION 2.1. Number; Qualifications. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

     SECTION 2.2. Election; Resignation; Vacancies. The Board of Directors shall initially consist of the persons named as directors in the certificate of incorporation or elected by the incorporator of the corporation, and each director so elected shall hold office until the first annual meeting of stockholders or until his or her successor is duly elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors each of whom shall hold office for a term of one year or until his or her successor is duly elected and qualified, subject to such director's earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to the corporation. Unless otherwise provided by law or the certificate of incorporation, any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified.

     SECTION 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine.

     SECTION 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the President, any Vice President, the Secretary, or by any member of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting.

     SECTION 2.5. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

     SECTION 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors the directors entitled to cast a majority of the votes of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation, these by-laws or applicable law otherwise provides, a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 2.7. Organization. Meetings of the Board of Directors shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in his or her absence by the President, or in their absence by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

     SECTION 2.8. Action by Unanimous Consent of Directors. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission

                                   Exhibit B-4
and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the board or committee in accordance with applicable law.

                                  ARTICLE III

                                   COMMITTEES

     SECTION 3.1. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

     SECTION 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these by-laws.

                                   ARTICLE IV

                                    OFFICERS

     SECTION 4.1. Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall elect a President and Secretary, and it may, if it so determines, choose a Chairperson of the Board and a Vice Chairperson of the Board from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

     SECTION 4.2. Powers and Duties of Executive Officers. The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

     SECTION 4.3. Appointing Attorneys and Agents; Voting Securities of Other Entities. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairperson of the Board, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the corporation, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name

                                   Exhibit B-5
and on behalf of the corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 4.3 which may be delegated to an attorney or agent may also be exercised directly by the Chairperson of the Board, the President or the Vice President.

                                   ARTICLE V

                                     STOCK

     SECTION 5.1. Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the corporation by the Chairperson or Vice Chairperson of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation certifying the number of shares owned by such holder in the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

     SECTION 5.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                   ARTICLE VI

                                INDEMNIFICATION

     SECTION 6.1. Indemnification. The corporation shall indemnify any person entitled to indemnification as provided in the certificate of incorporation, as further amended (the "Indemnitee").

     SECTION 6.2. Expenses Payable in Advance. Expenses (including, without limitation, attorneys' and others' fees and expenses) incurred by an Indemnitee in defending any actual or threatened civil, criminal, administrative or investigative action, suit, proceeding or claim shall be payable by the corporation in advance of the final disposition thereof, as authorized by the Board of Directors pursuant to this Section 6.2. For purposes of determining whether to authorize advancement of expenses, unless otherwise provided in a written agreement for indemnification between the Indemnitee and the corporation, the Indemnitee shall submit to the Board of Directors a sworn statement of request for advancement of expenses averring that (i) the Indemnitee has reasonably incurred or will reasonably incur actual expenses in defending an actual civil, criminal, administrative or investigative action, suit, proceeding or claim and (ii) the Indemnitee undertakes to repay such amount if it ultimately shall be determined that the Indemnitee is not entitled to be indemnified by the corporation under any of the certificate of incorporation, these by-laws of any written agreement for indemnification. Upon receipt of such a sworn statement, the Board of Directors shall within 10 calendar days authorize immediate payment of the expenses stated in the sworn statement, whereupon such payments shall immediately be made by the corporation. No security shall be required in connection with any sworn statement and any sworn statement shall be accepted without reference to the Indemnitee's ability to make repayment.

                                  ARTICLE VII

                                 MISCELLANEOUS

     SECTION 7.1. Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

                                   Exhibit B-6

     SECTION 7.2. Seal. The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

     SECTION 7.3. Manner of Notice. Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice to directors may be given by telecopier, telephone or other means of electronic transmission.

     SECTION 7.4. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

     SECTION 7.5. Form of Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

     SECTION 7.6. Amendment of By-Laws. These by-laws may be altered, amended or repealed, and new by-laws made, by the Board of Directors, but the stockholders may make additional by-laws and may alter and repeal any by-laws whether adopted by them or otherwise.

                                   Exhibit B-7

                                                                       EXHIBIT C

                                   GUARANTEE

     This Guarantee is made as of the 23 day of January, 2004 by LUXOTTICA U.S. HOLDINGS CORP., a Delaware corporation (the "Guarantor"), in favor and for the benefit of COLE NATIONAL CORPORATION, a Delaware corporation (the "Cole").

                                   WITNESSETH

     WHEREAS, the Guarantor beneficially owns all of the issued and outstanding stock of Colorado Acquisition Corp., a Delaware corporation (the "Payor"); and

     WHEREAS, the Payor has entered into that certain Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the "Merger Agreement"), with Cole and Luxottica Group S.p.A. ("Parent"), pursuant to which Parent has agreed to acquire all of the outstanding shares of capital stock of Colorado through the merger (the "Merger") of the Payor with and into Colorado; and

     WHEREAS, pursuant to Section 7.03(c) of the Merger Agreement, if the Merger Agreement is terminated under certain circumstances, Payor has agreed to pay to Cole the Termination and Expense Reimbursement Fee, which shall include, up to the full amount thereof, reimbursement to Cole of all Merger Fees; and

     WHEREAS, as an inducement to Cole to enter into the Merger Agreement, Guarantor has agreed to guarantee Payor's obligation to pay the Termination and Expense Reimbursement Fee;

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

          1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Merger Agreement and used herein shall have the meanings given to them in the Merger Agreement.

          (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section and paragraph references are to this Guarantee unless otherwise specified.

          (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          2. Guarantee. Subject to the provisions hereof, the Guarantor hereby unconditionally guarantees to Cole the due and punctual payment of the Termination and Expense Reimbursement Fee by Payor when the same shall become due and payable. Guarantor's liability hereunder shall be and is specifically limited to payment of the Termination and Expense Reimbursement Fee expressly required to be made in accordance with the terms of the Merger Agreement and except to the extent specifically provided herein or in the Merger Agreement, in no event shall Guarantor be subject hereunder to consequential, exemplary, equitable, loss of profits, punitive, tort, or any other damages, costs, or attorney's fees. The Guarantor and Cole agree that this Guarantee constitutes a guarantee of payment and not of collection. The Guarantor agrees to pay, on demand, and to save Cole harmless against liability for, any and all costs and expenses (including fees and disbursements of counsel) incurred or expended by or on behalf of Cole in connection with the enforcement of or preservation of any rights under this Guarantee.

          3. Guarantee Absolute and Unconditional. (a) The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrevocable, and absolute, irrespective of (i) the validity or enforceability of the Merger Agreement, (ii) any amendment to or modification of any of the terms or provisions of the Merger Agreement, (iii) the absence of any action to enforce the Merger Agreement against the

                                   Exhibit C-1

     Payor, (iv) any waiver or consent by Cole with respect to any provisions of the Merger Agreement, or (v) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent either vary the risk of the Guarantor as an obligor in respect of the obligations provided for in this Guarantee or otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all of its obligations under this Guarantee). The Guarantor hereby waives demand of and protest of the Termination and Expense Reimbursement Fee and also waives notice of protest for nonpayment, any right to require a proceeding first against the Payor, and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligation to pay the Termination and Expense Reimbursement Fee in accordance with the Merger Agreement.

          4. Termination. This Guarantee shall remain in full force and effect until the earliest to occur of: (i) the indefeasible payment in full of the entire Termination and Expense Reimbursement Fee, (ii) termination of the Merger Agreement in accordance with its terms without any obligation on the part of Payor to pay the Termination and Expense Reimbursement Fee, or
     (iii) consummation of the Merger. Thereafter, Cole shall take such action and execute such documents as the Guarantor may request in order to evidence the termination of this Guarantee.

          5. Representations and Warranties. Guarantor represents and warrants to, and agrees with, Cole that:

             (a) Guarantor is duly organized and validly existing as a corporation under the laws of the State of Delaware;

             (b) Guarantor has duly taken all necessary corporate action to authorize, and has all necessary corporate power and authority to execute and deliver, this Guarantee and to perform the obligations of Guarantor pursuant to this Guarantee. This Guarantee has been duly executed and delivered by Guarantor and is the valid, binding and enforceable obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as such enforcement may be limited by
        (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally or (ii) general principles of equity, whether considered in a proceeding in equity or at law;

             (c) The execution and delivery of this Guarantee by Guarantor, and its performance of its obligations under this Guarantee, do not and will not (i) violate or conflict with any provision of the charter documents or bylaws of Guarantor, (ii) conflict with any law, rule or regulation, order, writ, injunction, decree, award, or any agreement, instrument, indenture, deed or any other restriction, to which Guarantor is subject or a party; and

             (d) Each of LensCrafters Inc. and Avant-Garde Optics LLC are, and at all times during the term of this Guarantee will be, indirectly wholly owned subsidiaries of Guarantor.

          6. Subrogation. The Guarantor shall be subrogated to all rights of Cole against the Payor in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that so long as any of the Termination and Expense Reimbursement Fee shall remain unsatisfied, all rights of the Guarantor against the Payor based upon such right of subrogation shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of the Termination and Expense Reimbursement Fee to Cole.

          7. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Termination and Expense Reimbursement Fee is rescinded or must otherwise be restored or returned by Cole upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Payor or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Payor or any substantial part of its property, or otherwise, all as though such payments had not been made.

                                   Exhibit C-2

          8. Payments. The Guarantor hereby agrees that if it is required hereunder to pay the Termination and Expense Reimbursement Fee, it will be paid to Cole, by wire transfer of immediately available funds, to the wire transfer address specified in a notice given by Cole to it.

          9. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or facsimile to the respective parties as follows:

        If to Guarantor:

        Luxottica U.S. Holdings Corp.
        c/o Luxottica Group S.p.A.
        Via C. Cantu, 2
        20123 Milan
        Italy
        Facsimile: 011-39-02-8699-6550
        Attention: Enrico Cavatorta,
                   Vice President

        with a copy to:

        Winston & Strawn LLP
        200 Park Avenue
        New York, New York 10166
        Facsimile:(212) 294-4700
        Attention: Jonathan Goldstein

        If to Cole:

        Cole National Corporation
        1925 Enterprise Parkway
        Twinsburg, Ohio 44087
        Facsimile: (330) 486-3378
        Attention: Larry Pollock,
                   President and Chief
                   Executive Officer

        with a copy to:

        Wachtell, Lipton, Rosen & Katz
        51 West 52nd Street
        New York, New York 10019
        Facsimile: (212) 403-2000
        Attention: Eric S. Robinson

     or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

          10. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          11. Integration. This Guarantee represents the entire agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations, written or oral, by Cole relative to the subject matter hereof not reflected herein.

                                   Exhibit C-3

          12. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and Cole; provided that any provision of this Guarantee may be waived by Cole in a letter or agreement executed by Cole and delivered to Guarantor pursuant hereto.

          (b) Cole shall not by any act (except by a written instrument pursuant to paragraph 12(a) hereof), be deemed to have agreed to any delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Cole, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Cole of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Cole would otherwise have on any future occasion.

          (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          13. Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          14. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of Cole and its successors and assigns; provided that the Guarantor may not assign or delegate any of its rights or obligations hereunder without the express prior written consent of Cole, which Cole may grant or withhold in its sole and absolute discretion.

          15. Governing Law. This Guarantee shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                                   Exhibit C-4

     IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be executed on its behalf by its officer thereunto duly authorized, all as of the day and year first above written.

                                          LUXOTTICA U.S. HOLDINGS CORP.

                                          By:     /s/ ENRICO CAVATORTA
                                            ------------------------------------
                                            Name: Enrico Cavatorta
                                            Title: Vice President

                                   Exhibit C-5

                                                                      APPENDIX B
                       [Lehman Brothers Letterhead Logo]

                                                                January 23, 2004

Board of Directors and Special Committee of the Board of Directors Cole National Corporation
1925 Enterprise Parkway
Twinsburg, Ohio 44087

Members of the Board of Directors and the Special Committee of the Board:

     We understand that Cole National Corporation ("Cole" or the "Company") proposes to enter into an agreement with Luxottica Group S.p.A. ("Luxottica") pursuant to which an indirect wholly-owned subsidiary of Luxottica ("Merger Sub") will be merged with and into the Company (the "Proposed Transaction"). We further understand that, upon the effectiveness of such merger, each issued and outstanding share of common stock of Cole will be converted into the right to receive $22.50 per share in cash. The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger, dated as of January 23, 2004 (the "Agreement"), among the Company, Luxottica and Merger Sub.

     We have been requested by the Board of Directors and the Special Committee of the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's stockholders of the consideration to be offered to such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction or any other transaction.

     In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction, including (i) the letter, dated January 23, 2004, from the Company to HAL International N.V. ("HAL") waiving certain provisions of the Standstill Agreement, dated as of November 22, 1999, by and between the Company and HAL, (ii) the Voting Agreement, dated January 23, 2004, by and between Merger Sub and Larry Pollock and (iii) Amendment No. 1 to Rights Agreement, dated as of January 23, 2004, between the Company and National City Bank; (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 2003 and Quarterly Reports on Form 10-Q for the quarters ended May 3, 2003, August 2, 2003, and November 1, 2003; (3) published estimates of third party research analysts with respect to the future financial performance of the Company; (4) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by the management of the Company (the "Company Projections");
(5) the trading history of the Company's common stock from January 15, 1999 to January 16, 2004 and a comparison of that trading history with certain market indices, including the S&P 500 index and the S&P Specialty Stores Index; (6) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant; (7) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant; (8) the results of our efforts to solicit indications of interest and definitive proposals from third parties with respect to an acquisition of the Company, including the terms and conditions of a proposal by a third party to acquire the Company and the ability of such third party to finance such acquisition; and (9) strategic alternatives available to the Company, including, without limitation, divesting certain businesses and undertaking a restructuring of the Company. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

     In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information that was provided by the Company inaccurate or misleading. With respect to the Company Projections, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and, with the Company's consent, we have relied upon such projections in performing our analysis. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

     Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be offered to the Company's stockholders in the Proposed Transaction is fair to such stockholders.

     We have acted as financial advisor to the Board of Directors and the Special Committee of the Board of Directors in connection with the Proposed Transaction and will receive a fee for our services, a portion of which is payable upon delivery of this opinion. We will receive an additional fee whether or not the Proposed Transaction is consummated, however such additional fee shall be larger in the event the Proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have performed various investment banking services for the Company in the past and have received customary fees for such services. In the ordinary course of our business, we may actively trade in the securities of the Company and Luxottica for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors and the Special Committee of the Board of Directors of the Company and is rendered to the Board of Directors and the Special Committee of the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

                                          Very truly yours,

                                          LEHMAN BROTHERS

                                                                      APPENDIX C

     SECTION 262 APPRAISAL RIGHTS. -- (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, then each constituent corporation, either before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair market value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                       [FORM OF COLE NATIONAL PROXY CARD]

                           COLE NATIONAL CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           COLE NATIONAL CORPORATION

   The undersigned hereby appoints Larry Pollock, Larry Hyatt and Leslie Dunn, and each of them, proxies with full power of substitution, and hereby authorizes them to represent the undersigned and to vote all of the shares of Common Stock of COLE NATIONAL CORPORATION (the "Company") held of record by the undersigned
on [       ], 2004 at the Special Meeting of Stockholders of the Company to be
held on [       ], 2004, and any adjournment(s) thereof as follows and in
accordance with their judgment upon any other matter properly presented:

            The Board of Directors recommends a vote FOR Proposal 1.

                                                                   FOR   AGAINST   ABSTAIN
                                                                   ---   -------   -------
 1.  Proposal to approve and adopt the Agreement and Plan of
     Merger, dated as of January 23, 2004, by and among Luxottica
     Group S.p.A., Colorado Acquisition Corp. and Cole National
     Corporation.                                                  [ ]    [ ]       [ ]
 2.  In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment of the meeting, including the approval of any proposal to postpone or adjourn the special meeting to a later date to solicit additional proxies in favor of
     Proposal 1 in the event that there are not sufficient votes
     for approval of Proposal 1 at the special meeting.            [ ]    [ ]       [ ]

   This proxy, when properly executed, will be voted as directed by the undersigned stockholder or, if no direction is indicated, will be voted "FOR" Proposal 1 and 2.

                                                 Date:

                                                 -------------------------, 2004

                                                 -------------------------------
                                                 Signature

                                                 -------------------------------
                                                 Signature (if held jointly)

   IMPORTANT: Please sign as your name appears hereon. If shares are held jointly, all holders must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.